Execution Version

EXHIBIT 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO COREWEAVE, INC. IF PUBLICLY DISCLOSED.

CREDIT AGREEMENT
dated as of March 30, 2026
among
COREWEAVE COMPUTE ACQUISITION CO. VIII, LLC,
as the Borrower,
THE LENDERS PARTY HERETO,
U.S. BANK NATIONAL ASSOCIATION,
as Depositary Bank,
MUFG BANK, LTD.,
as Administrative Agent
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

MORGAN STANLEY ASSET FUNDING, INC. and
MUFG BANK, LTD.,
as Coordinating Lead Arrangers and Joint Bookrunners,
GOLDMAN SACHS BANK USA and
JPMORGAN CHASE BANK, N.A.,
as Coordinating Lead Arrangers,
MORGAN STANLEY ASSET FUNDING, INC. and
MUFG BANK, LTD.,
as Structuring Agents,

and

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Lenders as listed on Schedule 2.01 as Lenders

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TABLE OF CONTENTS
Page
Section 1.01.    Defined Terms    1
Section 1.02.    Interpretative Provision    45
Section 1.03.    Effectuation of Transfers    46
Section 1.04.    Times of Day    46
Section 1.05.    Timing of Payment or Performance    46
Section 1.06.    Negative Covenant Compliance    46
Section 1.07.    Certifications    46
Section 1.08.    Rounding    46
Section 1.09.    Rates    47
Article II The Credits
Section 2.01.    Commitments    47
Section 2.02.    Loans and Borrowings    48
Section 2.03.    Requests for Borrowings    48
Section 2.04.    Funding of Borrowings    49
Section 2.05.    Conversion and Continuation Elections    49
Section 2.06.    Termination of Commitments    49
Section 2.07.    Evidence of Debt    50
Section 2.08.    Scheduled Payment of Loans    50
Section 2.09.    Prepayment of Loans    51
Section 2.10.    Fees    54
Section 2.11.    Interest    54
Section 2.12.    Illegality of Daily Compounded SOFR    54
Section 2.13.    Increased Costs    55
Section 2.14.    Funding Losses    56
Section 2.15.    Taxes    56
Section 2.16.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    60
Section 2.17.    Mitigation Obligations; Replacement of Lenders    61
Section 2.18.    Inability to Determine Rates    63
Section 2.19.    Defaulting Lenders    63
Section 2.20.    Cash Waterfall    64
Section 2.21.    Benchmark Replacement.    67
Article III Representations and Warranties
Section 3.01.    Organization; Powers    69
Section 3.02.    Authorization; No Conflicts    69
Section 3.03.    Enforceability    69
Section 3.04.    Governmental Approvals    69
Section 3.05.    Title to Properties; Material Project Contracts.    70
Section 3.06.    No Material Adverse Change    70
i
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Section 3.07.    Equity Interests; Subsidiaries    70
Section 3.08.    Litigation; Compliance with Laws; Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions    70
Section 3.09.    Federal Reserve Regulations    71
Section 3.10.    Investment Company Act    72
Section 3.11.    Use of Proceeds    72
Section 3.12.    Taxes    72
Section 3.13.    No Material Misstatements    72
Section 3.14.    Employee Benefit Plans    73
Section 3.15.    Environmental Matters    73
Section 3.16.    Solvency    73
Section 3.17.    Borrower is a Limited Purpose Entity    74
Section 3.18.    Labor Matters    74
Section 3.19.    Insurance    74
Section 3.20.    Status as Senior Debt; Perfection of Security Interests    74
Section 3.21.    Location of Business and Offices    75
Section 3.22.    Intellectual Property    75
Article IV Conditions PRECEDENT
Section 4.01.    Signing Date    75
Section 4.02.    All Credit Events    76
Article V Affirmative Covenants
Section 5.01.    Existence; Businesses and Properties    81
Section 5.02.    Insurance    82
Section 5.03.    Payment of Tax Obligations    82
Section 5.04.    Financial Statements, Reports, Etc.    82
Section 5.05.    Litigation and Other Notices    84
Section 5.06.    Compliance with Laws    85
Section 5.07.    Maintaining Records; Access to Properties and Inspections    85
Section 5.08.    Use of Proceeds    85
Section 5.09.    Compliance with Environmental Laws    85
Section 5.10.    Preservation of Rights; Further Assurances    85
Section 5.11.    Fiscal Year    86
Section 5.12.    Anti-Money Laundering Laws; Anti-Corruption Laws and Sanctions    86
Section 5.13.    Limited Purpose Status of the Borrower    86
Section 5.14.    Separateness    86
Section 5.15.    Collateral Accounts.    87
Section 5.16.    Payment of Obligations    87
Section 5.17.    Compliance with Data Protection Laws    87
Section 5.18.    Rating    88
Section 5.19.    Collateral Access Agreements    88
Section 5.20.    Post-Closing Obligations    88
Section 5.21.    GPU Clusters    88

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Section 5.22.    Serial Numbers; Warranties    88
Section 5.23.    Interest Rate Protection    89
Section 5.24.    Additional Subsidiary Guarantors    89
Section 5.25.    Power Cost Protection    89
Section 5.26.    Warranty Coverage    90
Section 5.27.    [*]    90
Section 5.28.    Material Project Contracts    90
Section 5.29.    DC Funding Conditions    90
Article VI Negative Covenants
Section 6.01.    Indebtedness    91
Section 6.02.    Liens    91
Section 6.03.    Swap Agreements    91
Section 6.04.    Investments, Loans and Advances    91
Section 6.05.    Mergers, Consolidations, Sales of Assets and Acquisitions    91
Section 6.06.    Restricted Payments    92
Section 6.07.    Transactions with Affiliates    93
Section 6.08.    Business of the Borrower; Subsidiaries    93
Section 6.09.    Negative Pledge Agreements.    94
Section 6.10.    Material Project Contracts.    94
Section 6.11.    Use of Proceeds Not in Violation.    95
Section 6.12.    Financial Covenants.    95
Article VII Events of Default
Section 7.01.    Events of Default    96
Section 7.02.    Remedies Upon Event of Default    99
Section 7.03.    Right to Equity Cure    100
Section 7.04.    Application of Funds    101
Article VIII The Agents
Section 8.01.    Appointment and Authority    102
Section 8.02.    Agents in Their Individual Capacities    103
Section 8.03.    Liability of Agents    103
Section 8.04.    Reliance by Agents    104
Section 8.05.    Delegation of Duties    105
Section 8.06.    Successor Agents    105
Section 8.07.    Non-Reliance on the Agents and Other Lenders    106
Section 8.08.    No Other Duties, Etc.    106
Section 8.09.    Administrative Agent May File Proofs of Claim    106
Section 8.10.    Collateral and Guaranty Matters    107
Section 8.11.    [Reserved]    107
Section 8.12.    Indemnification    107
Section 8.13.    Appointment of Supplemental Agents    108

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Section 8.14.    Withholding    108
Section 8.15.    Enforcement    109
Section 8.16.    Collateral Agent    109
Section 8.17.    Coordinating Lead Arrangers    109
Section 8.18.    Depositary Bank.    110
Section 8.19.    Lender Representations    110
Article IX Miscellaneous
Section 9.01.    Notices    111
Section 9.02.    Survival of Representations and Warranties    113
Section 9.03.    Binding Effect    113
Section 9.04.    Successors and Assigns    113
Section 9.05.    Expenses; Indemnity    120
Section 9.06.    Right of Set-off    122
Section 9.07.    Applicable Law    122
Section 9.08.    Waivers; Amendment    122
Section 9.09.    Interest Rate Limitation    126
Section 9.10.    Entire Agreement    126
Section 9.11.    Waiver of Jury Trial    126
Section 9.12.    Severability    126
Section 9.13.    Counterparts    127
Section 9.14.    Headings    127
Section 9.15.    Jurisdiction; Consent to Service of Process    127
Section 9.16.    Confidentiality    128
Section 9.17.    Communications    129
Section 9.18.    Release of Liens and Guarantees    130
Section 9.19.    PATRIOT Act and Similar Legislation    132
Section 9.20.    Judgment    132
Section 9.21.    No Fiduciary Duty    132
Section 9.22.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    132
Section 9.23.    Certain ERISA Matters.    133
Section 9.24.    Acknowledgement Regarding Status of Loans as Non-Securities    134
Section 9.25.    Acknowledgment Regarding Any Supported QFCs    134
Section 9.26.    Erroneous Payments    135
Section 9.27.    Intercreditor Agreement    137

Exhibits and Schedules
Exhibit A-1    Form of Assignment and Acceptance
Exhibit A-2    Form of Affiliated Lender Assignment and Acceptance
Exhibit B    Form of Prepayment Notice
Exhibit C    Form of Borrowing Request
Exhibit D    Form of Compliance Certificate
Exhibit E    Form of Notice of Conversion/Continuation

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Exhibit F    [Reserved]
Exhibit G    Form of Delayed Draw Loan Note
Exhibit H-1    Form of Tax Certificate - (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2    Form of Tax Certificate - (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3    Form of Tax Certificate - (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-4    Form of Tax Certificate - (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I    Form of Administrative Questionnaire
Exhibit J    Form of Collateral Agreement
Exhibit K    Form of Legal Opinion
Exhibit L    Form of Solvency Certificate
Exhibit M    Form of Operating Report
Exhibit N    Form of Construction and Installation Report
Exhibit O    Form of Intercreditor Agreement
Exhibit P    Form of Permitted Intercompany Indebtedness Subordination

Schedule 1.01(a)    Non-Cumulative Compounded Rate Formula
Schedule 1.01(b)    Lender Fee Letters
Schedule 2.01    Commitments
Schedule 2.03    GPU Depreciation Amount Spreadsheet
Schedule 2.08    Amortization Percentage
Schedule 3.04    Governmental Approvals
Schedule 3.05    Material Project Contracts
Schedule 3.07    Borrower and Subsidiaries Information
Schedule 3.08(a)    Litigation
Schedule 3.12    Tax Liabilities
Schedule 3.15    Environmental Matters
Schedule 4.02(l)    Purchase Orders
Schedule 5.02    Insurance Requirements
Schedule 6.02(a)    Liens
Schedule 6.04    Investments
Schedule 9.04(f)    Dutch Auction Procedures

v
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CREDIT AGREEMENT dated as of March 30, 2026 (as amended, amended and restated, supplemented or otherwise modified, this “Agreement”), by and among CoreWeave Compute Acquisition Co. VIII, LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party hereto from time to time, U.S. Bank National Association, as Depositary Bank (in such capacity, the “Depositary Bank”), MUFG Bank, Ltd, as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the “Administrative Agent”), U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII, the “Collateral Agent”), and the lenders listed on Schedule 2.01, as Lenders.
W I T N E S E T H:
WHEREAS, the Borrower is a wholly owned indirect Subsidiary of Parent;
WHEREAS, the Borrower has requested that the Lenders provide Commitments in an aggregate amount not in excess of $8,500,000,000;
WHEREAS, the proceeds of the Loans will be used to fund portions of the Acquisition, fund the Liquidity Account to satisfy the then-effective Liquidity Requirement, fund the Power Reserve Account to satisfy the then-effective Power Reserve Requirement and pay transaction costs and expenses incurred therewith and the other Transactions; and
WHEREAS, the Lenders are willing to extend such Loans to the Borrower on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:
Article I
DEFINITIONS
Section 1.01.Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“Acceptable Account Bank” shall mean a nationally recognized account bank that has at least an BBB rating (or its functional equivalent) by an Acceptable Rating Agency in consultation with (and reasonably acceptable to) the Administrative Agent (it being agreed and understood that JPMorgan Chase Bank, N.A. is deemed to be acceptable to the Administrative Agent), which such rating shall be determined as of the date that the Borrower establishes a securities account or deposit account with such Account Bank.
“Acceptable Issuer” shall mean a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by S&P or Fitch or A3 or higher by Moody’s or a comparable rating reasonably acceptable to the Required Lenders.
“Acceptable Rating Agency” shall mean (a) Moody’s, Fitch, S&P or DBRS or (b) any other credit rating agency that is a nationally recognized statistical rating organization by the SEC and approved by the Required Lenders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Acquisition” shall mean any acquisition by the Borrower or any of its Subsidiaries of Infrastructure.

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“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit I or any other form approved by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Lender” shall mean, at any time, any Lender that is the Parent or any other Affiliate of the Borrower or its Subsidiaries other than (a) the Borrower or any of its Subsidiaries or (b) any natural person.
“Affiliated Lender Assignment and Acceptance” shall have the meaning assigned to such term in Section 9.04(e)(v).
“Affiliated Lender Cap” shall have the meaning assigned to such term in Section 9.04(e)(iii).
“Agent Default Period” shall mean, with respect to any Agent, any time when such Agent has, or has a direct or indirect parent company that has, become the subject of a proceeding under any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
“Agent Parties” shall mean the Administrative Agent, the Collateral Agent or any of its or their Affiliates or any of their respective officers, directors, employees, agents advisors or representatives.
“Agent-Related Persons” shall mean the Agents, together with their respective Affiliates and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.
“Agents” shall mean the Administrative Agent and the Collateral Agent.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Anticipated Cure Deadline” shall have the meaning assigned to such term in Section 7.03(a).
“Anti-Corruption Laws” shall mean all Laws of any jurisdiction concerning or relating to bribery or corruption, including, without limitation, the FCPA, and any Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Money Laundering Laws” shall mean all Laws relating to the prevention or prohibition of money laundering or terrorist financing, including, without limitation: the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the PATRIOT Act; Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.

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“Applicable Margin” shall mean a percentage per annum equal to (a) with respect to any Floating Rate Delayed Draw Loans, (i) 2.25% for SOFR Loans and (ii) 1.25% for Base Rate Loans and (b) with respect to any Fixed Rate Delayed Draw Loans, the Fixed Rate Margin.
“Applicable Premium” shall mean, for any optional prepayment of Loans that is made pursuant to Section 2.09(a), any mandatory prepayment of the Loans pursuant to Section 2.09(b)(ii) or any acceleration of such Loans pursuant to Section 7.02 (whether automatic or upon notice) (collectively, the “Payment Events” and each a “Payment Event”), a prepayment premium equal to the Make-Whole Amount of the principal amount of such Loans being prepaid on the date of such Payment Event.
“Applicable Premium Payment Event” shall have the meaning assigned to such term in Section 7.02.
“Approved Fund” shall mean any Person (other than a natural person) that is a financial institution engaged in making, purchasing, holding, or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Technical Advisor” shall mean [*].
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Administrative Agent and the Borrower (if required pursuant to Section 9.04(b)), in substantially the form of Exhibit A-1 or such other form as shall be approved by the Administrative Agent.
“Attorney Costs” shall mean and include all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
“Available Cash” shall mean, for any period, the sum (without duplication) of all amounts (other than Equity Proceeds, Loans and Other Proceeds) that the Borrower or any of its Subsidiaries actually receives in cash or Cash Equivalents during such period (a) from a Customer (or its functional equivalent) pursuant to the terms of the Master Services Agreement and (b) pursuant to Secured Swap Agreements; provided that Cash Equivalents shall not be considered Available Cash unless (i) such Cash Equivalents are readily convertible to cash (as determined by the Borrower in good faith) or (ii) the maturity thereof occurs on or prior to the next scheduled Interest Payment Date following the date of determination.
“Available Cash Account” shall mean a securities or deposit account of the Borrower established with an Acceptable Account Bank and designated as the “Available Cash Account” in writing by the Borrower to the Administrative Agent.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payment of interest calculated with reference to such Benchmark, in each case, as of such date, and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.21.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing

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banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank” shall have the meaning set forth in the definition of “Cash Equivalents”.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or the occurrence of any other event in respect of such Person of the type described in any of Sections 7.01(h) or 7.01(i), or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Required Lenders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that, in respect of any Lender, a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bankruptcy Event of Default” shall mean an Event of Default as defined in Sections 7.01(h) or 7.01(i).
“Base Case Model” means the base case model delivered by the Borrower to the Administrative Agent on the Closing Date.
“Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the sum of one-half of one percent (0.50%) per annum and the Federal Funds Effective Rate, (b) the Prime Rate on such day and (c) Daily Simple SOFR plus one percent (1.00%) per annum (provided that, if such rate shall, at any time, be less than the Floor, such rate shall be deemed to be the Floor for all purposes herein). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Daily Simple SOFR, respectively.
“Base Rate Loan” shall mean a Floating Rate Delayed Draw Loan that bears interest based on the Base Rate.
“Benchmark” shall mean, initially, the Daily Compounded SOFR; provided that, if a Benchmark Transition Event has occurred with respect to the Daily Compounded SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21.
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; provided, further that any such Benchmark Replacement shall, unless otherwise determined by the Borrower in consultation with the Administrative Agent, be made in a manner that is intended to comply with the terms of United States Treasury Regulations Section 1.1001-6 so as not to be treated as a “modification” (and therefor an exchange) of any Loans for purposes of Treasury Regulations Section 1.1001-3.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for

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calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time; provided that the determination of any such Benchmark Replacement Adjustment shall, unless otherwise determined by the Borrower in consultation with the Administrative Agent, be made in a manner that is intended to comply with the terms of United States Treasury Regulations Section 1.1001-6 so as not to be treated as a “modification” (and therefor an exchange) of any Loans for purposes of Treasury Regulations Section 1.1001-3.
“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the IOSCO Principles; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(3)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or in compliance with or aligned with the IOSCO Principles.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Bona Fide Debt Fund” shall mean any fund or investment vehicle that is primarily engaged in the making, purchasing, holding, or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.
“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b).
“Borrowing” shall mean a group of Loans under any Facility and made on a single date to the Borrower.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

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“Business Day” shall mean any day of the year, other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of New York; provided that, when used in connection with a SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” shall mean any day that is only a U.S. Government Securities Business Day.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and its Subsidiaries.
“Capital Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of any Person either existing on the date hereof or created prior to any re-characterization described below (a) that were not included on the consolidated balance sheet of such Person as financing or capital lease obligations and (b) that are subsequently re-characterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement not be treated as financing or capital lease obligations, Capital Lease Obligations or Indebtedness.
“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as financings or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement or compliance with any covenant, GAAP will be deemed to treat leases in a manner consistent with its treatment under GAAP as of December 31, 2018, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
“Cash Equivalents” shall mean:
(a)direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years;
(b)time deposit accounts, certificates of deposit and money market deposits maturing within one hundred and eighty (180) days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof, or any foreign country recognized by the United States of America, having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A- (or such similar equivalent rating or higher) by an Acceptable Rating Agency (each, a “Bank”);
(c)repurchase obligations with a term of not more than one hundred and eighty (180) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;
(d)commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 or A-1 (or its functional equivalent) (or higher) by an Acceptable Rating Agency;
(e)securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A (or its functional equivalent) by an Acceptable Rating Agency;

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(f)shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;
(g)money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAAmmf by Fitch, AAA by S&P or Aaa by Moody’s or (iii) have portfolio assets of at least $500,000,000; and
(h)time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not more than 1/2 of 1% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of the Borrower’s most recently completed fiscal year, in each case issued by a bank meeting the qualifications described in clause (b) above.
“Cash Shortfall Event” shall mean, with respect to a Monthly Payment Date, the failure of the Borrower to pay all amounts required to be prepaid as of such Monthly Payment Date pursuant to Section 2.08(a).
“Cash Trap Account” shall mean a securities or deposit account of the Borrower established with an Acceptable Account Bank and designated as the “Cash Trap Account” in writing by the Borrower to the Administrative Agent.
“Cash Trap Event” shall mean the occurrence and continuance of any of the following:
(a)    a material breach of the Master Services Agreement (including for the avoidance of doubt, all Order Forms (as defined therein) entered into with respect thereto) giving rise to termination rights by [*] or the Borrower, in either case, pursuant to Section 11b of the Master Services Agreement; or
(b)    Parent becomes subject to a Bankruptcy Event.
“Casualty Event” shall mean any event that causes all or a portion of any Infrastructure to be materially damaged, destroyed or rendered unfit for its intended use for any reason whatsoever.
A “Change in Control” shall be deemed to occur if, at any time:
(a)    the Parent or any successors or permitted assigns shall cease to Control or beneficially directly or indirectly own 100% of the issued and outstanding Equity Interests of CoreWeave Debt Holdco I, LLC;
(b)    CoreWeave Debt Holdco I, LLC or any successors or permitted assigns shall cease to Control or beneficially directly or indirectly own 100% of the issued and outstanding Equity Interests of Pledgor;
(c)    Pledgor or any successors or permitted assigns shall cease to Control or beneficially directly or indirectly own 100% of the issued and outstanding Equity Interests of the Borrower; or
(d)    Borrower or any successors or permitted assigns shall cease to Control or beneficially directly or indirectly own 100% of the issued and outstanding Equity Interests of each Subsidiary Guarantor.
For the purpose of this definition, at any time when a majority of the outstanding Equity Interests of the Borrower is directly or indirectly owned by a Parent Company or, if applicable, a Parent Company acts as the manager, managing member or general partner of the Borrower, references in this definition to “the Borrower” shall be deemed to refer to the ultimate Parent Company that directly or indirectly owns such Equity Interests or acts as (or, if applicable, is a Parent Company that directly or indirectly owns a majority of the outstanding Equity Interests of) such manager, managing member or general partner. For purposes of this definition, “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act.

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“Change in Law” shall mean (a) the adoption or implementation of any treaty, law, rule or regulation after the date hereof, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the date hereof; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“[*] Lease” shall mean that certain Deed of Lease Agreement, dated as of [*], by and between Parent and [*].
“Closing Date” shall mean the first date on which each of the conditions precedent set forth in Section 4.01 and Section 4.02 (with respect to any conditions expressly applicable to the initial Borrowing of any Loans) are satisfied or waived by the Administrative Agent in accordance with the terms thereof.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.
“Collateral” shall mean all the “Collateral” as defined in any Security Document.
“Collateral Accounts” shall mean (a) the Available Cash Account, (b) the Other Proceeds Account, (c) the Distribution Reserve Account, (d) the Liquidity Account, (e) the Cash Trap Account, (f) the Power Reserve Account and (g) each General Account.
“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Collateral Agent Fee Letter” shall mean that certain Agency Fee Letter, dated as of the date hereof, between the Borrower and the Collateral Agent.
“Collateral Agreement” shall mean a Collateral Agreement among the Borrower, the Subsidiary Guarantors and the Collateral Agent, in substantially the form attached as Exhibit J.
“Collateral and Guarantee Requirement” shall mean the requirement that:
(i)the Administrative Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 4.02(a)(iii) or from time to time pursuant to Section 5.10, subject to the limitations and exceptions of this Agreement or any Security Document, duly executed by the Borrower, Pledgor, the Subsidiary Guarantors or the Parent, as applicable;
(j)certain Obligations of the Borrower shall have been guaranteed by (i) the Parent pursuant to the Limited Guarantee and (ii) the Subsidiary Guarantors pursuant to the Collateral Agreement;
(k)the Obligations shall have been secured pursuant to the Collateral Agreement and the Pledge Agreement by a first-priority security interest, subject to Liens permitted by Section 6.02, in all the Equity Interests of the Borrower and its Subsidiaries (and the Collateral Agent, to

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the extent such interests are certificated, shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);
(l)all Pledged Debt owing to any Credit Party that is evidenced by a promissory note with a principal amount in excess of $125,000,000 shall have been delivered to the Collateral Agent pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.
(m)the Obligations shall have been secured by a first-priority perfected security interest in (i) substantially all now owned or at any time hereafter acquired tangible and intangible assets of the Credit Parties and (ii) all Collateral Accounts, deposit accounts and securities accounts, in each case, in accordance with the terms and conditions and subject to exceptions and limitations otherwise set forth in this Agreement and the Security Documents (to the extent appropriate in the applicable jurisdiction); and
(n)except as otherwise contemplated by this Agreement or any Security Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, applicable Law or reasonably requested by the Administrative Agent or the Collateral Agent (at the request of the Required Lenders) to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(A)(i) no actions other than the filing of a financing statement under the Uniform Commercial Code with respect to the Credit Parties shall be required to perfect security interests in any Collateral consisting of notes or other evidence of Indebtedness, except to the extent set forth in clause (d) to the first paragraph of this definition, (ii) no actions other than the filing of Uniform Commercial Code financing statements and the entry into Control Agreements with respect to the Collateral Accounts and each other deposit account and securities account of the Credit Parties shall be required to perfect security interest in any Collateral consisting of proceeds of other Collateral and (iii) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code with respect to the Credit Parties, the Credit Parties shall not be required to perfect or provide priority with respect to any security interest on any assets or property except as required pursuant to the Collateral and Guarantee Requirement (it being understood that the Collateral and Guarantee Requirement requires the delivery of Control Agreements with respect to the Collateral Accounts and each other deposit account and securities account of the Credit Parties);
(B)the Collateral Agent (at the direction of the Administrative Agent) may grant extensions of time for the creation or perfection of security interests in, or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where the Administrative Agent reasonably determines, in consultation with the Borrower, that the creation or perfection of security interests or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents, and the Administrative Agent shall notify the other Lenders of any such extension so granted;
(C)the Obligations shall not be required to be secured by any lease, license or other agreement or any property subject to a Capitalized Lease, purchase money security interest or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or Capitalized Lease or purchase money arrangement or create a

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right of termination in favor of any other party thereto (other than the Borrower, any other Credit Party, Pledgor or Parent) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or any other applicable law or principle of equity) other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; provided that in no event shall the Master Services Agreement or the Data Center Leases/Licenses be considered Excluded Collateral (as defined in the Collateral Agreement); and
(D)Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Security Documents.
“Colocation License Agreements” shall mean, collectively that certain Colocation License Agreement [*], dated as of [*], including the [*] by and between [*] and [*], in each case, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Commitment Termination Date” shall mean the last day of the Delayed Draw Availability Period.
“Commitment Termination Debt Sizing Amount” means the minimum aggregate principal amount of the Loans required to be repaid, if any, that results in the Projected Debt Service Coverage Ratio measured for each Monthly Date during the period beginning on such date of calculation and ending on the Term Maturity Date, shall be greater than or equal to 1.20:1.00, in each case as set forth in the Base Case Model as updated pursuant to Section 2.08(a)(i)(z).
“Commitments” shall mean, collectively, with respect to any Lender, such Lender’s Floating Rate Delayed Draw Loan Commitments and Fixed Rate Delayed Draw Loan Commitments, as applicable. The aggregate principal amount of the Commitments on the date hereof is $8,500,000,000.
“Commodity Agreement” means an agreement (including each confirmation entered into pursuant to any master agreement) providing for any swap, cap, collar, put, call, floor, future, option, spot, forward, power purchase and sale agreement (including, but not limited to, option and heat rate options), fuel purchase and sale agreement, tolling agreement, capacity purchase agreement, netting agreement or similar agreement or arrangement and any agreement providing for credit support for any of the foregoing, in all cases whether settled financially or physically.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning assigned to such term in Section 9.17(a).
“Compliance Certificate” shall mean a compliance certificate executed by a financial Responsible Officer of the Borrower in substantially the form of Exhibit D.
“Conforming Changes” shall mean, with respect to either the use or administration of SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.21 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as

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the Administrative Agent (with the approval of the Required Lenders) decides is necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Construction and Installation Report” shall mean a report from the Borrower substantially providing the information required in accordance with Exhibit N or in such other form as shall be approved by the Administrative Agent.
“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Control Agreement” shall mean, with respect to each Collateral Account and any other deposit account or securities account of the Credit Parties, one or more springing control agreements entered into by such Credit Party, the Collateral Agent and the relevant depositary bank, which is sufficient to establish the Collateral Agent’s control pursuant to Section 9-104 of the UCC over such account and is, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
“Coordinating Lead Arrangers” shall mean each of (a) Morgan Stanley Asset Funding, Inc. and MUFG Bank, Ltd., each in their capacity as a Coordinating Lead Arranger and a Joint Bookrunner hereunder, and (b) Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., each in their capacity as a Coordinating Lead Arranger hereunder.
“CoreWeave, Inc.” shall mean CoreWeave, Inc., a Delaware corporation.
“Covered Entity” shall mean any of the following:
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning assigned to it in Section 9.25.
“Credit Event” shall mean each Credit Extension by a Lender.
“Credit Extension” shall mean a Borrowing requiring a Borrowing Request to be provided by the Borrower.
“Credit Party” shall mean each of the Borrower and the Subsidiary Guarantors.
“Cure Equity” shall have the meaning assigned to such term in Section 7.03(a).
“Cure Right” shall have the meaning assigned to such term in Section 7.03(a).
“Customer” shall mean, as of any date of determination, the counterparty to an agreement entered with the Borrower or its Subsidiaries for the provision of Services.

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“Daily Compounded SOFR” has the meaning specified in Schedule 1.01(a).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Data Center Lease/License” shall mean, collectively (i) after the Closing Date and solely to the extent assigned or transferred to a Credit Party pursuant to Section 5.20(b), the [*] Lease, (ii) that certain [*] dated [*] by and between Borrower and [*], (iii) that certain [*], dated [*], by and between Borrower and [*] and (iv) that certain Colocation License Agreement [*], dated as of [*], including the [*], dated [*], by and between [*] and [*], in each case, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms hereof.
“Data Center Site” shall mean, collectively (i) [*], (ii) [*], (iii) [*] and (iv) [*]).
“Data Protection Laws” shall mean, collectively, all applicable federal, state, provincial, local or foreign Laws, ordinances, regulations, rules, codes, orders, judgments or other legally binding requirements or rules of Law that relate to the collection, handling, possession, processing, sale, transmission or use of personal data or personal information, including, to the extent applicable to the business of the Credit Parties, (a) the European Union’s General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and repealing Directive 95/46/EC), (b) the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (Cal. Civ. Code §§ 1798.100 et seq.), (c) the Colorado Privacy Act (Colo. Rev. Stat. §§6-1-1301 et seq.), (d) the Connecticut Personal Data Privacy and Online Monitoring Act (Conn. Pub. Act No. 22-15), (e) the Utah Consumer Privacy Act (Utah Code §§ 13-61-101 et seq.), (f) the Virginia Consumer Data Protection Act (VA Code Ann. §§ 59.1-575 et seq.), (g) the Canadian Personal Information Protection and Electronic Documents Act (S.C. 2000, c. 5) and (h) the Personal Information Protection Law of the People’s Republic of China, adopted on August 20, 2021; each of the foregoing as amended or restated, and their foreign, state, provincial or local counterparts or equivalents.
“DBRS” shall mean DBRS Limited.
“DC Funding Conditions” means, with respect to the Project, the occurrence of each of the following:
(a) (i) title to the relevant Infrastructure has been transferred (or will concurrently be transferred) to a Credit Party or (ii) with respect to any Infrastructure subject to the [*] or any other Tax Exemption Arrangements, (A) title to the relevant Infrastructure shall be held by the counterparty to such documents (or, if not, by a Credit Party) and (B) to the extent Infrastructure is held by such relevant counterparty, a Credit Party and/or the Collateral Agent shall hold a first priority Lien on such Infrastructure as of such date,

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(b) such Infrastructure has been delivered to Parent or a Credit Party either at (1) the applicable Data Center Site or (2) any other location that is proximately located to, and easily accessible from, such Data Center Site and reasonably accessible to Parent or a Credit Party (as determined by the Parent or a Credit Party in good faith),
(c) with respect to the relevant data halls at the applicable Data Center Site(s) where such Infrastructure are to be installed, (i) power supply has commenced for such data halls, (ii) such Data Center Site with respect to such data halls has entered into contracts for the purposes of securing the required sufficient power for the entire duration of the Master Services Agreement (but without giving effect to any extensions or renewals thereof) for all of the GPU Servers in such data hall to be accepted by [*] pursuant to the Master Services Agreement and (iii) all insurance required to be obtained and maintained by each Credit Party pursuant to Section 5.02 and Schedule 5.02 has been obtained and is in full force and effect with respect to such Data Center Site and
(d) [*]
(a)Notwithstanding anything contained herein to the contrary, clauses (b) – (d) of this definition shall be deemed satisfied as they relate to any Tranche (as defined in the Master Services Agreement) of Infrastructure at the applicable Data Center Site to the extent that (1) [*] has accepted in writing (which may be in the form of electronic mail) GPU Clusters in respect to such Tranche (it being acknowledged that only such accepted GPU Clusters shall be counted in the definition of Funding Date Capital Expenditures when calculating the amount of the applicable Credit Extension relying on this sentence) and (2) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the Borrower has completed a [*] testing for the applicable data halls in the applicable Data Center Site(s) in respect of which such Tranche will be deployed.
“Debt Fund Affiliate” shall mean an Affiliated Lender that is, on a bona fide basis, engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments, and with respect to which (a) any such Debt Fund Affiliate has in place customary information barriers between it and the Borrower and any Affiliate of the Borrower that is not primarily engaged in the investing activities described above and (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the Borrower and any Affiliate of the Borrower and with respect to which none of the Parent, the Borrower, any Subsidiary of the Borrower, any investor in the Parent or any Affiliate of the Parent makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Affiliated Lenders’ investments decisions and that is not (a) a natural person or (b) the Parent or a Subsidiary of the Parent.
“Debt Service” means, with respect to any Monthly Date, the sum of all (a) scheduled cash interest and scheduled principal payments, in each case, due and payable by the Borrower with respect to all outstanding Loans as of such date of determination for the three full fiscal months most recently ended as of such Monthly Date, (b) ordinary course settlement amounts due and payable by the Borrower and its Subsidiaries during such period pursuant to Interest Rate Hedge Agreements net of ordinary course settlement amounts received by the Borrower or such Subsidiary thereunder during the relevant period and (c) termination, liquidation and other payments under any Interest Rate Hedge Agreement which are paid during such period. For the avoidance of doubt, Debt Service shall not include (x) any principal (other than, for the avoidance of doubt, principal payments expressly required to be paid pursuant to Section 2.08 but excluding the Initial Amortization Payment) or interest due and payable with respect to any voluntary or mandatory prepayments pursuant to the Loan Documents and (y) any scheduled bullet repayment required to be paid on the Term Maturity Date.
“Debt Service Coverage Ratio” shall mean, as of any Monthly Date, the ratio of (a) Net Operating Income of the Borrower and its Subsidiaries to (b) Debt Service solely for the three full fiscal month period ended immediately preceding such Monthly Date, in each case, as of such Monthly Date; provided that, for purposes of any Debt Service Coverage Ratio calculation performed prior to the date

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that is three full fiscal months after the Commitment Termination Date, each such period herein shall be from the Commitment Termination Date until the date of measurement.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” shall mean any event or condition that upon notice, lapse of time or both hereunder would constitute an Event of Default.
“Default Rate” shall have the meaning assigned to such term in Section 2.11(b).
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within three (3) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or subsequently cured, (b) has notified in writing the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) with respect to its funding obligations, under any Facility or under other agreements generally in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under any Facility (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, become the subject of a proceeding under a Bail-In Action or any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
“Delayed Data Center Amortization Date” shall have the meaning assigned to such term in Section 2.08(a).
“Delayed Data Center Site” means a Data Center Site that is not a Stabilized Data Center Site as of the applicable Delayed Data Center Date.
“Delayed Data Center Date” means the date that is [*] after the last Access Date (as defined in [*]) to occur at the applicable Data Center Site.

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“Delayed Draw Availability Period” shall mean the period beginning on the Closing Date and ending on the earlier to occur of (a) the date on which the Commitments are reduced to zero and (b) June 30, 2027.
“Delayed Draw Funding Date” shall mean one or more dates on which Loans are made and the conditions precedent set forth in Section 4.02 are satisfied or waived by the Administrative Agent on such date in accordance with the terms thereof.
“Delayed Tranche Debt Sizing Amount” means the minimum aggregate principal amount of the Loans required to be repaid, if any, that results in:
(a)    to the extent that the calculation of Net Operating Income with respect to an applicable Delayed Data Center Site is projected to be less than $0 (a “Negative NOI Event”), the repayment of the Loans (excluding any repayments made on the Term Maturity Date) borrowed for such Delayed Data Center Site by no later than the date that is two (2) calendar months prior to the first month during which a Negative NOI Event is to occur such that the projected Net Operating Income for such calendar month after giving effect to such payment shall be equal to or greater than $0; and
(b)    the Projected Debt Service Coverage Ratio (calculated on a pro forma basis to account for all Stabilized Data Center Sites for which a Top-Up DDTL Draw has occurred and each Delayed Data Center Site as of such date, in the aggregate) measured for each Monthly Date during the period beginning on such date of calculation and ending on the Term Maturity Date, shall be greater than or equal to 1.20:1.00;
in each case as set forth in the then-current Base Case Model as updated solely for the Delayed Tranche Model Adjustment Criteria.
“Delayed Tranche Model Adjustment Criteria” shall mean adjustments to the Base Case Model solely to reflect (i) any applicable Top-Up Model Adjustment Criteria and (ii) accounting for accelerated or additional amortization to account for any Loans associated with any portion of Infrastructure that has not been accepted by [*] pursuant to the Master Services Agreement with respect to any Stabilized Data Center Site.
“[*] Purchase Order” means any purchase order for Infrastructure from [*], entered into or assigned to the Borrower.
“Depositary Bank” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by (a) the Borrower of any of its Equity Interests to the Pledgor or (b) any Subsidiary of the Borrower of any of its Equity Interests to the Borrower or any other Subsidiary of the Borrower; provided, further, that no withdrawals or transfers from General Accounts or dispositions of General Accounts shall constitute a Disposition hereunder.
“Disqualified Lender” shall mean:
(d)those Persons identified by the Borrower to the Administrative Agent in writing on or prior to the date hereof;
(e)any competitor of the Borrower or its Subsidiaries that is identified in writing (which list of competitors may be supplemented by the Borrower after the date hereof by means of a written notice to the Administrative Agent, but which supplementation shall not apply retroactively to disqualify any previously acquired assignment or participation in any Loan); and

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(f)any Affiliate of any Person described in clause (a) and (b) above (other than any Bona Fide Debt Fund of any competitor of the Borrower or its Subsidiaries) that is either identified in writing to the Administrative Agent or readily identifiable on the basis of such Affiliate’s name;
it being understood and agreed that the identification of any Person as a Disqualified Lender after the date hereof shall not apply to retroactively disqualify any previously acquired assignment or participation interest in any Loan.
“Disqualified Person” shall have the meaning assigned to such term in Section 9.04(d)(ii).
“Distribution Conditions” shall mean, on any date on any Monthly Payment Date or on any other date on which an applicable Restricted Payment pursuant to Section 6.06(a) and Section 6.06(e) is made, compliance with the following conditions:
(g)with respect to such Restricted Payment made during the Delayed Draw Availability Period, the Specified Representations shall be true and correct in all material respects on and as of the applicable Monthly Payment Date and date on which such Restricted Payment is made with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (or, to the extent qualified by materiality, true and correct in all respects);
(h)at the time of and immediately after such transfer, no Event of Default or Default shall have occurred and be continuing;
(i)no Cash Shortfall Event has occurred and is continuing and all amounts due and payable as of such Monthly Payment Date pursuant to Section 2.08 have been paid in full; and
(j)the Liquidity Requirement and the Power Reserve Requirement shall have been satisfied on such date.
“Distribution Reserve Account” shall mean a securities or deposit account of the Borrower established with an Acceptable Account Bank and designated as the “Distribution Reserve Account” in writing by the Borrower to the Administrative Agent.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender.
“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna.

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“Environmental Claim” shall mean any and all actions, suits, orders, demand letters, requests for information, claims, complaints, notices of non-compliance or violation, notices of liability or potential liability, liens, proceedings, consent orders or consent agreements, in each instance in writing, relating to any actual or alleged violation of Environmental Law or any Release or threatened Release of, or exposure of any Person to, Hazardous Material.
“Environmental Law” shall mean, collectively, all applicable federal, state, provincial, local or foreign laws, ordinances, regulations, rules, codes, orders, judgments or other legally binding requirements or rules of law that relate to the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources (including flora and fauna) or, to the extent relating to exposure to Hazardous Materials, human health, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their foreign, state, provincial or local counterparts or equivalents.
“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation, or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest, any limited liability company membership interest, and any unlimited liability company membership interests.
“Equity Proceeds” shall mean net cash proceeds received by the Borrower since the date hereof from (a) the issuance or sale of Equity Interests of the Borrower or any direct or indirect parent of the Borrower, (b) contributions to its common equity with the net cash and Cash Equivalent proceeds from the issuance and sale by the Parent or any of its Subsidiaries (or any direct or indirect parent of the Parent) of Equity Interests or a contribution to its common equity and/or (c) contributions to the Borrower from the proceeds of Indebtedness (other than the Obligations) incurred by any direct or indirect parent of the Pledgor.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” shall mean (a) a Reportable Event; (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (d) the incurrence by any Credit Party of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA); (e) the receipt by any Credit Party from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan, or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the incurrence by any Credit Party of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Credit Party of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its Subsidiaries of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Plan.

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“Erroneous Payment” shall have the meaning assigned to it in Section 9.26(a).
“Erroneous Payment Demand” shall have the meaning assigned to it in Section 9.26(a).
“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 9.26(d).
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Excepted Debt” shall mean:
(k)Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person;
(l)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within five (5) Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within sixty (60) days from its incurrence;
(m)to the extent constituting Indebtedness (but not for borrowed money), indemnification obligations of the Borrower under the Master Services Agreement and, to the extent applicable, the Data Center Leases/Licenses to which any Credit Party is a party;
(n)contingent liabilities of the Borrower or any Subsidiary of the Borrower incurred in the ordinary course of business, to the extent otherwise constituting Indebtedness, including those relating to (i) the endorsement of negotiable instruments received in the normal course of its business and (ii) contingent liabilities incurred with respect to any Loan Document, the Master Services Agreement and, to the extent applicable, the Data Center Leases/Licenses to which any Credit Party is a party;
(o)Indebtedness in an aggregate principal amount at any time outstanding not to exceed $75,000,000;
(p)Indebtedness of the Borrower or any Subsidiary of the Borrower pursuant to Swap Agreements permitted by Section 6.03 (including Secured Swap Agreements);
(q)Permitted Intercompany Indebtedness;
(r)Indebtedness incurred pursuant to the [*] or any other Tax Exemption Arrangements; and
(s)Permitted Commodity Agreement Indebtedness.
“Excepted Investments” shall mean:
(t)Investments resulting from pledges and deposits referred to in clause (b) of the definition of Excepted Liens;

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(u)Investments (including debt obligations and Equity Interests) received upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(v)any Investment acquired by the Borrower or any Subsidiary of the Borrower (1) in exchange for any other Investment or accounts receivable held by the Borrower or any Subsidiary of the Borrower in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (2) as a result of a foreclosure by the Borrower or any Subsidiary of the Borrower with respect to any secured Investment or other transfer of title with respect to any secured Investment in default with respect to any contractual counterparty of the Borrower or any Subsidiary of the Borrower;
(w)to the extent constituting an Investment, any guarantee of Indebtedness permitted to be incurred pursuant to Section 6.01;
(x)any Investments in respect of graphic processing unit servers and ancillary components and all related infrastructure (including networking infrastructure);
(y)advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any Subsidiary of the Borrower;
(z)any Investments in the Borrower or any Subsidiary of the Borrower;
(aa)any Investments in connection with payments required to be made by the Borrower or its Subsidiaries under the [*] or other Tax Exemption Arrangements;
(ab)to the extent constituting an Investment, any transfer permitted pursuant to Section 6.05 (excluding Section 6.05(a) solely as it relates to Investments);
(ac)to the extent constituting an Investment, in the case of the Borrower and its Subsidiaries, Permitted Intercompany Indebtedness; and
(ad)to the extent constituting an Investment, Permitted Commodity Agreement Indebtedness.
“Excepted Liens” shall mean:
(ae)Liens for Taxes (i) not yet delinquent, (ii) that remain payable without penalty or (iii) that are being contested in compliance with Section 5.03;
(af)pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary of the Borrower;
(ag)Liens securing judgments that do not constitute an Event of Default under Section 7.01(j) or securing appeal or other surety bonds related to such judgments;
(ah)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary of the Borrower to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or its Subsidiaries;
(ai)Liens arising solely by virtue of any statutory or common law provision relating to rights of set-off or similar rights;

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(aj)Liens for materialmen’s, mechanics’, workers’, repairmen’s, or other like Liens, arising in the ordinary course of the Borrower’s or its Subsidiaries’ business or in connection with the operation and maintenance of the Project, which (i) do not in the aggregate materially detract from the value of the property or assets to which they are attached or materially impair the construction or use thereof, and (ii) are either for amounts not yet due or for amounts being contested in good faith by appropriate proceedings;
(ak)Liens of the Borrower or any Subsidiary of the Borrower arising by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights arising in the ordinary course of business;
(al)extensions, renewals, and replacements of any of the foregoing or following Liens to the extent and for so long as the Indebtedness or other obligations secured thereby remain outstanding;
(am)Liens incurred in connection with contracts (other than for the payment of Indebtedness) or leases to which such Person is a party or to secure public or statutory obligations of such Person incurred, in each case, in the ordinary course of business;
(an)Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;
(ao)grants of software, technology and other intellectual property licenses and sublicenses in the ordinary course of business;
(ap)(i) Liens of a collection bank on items in the course of collection, (ii) Liens attaching to brokerage accounts in the ordinary course of business, (iii) bankers’ Liens and other Liens in favor of banking institutions by law or contract encumbering deposits which are customary in the banking industry and (iv) Liens securing cash management obligations arising in the ordinary course of business;
(aq)Liens arising by law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;
(ar)Liens (not securing Indebtedness for borrowed money) on assets owned by the Borrower or its Subsidiaries and not otherwise permitted under Section 6.02 securing obligations incurred by the Borrower or its Subsidiaries in an aggregate amount not to exceed $75,000,000 at any time;
(as)any zoning, building, environmental and land use laws, regulations and ordinances or similar requirements of Law (including Environmental Law) that do not individually or in the aggregate materially detract from the ability of the Borrower or any Subsidiary of the Borrower to use the property affected by such restrictions for its intended use;
(at)Liens arising under the Management Agreement; and
(au)Liens arising under the [*] or any other Tax Exemption Arrangements.
“Excess Unhedged Power Costs” shall mean, with respect to the applicable Data Center Site and as of any date of determination, an amount equal to (a) the actual Power Costs reflected in the most recently received Power Invoice for such Data Center Site for the calendar month in respect of such Power Invoice (with any prepayments or other similar charges applied on a pro rata basis over an applicable period) plus the ordinary course net settlement amounts paid by the Borrower and its Subsidiaries under any applicable Permitted Commodity Agreements for such calendar month minus (b) an amount equal to [*] of the Modeled Power Costs for such Data Center Site for such calendar month; provided that Excess Unhedged Power Costs shall in no event be less than $0; provided further that, the Excess Unhedged Power Costs for a Data Center Site shall be deemed to be $0 as of the date the actual

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Power Costs reflected in the applicable Power Invoices for the applicable Data Center Site shall have been equal to or less than [*] of the Modeled Power Costs for such Data Center Site for [*].
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Swap Obligation” shall mean, with respect to the Parent, (a) as it relates to all or a portion of the Guarantee of the Parent, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Parent’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of the Parent becomes effective with respect to such Swap Obligation or (b) as it relates to all or a portion of the grant by the Parent of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Parent’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of the Parent becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which the Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or its Subsidiaries hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.15(e) or Section 2.15(g) and (d) any Taxes imposed under FATCA.
“Exempt Ancillary Components” shall mean ancillary components (including, without limitation, networking infrastructure and other hardware) constituting Infrastructure; provided that all such Exempt Ancillary Components shall not exceed 5% of the aggregate purchase amount of all Infrastructure acquired and/or installed on or prior to such date.
“Facility” or “Facilities” shall mean the Fixed Rate Delayed Draw Loan Facility and the Floating Rate Delayed Draw Loan Facility.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent substantively comparable and not materially more onerous to comply with), any current or future regulations and official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement, treaty or convention with respect to the foregoing.
“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

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“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letters” shall mean (a) the Lead Arranger Fee Letters, (b) the Collateral Agent Fee Letter, (c) the fee letters specified on Schedule 1.01(b) and (d) each fee letter entered into by the Borrower with Lenders after the Closing Date pursuant to the terms of the Lead Arranger Fee Letter in clause (a) of the definition thereof.
“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer, assistant treasurer, or controller of such Person.
“Fitch” shall mean Fitch Ratings, Inc.
“Fixed Rate Delayed Draw Loan Commitment” shall mean, with respect to any Lender, the amount set forth on Schedule 2.01 under the heading “Fixed Rate Delayed Draw Loan Commitment”. The aggregate principal amount of the Fixed Rate Delayed Draw Loan Commitments on the date hereof is $4,040,800,000.
“Fixed Rate Delayed Draw Loan Facility” shall mean the Fixed Rate Delayed Draw Loan Commitments and the Fixed Rate Delayed Draw Loans.
“Fixed Rate Delayed Draw Loans” shall mean the term loans made by the Fixed Rate Lenders to the Borrower from time to time pursuant to Section 2.01(b).
“Fixed Rate Lender” shall mean each Person listed on Schedule 2.01 that has a Fixed Rate Delayed Draw Loan Commitment or holds outstanding Fixed Rate Delayed Draw Loans.
“Fixed Rate Margin” shall mean, as of any date of calculation, the sum of:
(av)2.00%; plus
(aw)the sum of, for each tranche of Fixed Rate Loans then outstanding, the product of (a) the Fixed Rate Treasury Margin applicable to such tranche of Fixed Rate Loans multiplied by (b) the quotient of the outstanding principal amount of such tranche of Fixed Rate Loans divided by the aggregate outstanding principal amount of all tranches of Fixed Rate Loans as of such date.
“Fixed Rate Treasury Margin” shall mean, as of the applicable date of calculation, the yield to maturity of United States Treasury securities interpolated on a linear basis between (a) the United States Treasury security with a constant maturity most nearly equal to but less than a weighted average life of 3.14 years and (b) the United States Treasury security with a constant maturity most nearly equal to but greater than a weighted average life of 3.14 years, in each case as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least one (1) Business Day prior to the applicable date of calculation (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Borrower and the Administrative Agent in good faith, in consultation with the Required Lenders).
“Floating Rate Delayed Draw Loan Commitment” shall mean, with respect to any Lender, the amount set forth on Schedule 2.01 under the heading “Floating Rate Delayed Draw Loan Commitment”.

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The aggregate principal amount of the Floating Rate Delayed Draw Loan Commitments on the date hereof is $4,459,200,000.
“Floating Rate Delayed Draw Loan Facility” shall mean the Floating Rate Delayed Draw Loan Commitments and the Floating Rate Delayed Draw Loans.
“Floating Rate Delayed Draw Loans” shall mean the term loans made by the Floating Rate Lenders to the Borrower from time to time pursuant to Section 2.01(a).
“Floating Rate Lender” shall mean each Person listed on Schedule 2.01 that has a Floating Rate Delayed Draw Loan Commitment or holds outstanding Floating Rate Delayed Draw Loans.
“Floor” shall mean a rate of interest equal to 0.00%.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA) or arrangement that is not subject to US law and is maintained or contributed to by the Borrower or its Subsidiaries but excluding any employee benefit arrangement mandated by non-US law and maintained by a Governmental Authority.
“Foreign Plan Event” shall mean with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan; or (d) the existence of unfunded liabilities of the Borrower or any of its Subsidiaries in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority.
“Funded Liquidity Reserve Amount” shall mean, collectively, the sum of (a) the amount of Unrestricted Cash of the Borrower and its Subsidiaries held in the Liquidity Account plus (b) the undrawn amount of any Liquidity Reserve L/C.
“Funding Date Capital Expenditure” shall mean, as of any date of determination, the sum of (x) the aggregate purchase price of all Infrastructure (provided that the aggregate purchase price of Infrastructure constituting ancillary hardware infrastructure included in clauses (x) and (y) of this definition shall not exceed [*]) purchased by, or solely with respect to Permitted Transferred Equipment, transferred to, any Credit Party as of such date of determination and all installation costs incurred with respect to such Infrastructure (provided that the aggregate amount of such installation costs included in clauses (x) and (y) of this definition shall be equal to or less than [*]) and (y) without duplication of clause (x), any Capital Expenditures expected by any Credit Party (in its reasonable discretion) to (1) be funded in cash with respect to such Infrastructure, (2) satisfy the conditions in the final parenthetical included in clause (x) and (3) solely with respect to Loans drawn after the initial Delayed Draw Funding Date, satisfy the requirements set forth in the final paragraph of Section 4.02.
“Funding Date GPU Amount” shall mean, with respect to any Credit Event, the amount equal to the sum of:
(a) the product of (x) 90% and (y) Funding Date Capital Expenditures; plus
(b) any amount required to pay fees, premiums and expenses incurred in connection with the Transactions, including any fees and expenses incurred pursuant to the Fee Letters.
“GAAP” shall have the meaning assigned to such term in Section 1.02(b).

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“General Accounts” shall mean any deposit accounts or securities accounts of the Credit Parties, other than the Available Cash Account, the Distribution Reserve Account and the Other Proceeds Account.
“[*]” shall mean [*].
“Governmental Approvals” shall have the meaning assigned to such term in Section 3.08(c).
“Governmental Authority” shall mean any federal, state, provincial, local, or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.
“GPU Clusters” shall mean all GPU clusters necessary for the Borrower to provide Services with respect to the Master Service Agreement.
“GPU Depreciated Amount” shall mean, as of any date of determination, the aggregate amount of depreciation applicable to Infrastructure calculated in good faith by the Borrower in accordance with Schedule 2.03 on a straight-line basis in accordance with GAAP assuming a useful life of six (6) years. For the avoidance of doubt, depreciation with respect to the “GPU Depreciated Amount” shall be calculated based on the ordinary course practices or conventions of the Borrower, including the utilization of a “half-month convention method” (for example, if the date with respect to which Infrastructure is placed in service is (x) on or before the fifteenth (15th) day of a calendar month, a full month depreciation will be taken and (y) after the fifteenth (15th) day of a calendar month, depreciation applicable to such Infrastructure will be effected beginning with the immediately following calendar month).
“GPU Servers” shall mean any graphics processing units servers and ancillary components, including networking infrastructure, purchased by, or transferred to, the Borrower or its Subsidiaries with proceeds of the Loans in connection with the Project and which are new, unused or used (solely to the extent previously used in connection with the Master Services Agreement) prior to their purchase or transfer to the Borrower or such Subsidiary only in connection with the Project.
“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the date hereof or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.
“Hazardous Materials” shall mean all pollutants, contaminants, wastes and hazardous or toxic materials or substances, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials or polychlorinated biphenyls, in each case subject to regulation due to their dangerous or deleterious properties or characteristics pursuant to, or which give rise to liability under, any Environmental Law.
“[*]” shall mean that certain [*] issued pursuant to the Master Services Agreement.

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“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than (i) trade liabilities and other liabilities incurred in the ordinary course of business maturing within 90 days of the incurrence thereof and (ii) earnouts), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit and (ii) in respect of banker’s acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.
“Indemnified Liabilities” shall have the meaning assigned to such term in Section 8.12.
“Indemnified Taxes” shall mean (a) Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Subsidiaries under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes, other than, in the case of clauses (a) and (b), Excluded Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Infrastructure” shall mean certain infrastructure and other related components (including, without limitation, any graphics processing unit servers and ancillary components, including networking infrastructure and other hardware) purchased by the Borrower or its Subsidiaries with proceeds of the Loans to be used to provide Services with respect to the Project.
“Initial Amortization Payment” shall have the meaning assigned to such term in Section 2.08(a).
“Initial Amortization Payment Date” shall have the meaning assigned to such term in Section 2.08(a).
“Intellectual Property Collateral” shall have the meaning assigned to such term in the Collateral Agreement.
“Intercreditor Agreement” shall mean that certain intercreditor agreement, to be entered into in the event that the Borrower or its Subsidiaries enter into any Secured Swap Agreements, by and among Borrower, Pledgor, the Subsidiary Guarantors party thereto from time to time, the Administrative Agent, the Collateral Agent and the other parties party thereto from time to time, which agreement shall be substantially in the form of Exhibit O (or such other form as may be reasonably acceptable to the Administrative Agent).
“Interest Period” shall mean, for any SOFR Loan or Borrowing, the period commencing on the date of such SOFR Loan or Borrowing or, in the case of a Loan converted from a Base Rate Loan to a SOFR Loan, on the effective date of the conversion of such Loan and, thereafter, commencing on the last day of the immediately preceding Interest Period applicable to such SOFR Loan and ending on the date one month thereafter, as set forth in the relevant Borrowing Request or conversion notice (as the case may be); provided that (a) (i) if any Interest Period for a SOFR Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (b) if any Interest Period for a SOFR Loan would end on a day following the Term Maturity Date applicable to such Loan, such Interest Period shall be deemed to end on the Term Maturity Date applicable to such Loan.

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“Interest Rate Hedge Agreements” shall mean any interest rate swap agreement, interest rate cap agreement, or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Borrower’s or any of its Subsidiaries’ operations.
“Investment” shall mean, for any Person, to (a) purchase or acquire any Equity Interests or the Indebtedness of another Person, (b) make any loans, advances or capital contribution to another Person (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries) and (c) purchase or acquire (in one or a series of related transactions) all or substantially all of the property or business of another Person or assets constituting a business unit, line of business or division of such other Person. For purposes of covenant compliance, the amount of any Investment at any time shall be (i) the amount actually invested (measured at the time when made) minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment. For purposes of clarity, (x) Investments shall exclude any investments made with amounts on deposit in any General Account and (y) a Swap Agreement shall not be an Investment.
“IOSCO Principles” shall have the meaning shall have the meaning assigned to it in Section 2.21(d).
“ISDA CDS Definitions” shall have the meaning assigned to such term in Section 9.08.
“Laws” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority..
“Lead Arranger Fee Letters” shall mean (a) that certain Fee Letter, dated as of the date hereof, between the Borrower, MUFG Bank, Ltd. and the Administrative Agent, (b) that certain Fee Letter, dated as of the date hereof, between the Borrower and Morgan Stanley Asset Funding, Inc., (c) that certain Fee Letter, dated as of the date hereof, between the Borrower and Goldman Sachs Bank USA and (d) that certain Fee Letter, dated as of the date hereof, between the Borrower and JPMorgan Chase Bank, N.A.
“Lender” shall mean each Person listed on Schedule 2.01 that has a Commitment or holds outstanding Loans and any other Person that becomes a party hereto pursuant to an Assignment and Acceptance (or an Affiliated Lender Assignment and Acceptance), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge, or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Limited Guarantee” shall mean that certain Guarantee, dated as of the Closing Date, by and among the Parent and the Collateral Agent.
“Liquidity Account” shall mean a securities or deposit account of the Borrower established with an Acceptable Account Bank and designated as the “Liquidity Account” in writing by the Borrower to the Administrative Agent.
“Liquidity Cure Contribution” shall have the meaning assigned to such term in Section 6.12(b)(ii)(A).
“Liquidity Cure Deadline” shall have the meaning assigned to such term in Section 6.12(b)(ii)(A).

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“Liquidity Cure Right” shall have the meaning assigned to such term in Section 6.12(b)(ii)(A).
“Liquidity Requirement” shall mean that the Funded Liquidity Reserve Amount equals or exceeds, (a) on the Closing Date and on any Monthly Payment Date to occur after the Closing Date and prior to the Commitment Termination Date, the sum of (i) the amount of all scheduled cash interest due and payable by the Borrower with respect to all outstanding Loans for the next three (3) calendar month period, plus (ii) the amount of all scheduled principal payments with respect to the Loan due and payable by the Borrower for the next three (3) calendar month period, plus (iii) the amount of all ordinary course settlement amounts under Secured Swap Agreements reasonably expected to be due and payable by the Borrower for the next three (3) calendar month period, plus (iv) the amount of Operating Expenses reasonably expected to be payable by the Borrower for the next three (3) calendar month period and (b) on and after the Commitment Termination Date, the sum of (i) the maximum amount of all scheduled cash interest due and payable by the Borrower with respect to all outstanding Loans for any three (3) calendar month period prior to the Term Maturity Date, plus (ii) the maximum amount of all scheduled principal payments with respect to the Loan due and payable by the Borrower for any three (3) calendar month period prior to the Term Maturity Date, plus (iii) the maximum amount of all ordinary course settlement amounts under Secured Swap Agreements reasonably expected to be due and payable by the Borrower for any three (3) month period prior to the Term Maturity Date, plus (iv) the maximum amount of Operating Expenses reasonably expected to be payable by the Borrower for any three (3) month period prior to the Term Maturity Date.
“Liquidity Reserve L/C” shall mean each irrevocable standby letter of credit in favor of the Collateral Agent for the benefit of the Secured Parties issued by an Acceptable Issuer in form, scope and substance satisfactory to the Required Lenders. Any such letter of credit (a) must be drawable prior to its stated maturity (i) in the event the Borrower fails to meet the Liquidity Requirement in accordance with this Agreement, (ii) it is not renewed or replaced at least thirty (30) days prior to its stated maturity date, (iii) the issuer thereof ceases to be an Acceptable Issuer and a replacement letter of credit has not been obtained from an Acceptable Issuer within the earlier of (A) thirty (30) days after such downgrade and (B) five (5) Business Days prior to its stated maturity date or (iv) if an Event of Default has occurred and is continuing, (b) must be non-recourse to the Borrower and (c) shall not otherwise constitute Indebtedness of the Borrower or be secured by a Lien on any of the property of the Borrower.
“Loan Documents” shall mean (a) this Agreement, (b) the Security Documents, (c) any promissory note issued under Section 2.07(d), (d) the Fee Letters, (e) the MSA Direct Agreement and (f) each other document entered into in connection with the Facilities or otherwise designated as a Loan Document by the Borrower and the Administrative Agent.
“Loans” shall mean the term loans made by the Lenders to the Borrower from time to time pursuant to Section 2.01(a) and Section 2.01(b), as applicable.
“Make-Whole Amount” shall mean a cash amount equal to the greater of (a) zero and (b) the present value of interest then accruing pursuant to Section 2.11 on the principal amount of the Loans to be prepaid from the date of such prepayment, repayment or acceleration through the Term Maturity Date, such present value to be computed using a discount rate equal to the Treasury Rate plus 50 basis points discounted to the prepayment, repayment or acceleration date applied on the same periodic basis as that on which interest on the Loans is payable (assuming a 360-day year consisting of twelve 30-day months).
“Management Agreement” shall mean the Services Access and Services Agreement entered into on or prior to the Closing Date between the Borrower and the Parent.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Master Services Agreement” shall mean, collectively, (a) that certain Master Services Agreement, [*] and (b) [*] (as assigned to the Borrower pursuant to the MSA Assignment).
“Material Adverse Effect” shall mean any event or circumstance arising in respect of the Borrower and its Subsidiaries that has had (a) a material adverse effect on the business, operations, properties, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a

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material adverse effect on the ability of the Credit Parties to fully and timely perform their payment obligations under the Loan Documents, or (c) a material impairment of the validity or enforceability of, the material rights, remedies or benefits available to the Lenders, the Administrative Agent or the Collateral Agent under, any Loan Document.
“Material Indebtedness” shall mean, with respect to the Credit Parties or the Pledgor, any Indebtedness (excluding the Loans and, for avoidance of doubt, undrawn letters of credit and performance bonds) of such Credit Party or the Pledgor, as applicable, in an aggregate principal amount exceeding $100,000,000.
“Material Intellectual Property” shall mean any intellectual property that is material to the operation of the business of the Borrower and the other Credit Parties after giving effect to any designation, transfer or exclusive license.
“Material Project Contracts” shall mean (a) the Master Services Agreement, (b) the Management Agreement, (c) the MSA Assignment, (d) each Data Center Lease/License, (e) without duplication, the agreements listed on Schedule 3.05 and (f) any other agreement designated as a “Material Project Contract” by the Borrower and the Administrative Agent.
“Material Project Contract Damages” shall mean any damages paid to a Credit Party by the relevant counterparty to a Material Project Contract for any breach by such counterparty thereof.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
[*]
[*]
“Monthly Date” shall mean the last day of each calendar month, commencing with the first full calendar month ending after the initial Delayed Draw Funding Date.
“Monthly Payment Date” shall mean the fifteenth (15th) Business Day of the calendar month immediately following the Monthly Date, commencing with the first full calendar month ending after the initial Delayed Draw Funding Date.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Modeled Power Costs” shall mean, with respect to any Data Center Site and any calendar month, the projected Power Costs for such Data Center Site for such calendar month, as set forth in the latest model delivered to the Lenders hereunder.
“MSA Assignment” shall mean that certain Assignment and Assumption Agreement, dated as of the date hereof, by and among Parent and the Borrower.
“MSA Direct Agreement” shall mean that certain Consent and Agreement, dated as of the date hereof, by and among [*], the Borrower and the Collateral Agent.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, its Subsidiaries or ERISA Affiliate makes or is obligated to make contributions, or during the five preceding calendar years, has made or been obligated to make contributions.
“Net Operating Income” shall mean, with respect to any Monthly Date, the positive difference (if any) of (a) all amounts deposited in the Available Cash Account during the three full fiscal month period most recently ended prior to such Monthly Date, less (b) any amount described in the preceding clause (a) actually used for the payment of costs and expenses pursuant to Section 2.20(b)(i) and Section 2.20(b)(ii)

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during such three full fiscal month period; provided that clause (b) of this definition shall not include (x) any amounts that are contingent, unbilled or unknown liabilities or obligations or (y) any amounts deposited in the Available Cash Account by any Parent Company, except if applied as Cure Equity to increase Net Operating Income pursuant to Section 7.03(a). It is agreed and understood that, for the purposes of calculating clause (b) of this definition, payments of costs and expenses made pursuant to Section 2.20(b)(i) relating to utility costs and insurance premiums shall be applied on a monthly installment payment basis (even if paid differently) over an applicable period as determined by the Borrower in good faith.
“Net Proceeds” shall mean:
(ax)with respect to any Disposition by any Credit Party, 100% of the cash proceeds actually received by such Credit Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable) in connection with such Disposition minus (i) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts of any Indebtedness that is secured by such asset and that is required to be repaid in connection with such Disposition (other than pursuant hereto) or (B) any other required payments of other obligations relating to the Disposition with the proceeds thereof, (ii) the reasonable or customary out-of-pocket fees and expenses incurred by the Credit Parties (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees, sales commissions, transfer taxes and charges and brokerage and consultant fees), (iii) all Taxes required to be paid or accrued or reasonably estimated to be required to be paid or accrued by any Parent Company, such Credit Party’s direct or indirect equity owners or such Credit Party as a result thereof, in each case to the extent attributable to the Borrower or its Subsidiaries (including, for the avoidance of doubt, Permitted Tax Distributions), and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities related to any of the applicable assets or retained by such Credit Party, including liabilities related to environmental matters or against any indemnification obligations;
(ay)with respect to any Casualty Event, 100% of the cash proceeds actually received by any Credit Party in connection therewith (including casualty insurance settlements and condemnation awards, but only as and when received) minus (i) the reasonable or customary out-of-pocket fees and expenses incurred by such Credit Party (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees, sales commissions, transfer taxes and charges and brokerage and consultant fees) in connection therewith and (ii) all Taxes required to be paid or accrued or reasonably estimated to be required to be paid or accrued by any Parent Company, such Credit Party’s direct or indirect equity owners, such Credit Party or any of its Affiliates as a result thereof, in each case, to the extent attributable to the Borrower and its Subsidiaries (including, for the avoidance of doubt, Permitted Tax Distributions); and
(az)with respect to any Material Project Contract Damages, 100% of the cash proceeds actually received by any Credit Party in connection with such Material Project Contract Damages minus (i) the reasonable or customary out-of-pocket fees and expenses incurred by such Credit Party (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees, sales commissions, transfer taxes and charges and brokerage and consultant fees) in connection therewith and (ii) all Taxes required to be paid or accrued or reasonably estimated to be required to be paid or accrued by any Parent Company, such Credit Party’s direct or indirect equity owners, such Credit Party or any of its Affiliates as a result thereof, in each case, to the extent attributable to the Borrower and its Subsidiaries (including, for the avoidance of doubt, Permitted Tax Distributions).
“Net Short Lender” shall have the meaning assigned to such term in Section 9.08.
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.17(c).

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“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Obligations” shall mean all amounts owing to any of the Agents, the Depositary Bank, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document or Erroneous Payment Subrogation Rights, or to any Specified Swap Counterparty pursuant to the terms of any Secured Swap Agreement, or pursuant to the terms of any Guarantee thereof, including, without limitation, with respect to any Loan or Secured Swap Agreement, together with the due and punctual performance of all other obligations of the Borrower and the other Credit Parties under or pursuant to the terms of this Agreement or the other Loan Documents or any Secured Swap Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees (including any Applicable Premium) that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Operating Expenses” shall mean all operating costs and expenses and capital expenditures of the Borrower and its Subsidiaries (including (1) capital expenditures in respect of the Project and (2) Permitted O&M Payments).
“Operating Report” shall mean a report from the Borrower substantially providing the information required in accordance with Exhibit M or in such other form as shall be approved by the Administrative Agent.
“Other Connection Taxes” shall mean, with respect to any Agent or Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or its Subsidiaries hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Proceeds” shall mean (a) all Net Proceeds from any Disposition by the Borrower or any of its Subsidiaries of any Collateral, (b) all Net Proceeds from any Casualty Event and (c) all Net Proceeds attributable to Material Project Contract Damages; provided that “Other Proceeds” shall not include any Equity Proceeds.
“Other Proceeds Account” shall mean a securities or deposit account of the Borrower established with an Acceptable Account Bank and designated as the “Other Proceeds Account” in writing by the Borrower to the Administrative Agent.
“Other Taxes” shall mean any and all present or future stamp, court, recording, filing, documentary or similar Taxes or any other similar excise or property Taxes, intangible Taxes, charges or levies arising from any payment made under, or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).
“Parent” shall mean CoreWeave, Inc., a Delaware corporation.
“Parent Company” shall mean the Parent and any other Person that is a direct or indirect parent company (which may be organized, among other things, as a partnership), including any managing member, of the Borrower.
“Parent Revolving Credit Agreement” shall mean that certain Revolving Credit and Guaranty Agreement, dated as of June 21, 2024 (as amended, restated, amended and restated, supplemented or

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otherwise modified from time to time), by and among CoreWeave, Inc., JPMorgan Chase Bank, N.A. and the other parties from time to time party thereto.
“Participant” shall have the meaning assigned to such term in Section 9.04(b)(vi).
“Participant Register” shall have the meaning assigned to such term in Section 9.04(b)(vi).
“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, Title III of Public Law 107-56 (signed into law on October 26, 2001).
“Payment Event” shall have the meaning set forth in the definition of “Applicable Premium”.
“Payment in Full” shall mean (a) the Commitments have been terminated, (b) the principal of and interest on each Loan and all other expenses or amounts payable under any Loan Document shall have been paid in cash in full other than contingent or indemnification obligations not then due or for which no claim has been made and (c) for purposes of Section 7.04 and Section 9.18, all Secured Swap Agreements have been novated concurrently with or after the repayment described in clause (b) above or have been terminated or expired.
“Payment or Bankruptcy Event of Default” shall mean an Event of Default as defined in Sections 7.01(b), 7.01(c), 7.01(h) or 7.01(i).
“Payment Recipient” shall have the meaning assigned to it in Section 9.26.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Permitted Commodity Agreement” shall mean a Commodity Agreement entered into by the Borrower, (i) in each case, in the ordinary course of business (a) to sell, purchase or hedge against fluctuations in the price of energy or capacity to which the Borrower has actual or reasonably expected exposure, (b) that is entered into on terms reasonable to the Borrower and (c) that is entered into with a Specified Swap Counterparty, or (ii) any other Commodity Agreement that is approved in writing by the Required Lenders.
“Permitted Commodity Agreement Indebtedness” shall mean any Indebtedness of the Borrower in connection with commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes in connection with Commodity Agreements.
“Permitted Intercompany Indebtedness” shall mean any Indebtedness (a) among the Borrower and its Subsidiaries or (b) of the Borrower or any Subsidiary of the Borrower owing to any Affiliate of the Borrower other than any Subsidiary of the Borrower; provided that any Indebtedness incurred pursuant to clause (b) of this definition shall be subordinated in right of payment to the Obligations hereunder on terms and conditions substantially in the form of Exhibit P hereto or otherwise reasonably satisfactory to the Administrative Agent.
“Permitted O&M Payments” shall mean payments relating to (a) lease or rent payments under any Data Center Lease/License and (b) “pass-through” utility and insurance costs (if any) and taxes in respect of any Data Center Site.
“Permitted Tax Distribution” shall mean, for any taxable year (or portion thereof) with respect to which the Borrower is a disregarded entity for U.S. federal, state and/or local income tax purposes wholly (directly or indirectly) owned by a corporation, distributions to such corporation to pay federal, foreign, state and local income or franchise Taxes of such corporation (or, for so long as such corporation is a member of a consolidated group for U.S. federal income tax purposes, such corporation’s direct or indirect parent corporation which is the parent of such consolidated group) solely to the extent attributable to the taxable income of the Borrower or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the

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amount that the Borrower would have been required to pay as a stand-alone taxpayer in respect of income directly attributable to the Borrower and its Subsidiary. For the avoidance of doubt, the calculation of such Permitted Tax Distributions shall be modified to take into account any adjustments to income, gain, loss, deduction and credit made pursuant to a Tax audit or other proceeding.
“Permitted Transferred Equipment” shall mean any Infrastructure, so long as such Infrastructure meets the following criteria: (a) the purchase price with respect to such Infrastructure is calculated based on a net depreciated fair market value, (b) such transferred Infrastructure has not been used to provide Services for longer than three (3) calendar months, (c) except with respect to Infrastructure (excluding GPU Servers) with an aggregate purchase amount not exceeding [*] of the aggregate purchase amount of all Infrastructure transferred to a Credit Party on or prior to the applicable date of determination, such Infrastructure has not been previously used (other than in connection with providing Services solely to the counterparty under the Master Services Agreement) and (d) subject to Section 5.22(c), the transferor of such Infrastructure substantially concurrently transfers all seller warranties and contract rights associated with the transferred Infrastructure to a Credit Party.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership (general or limited), limited liability company (or series or division thereof), individual or family trusts, or government or any agency or political subdivision thereof.
“Plan” shall mean any employee pension benefit plan as defined in Section 3(3) of ERISA, but excluding any Multiemployer Plan, in respect of which the Borrower or, with respect to any such plan that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, any ERISA Affiliate, is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning assigned to such term in Section 9.17(b).
“Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the date hereof, by and among the Pledgor and the Collateral Agent.
“Pledged Collateral”, with respect to particular Collateral, shall have the meaning assigned to such term in the Collateral Agreement applicable to such Collateral and the meaning assigned to “Collateral” in the Pledge Agreement.
“Pledged Debt” shall have the meaning assigned to such term in the Collateral Agreement.
“Pledgor” shall mean CCAC VIII Holdco LLC, a Delaware limited liability company.
“Power Costs” shall mean the power and/or ancillary costs and expenses incurred by the Borrower and the Subsidiaries with respect to the applicable Data Center Site.
“Power Invoice” shall mean, with respect to any Power Costs, the utility invoice in respect of such Power Costs (and solely to the extent of such Power Costs).
“Power Reserve Account” shall mean a securities or deposit account of the Borrower established with an Acceptable Account Bank and designated as the “Power Reserve Account” in writing by the Borrower to the Administrative Agent.
“Power Reserve Requirement” shall mean, as of any Monthly Payment Date, that the amount of Unrestricted Cash of the Borrower held in the Power Reserve Account equals or exceeds the amount that is [*] the Excess Unhedged Power Costs for each Data Center Site as of such Monthly Payment Date; provided that, any such amount shall be deemed to be $0 as of the date the actual Power Costs reflected in the applicable Power Invoice for the applicable Data Center Site have been equal to or less than [*] of the Modeled Power Costs for such Data Center Site for [*].
“primary obligor” shall have the meaning set forth in the definition of the term “Guarantee.”

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“Prime Rate” shall mean the “U.S. Prime Rate” as quoted in the Wall Street Journal.
“Prior Liens” shall mean Liens permitted pursuant to Section 6.02 other than Liens permitted pursuant to clause (c) of the definition of “Excepted Liens”.
“Pro Rata Share” shall mean, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the aggregate Commitments and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time; provided that, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Project” shall mean the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower and its Subsidiaries pursuant to the Master Services Agreement.
“Projected Debt Service Coverage Ratio” shall mean, as of any applicable date of calculation, the ratio of (a) projected Net Operating Income of the Borrower and its Subsidiaries from such date of calculation until (i) for amounts in clause (a) of the definition of Net Operating Income, the Monthly Date that is the earlier of (x) two (2) full calendar months prior to the final date [*] is required to pay for services with respect to the applicable Stabilized Data Center Site pursuant to the Master Services Agreement and (y) the Term Maturity Date and (ii) for amounts in clause (b) of the definition of Net Operating Income, the Term Maturity Date to (b) projected Debt Service for each Monthly Date from such date of calculation through the Term Maturity Date, in each case as calculated pursuant to the Top-Up Model Adjustment Criteria or, in connection with a Delayed Data Center Date, the Delayed Tranche Model Adjustment Criteria.
“Projections” shall mean any projections and any forward-looking statements (including statements with respect to booked business) of the Borrower and its Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower prior to the Closing Date.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning assigned to it in Section 9.25.
“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).
“Regulated Bank” shall mean (a) any swap dealer registered with the U.S. Commodity Futures Trading Commission or security-based swap dealer registered with the U.S. Securities and Exchange Commission, as applicable; or (b) any commercial bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 C.F.R. part 211, (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii), or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, controlling persons, members, representatives, and the successors of each of the foregoing, of such Person and such Person’s Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into or through the Environment.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the thirty (30) day notice period has been waived, with respect to a Plan.
“Required Lenders” shall mean, at any time, the consent of Lenders having Loans and Commitments that, taken together, represent more than 50% of the sum of all Loans and Commitments of the Lenders at such time.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person shall mean any executive officer, Financial Officer, director, general partner, managing member or sole member of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
“Restricted Payment” shall have the meaning assigned to such term in Section 6.06.
“[*]” shall mean, [*]
“S&P” shall mean Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc.
“Sanctioned Country” shall mean, (a) a country or territory which is the subject or target of comprehensive Sanctions, including, as of the date hereof, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine and (b) the non-governmental controlled portions of the Zaporizhzhia and Kherson regions of Ukraine.
“Sanctioned Person” shall mean any Person that is the target of Sanctions, including (a) any Person listed in any list of designated Persons maintained by the U.S. government, including OFAC and the U.S. Department of State or relevant non-U.S. authorities, including the United Nations Security Council, Canada, the European Union or His Majesty’s Treasury of the United Kingdom; (b) any Person organized or resident in a Sanctioned Country or (c) any Person 50% or more owned or (where relevant under applicable Sanctions) controlled by, directly or indirectly, any of the foregoing Person or Persons referred to in paragraphs (a) or (b) of this definition.

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“Sanctions” shall mean any Laws relating to economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time (a) by the U.S. government, including, without limitation, those administered by OFAC and the U.S. Department of State, (b) by Global Affairs Canada or the Department of Public Safety of Canada or (c) by the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Secured Parties” shall have the meaning ascribed to such term in the Collateral Agreement.
“Secured Swap Agreement” shall mean any Interest Rate Hedge Agreement or Permitted Commodity Agreement that is entered into by and between the Borrower and any Specified Swap Counterparty.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Documents” shall mean the Collateral Agreement, the Pledge Agreement (solely with respect to the Pledgor), the Control Agreements, the Intercreditor Agreement (if entered into) and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, the Collateral and Guarantee Requirement or Section 5.10.
“Services” shall mean, as of any date of determination, the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower or its Subsidiaries to a customer and such customer’s end users.
“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Loan” shall mean a Floating Rate Delayed Draw Loan that bears interest at a rate based on Daily Compounded SOFR.
“SOFR Unavailability Period” shall mean, the period (if any) (a) beginning at the time that either (i) the SOFR Administrator permanently or indefinitely has ceased to provide SOFR or (ii) the SOFR Administrator has announced that SOFR is no longer representative and (b) ending at the time that either (i) the SOFR Administrator has resumed providing SOFR or (ii) the SOFR Administrator has announced that SOFR is representative, as applicable.
“Specified Representations” shall mean the representations and warranties under Sections 3.06, 3.08, 3.14, 3.17, 3.18 and 3.22.
“Specified Swap Counterparty” shall mean (a) with respect to any Interest Rate Hedge Agreement, any Person that, as of the Closing Date (with respect to an Interest Rate Hedge Agreement that is in effect on the Closing Date) or at the time it enters into an Interest Rate Hedge Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, in its capacity as a party to such Interest Rate Hedge Agreement, in each case solely to the extent such Person (or any Person guaranteeing such Person’s obligations under such Interest Rate Hedge Agreement) has at least an A- or A3 (or their functional equivalent) rating by at least two Acceptable Rating Agencies (with a stable or positive outlook if such rating is A- or A3) as of the date of such agreement and (b) with respect to any Permitted Commodity Agreement, any Person that (i) as of the Closing Date (with respect to a Permitted

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Commodity Agreement that is in effect on the Closing Date) or at the time it enters into a Permitted Commodity Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, in its capacity as a party to such Permitted Commodity Agreement or (ii) (A) (1) is a commercial bank, investment bank, insurance company, investment fund or other similar financial institution or an Affiliate thereof that is engaged in the business of entering into Commodity Agreements, (2) is a public utility or a load serving entity, (3) is in the business of selling, marketing, purchasing, trading or distributing electric energy or transporting, selling, marketing, trading or storing fuel, or (4) is otherwise reasonably acceptable to the Required Lenders; and (B) solely to the extent such Person is described in clause (b)(i) or (b)(ii)(A)(1), (2) or (3), (I) (x) in respect of any Person of the type described in clause (b)(ii)(A)(2) or (3) above, such Person (or any Person guaranteeing such Person’s obligations under such Permitted Commodity Agreement) has at least a BBB or Baa2 (or their functional equivalent) rating from at least two Acceptable Rating Agencies (with a stable or positive outlook if such rating is BBB or Baa2) as of the date of such agreement, or (2) in respect of any Person of the type described in clause (b)(i) or (b)(ii)(A)(1) above, such Person (or any Person guaranteeing such Person’s obligations under such Permitted Commodity Agreement) has a rating of least A- or A3 (or their functional equivalent) by at least two Acceptable Rating Agencies (with a stable or positive outlook if such rating is A- or A3) as of the date of such agreement, or (II) such Person is reasonably acceptable to the Required Lenders. For the purposes of this definition, J. Aron & Company LLC shall be deemed to be an Affiliate of Goldman Sachs Bank USA.
“Stabilized” shall mean, with respect to any Stabilized Data Center Site, [*] of the GPU Cluster agreed to be deployed under the Master Services Agreement in respect of such Stabilized Data Center Site have satisfied all of the Borrower’s internal testing and other requirements. “Stabilization” shall have a correlative meaning.
“Stabilized Data Center Site” shall mean each Tranche (as defined in the Master Services Agreement) of Infrastructure at the applicable Data Center Site has been Stabilized and accepted by [*] pursuant to the Master Services Agreement.
“Stabilized Loans” shall mean, with respect to any Stabilized Data Center Site, any Loans incurred in respect of such Stabilized Data Center Site.
“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Structuring Agents” shall mean each of Morgan Stanley Asset Funding, Inc. and MUFG Bank, Ltd., each in their capacity as a Structuring Agent hereunder.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership (general or limited), association, joint venture, limited liability company or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.
“Subsidiary Guarantors” shall mean (i) each Subsidiary of the Borrower that is party to the Collateral Agreement on the Closing Date and (ii) each Subsidiary of the Borrower that becomes a party to the Collateral Agreement after the Closing Date pursuant to Section 5.24 or otherwise.
“Supermajority Lenders” shall mean, at any time, the consent of Lenders having Loans and Commitments that, taken together, represent more than 80% of the sum of all Loans and Commitments of the Lenders at such time.

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“Supplemental Agent” shall have the meaning assigned to such term in Section 8.13(a).
“Supported QFC” shall have the meaning assigned to it in Section 9.25.
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent, the Borrower or any Subsidiary of the Borrower shall be a Swap Agreement.
“Swap Obligation” means, with respect to the Borrower and its Subsidiaries, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, assessments, fees or other similar charges (including ad valorem charges) in the nature of a tax or withholdings imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto.
“Tax Exemption Arrangements” shall mean any arrangement providing for the sale or lease by the Borrower or any of its Subsidiaries of any property in connection with any tax abatement, tax incentive or similar program, which arrangement either (a) is reasonably acceptable to the Administrative Agent or (b)(i) provides the Lenders or a Credit Party with a perfected first-priority Lien on the applicable GPU Servers, (ii) will result in material tax savings as determined by the Borrower in good faith, and (iii) is made on terms that are not materially worse, taken as a whole, to the interests of the Credit Parties than the terms of the [*].
“Term Maturity Date” shall mean March 31, 2032.
“Top-Up DDTL Draw” means a borrowing of Stabilized Loans with respect to the applicable Stabilized Data Center Site that meets the Top-Up Debt Sizing Criteria.
“Top-Up Debt Sizing Criteria” means, with respect to any Credit Event for Stabilized Loans, such amount of additional Stabilized Loans that, after giving pro forma effect to such incurrence of Stabilized Loans and any Restricted Payments to be made with proceeds thereof pursuant to the terms hereof, the Projected Debt Service Coverage Ratio for (x) the Stabilized Data Center Site subject to such Credit Event and (y) each Stabilized Data Center Site and Delayed Data Center Site as of such date, in the aggregate, measured for each Monthly Date during the period beginning on the date of such Credit Event and ending on the Term Maturity Date, shall each be greater than or equal to 1.20:1.00.
“Top-Up Model Adjustment Criteria” shall mean adjustments to the Base Case Model to reflect, or otherwise account for, as of the relevant date of determination:
(a)    in respect of SOFR Loans applicable to such Stabilized Data Center Site, (i) the actual strike rate for the interest amounts with respect to such SOFR Loans that are hedged as of such date per the applicable Interest Rate Hedge Agreement(s) on a pro rata basis, (ii) any Interest Rate Hedge Agreement(s) reasonably expected to be entered into within 30 days after the applicable Top-Up DDTL Draw and (iii) if applicable, the prevailing Daily Compounded SOFR as of such date of determination for all other unhedged interest amounts based on the then-current Daily Compounded SOFR;
(b)    with respect to power applicable to such Stabilized Data Center Site, starting with the Modeled Power Costs, with adjustments based on (i) the actual quantum and strike price for such Power Costs as per the applicable Permitted Commodity Agreement(s) and (ii) for all other unhedged power costs, the greater of (1) the average actual Power Costs for the most recently completed three calendar

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months with respect to such Stabilized Data Center Site and (2) Modeled Power Costs with respect to such Power Costs; and
(c)    any increase or reduction in Net Operating Income with respect to such Stabilized Data Center Site or Delayed Data Center Site (without double counting): (i) as a result of any delay discounts with respect to such Stabilized Data Center Site and Delayed Data Center Site, (ii) giving effect to the percentage of the GPU Cluster in respect of such Stabilized Data Center Site or Delayed Data Center Site that has been accepted by [*] pursuant to the Master Services Agreement as of such date and (iii) giving effect to actual [*] achieved with respect to such accepted GPU Clusters as of such date, and any corresponding [*] payable to [*] as a result thereof (each as defined in the Master Services Agreement).
“Total Delayed Draw Loan Commitment” shall mean the sum of the Total Fixed Rate Delayed Draw Loan Commitments and the Total Floating Rate Delayed Draw Loan Commitments of all of the Lenders.
“Total Fixed Rate Delayed Draw Loan Commitment” shall mean the sum of the Fixed Rate Delayed Draw Loan Commitments of all of the Fixed Rate Lenders.
“Total Floating Rate Delayed Draw Loan Commitment” shall mean the sum of the Floating Rate Delayed Draw Loan Commitments of all of the Floating Rate Lenders.
“Treasury Rate” shall mean the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable prepayment date to the Term Maturity Date, provided, however, that if the period from the applicable prepayment date to the Term Maturity Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of 1 year shall be used.
“Transactions” shall mean, collectively, the transactions to occur on, prior to or immediately after the Closing Date, including (a) the execution and delivery of the Loan Documents and the initial borrowings hereunder and (b) the payment of all fees and expenses owing in connection with the foregoing.
“Type” shall mean, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.
“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Undrawn Fee” shall have the meaning assigned to it in Section 2.10(c).

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“Unlimited Equity Cure Sunset Date” shall mean the three-month anniversary of the Commitment Termination Date.
“Unrestricted Cash” shall mean cash or Cash Equivalents of the Borrower and its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries; provided that cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries solely because such cash or Cash Equivalents are subject to a deposit account control agreement or a securities account control agreement in favor of the Collateral Agent shall constitute Unrestricted Cash hereunder.
“U.S. Dollars” or “$” shall mean the lawful currency of the United States of America.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” shall have the meaning assigned to it in Section 9.25.
“U.S. Tax Compliance Certificate” shall have the meaning assigned to it in Section 2.15(e)(ii)(B)(3).
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02.Interpretative Provision.
(a)General. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All references to “knowledge” or “awareness” of the Borrower, any other Credit Party, Pledgor, Parent or a Responsible Officer means the actual knowledge of a Responsible Officer of the Borrower, such Credit Party, Pledgor or Parent. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(b)Accounting. Except as otherwise provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature not specifically or completely defined herein shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the

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operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.
(c)References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (i) references to organizational documents, agreements (including the Loan Documents), and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are not prohibited by any Loan Document; and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Law.
Section 1.03.Effectuation of Transfers. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions unless the context otherwise requires.
Section 1.04.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.05.Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day (it is understood that the foregoing shall cause any grace period associated with any such payment obligation or performance of any covenant, duty or obligation to extend to the immediately succeeding Business Day as well).
Section 1.06.Negative Covenant Compliance. For purposes of determining whether the Borrower or its Subsidiaries comply with any exception to Article VI where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower or such Subsidiary from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower or its Subsidiaries comply with any negative covenant in Article VI, to the extent that any obligation, transaction, or action could be attributable to more than one exception to any such negative covenant, the Borrower may categorize or re-categorize all or any portion of such obligation, transaction or action to any one or more exceptions to such negative covenant that permit such obligation, transaction or action.
Section 1.07.Certifications. All certifications to be made hereunder by an officer or representative of the Borrower or any Subsidiary thereof shall be made by such a Person in his or her capacity solely as an officer or a representative of the Borrower or such Subsidiary of the Borrower, on the Borrower’s or such Subsidiary’s behalf and not in such Person’s individual capacity.
Section 1.08.Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.
Section 1.09.Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Benchmark or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect,

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implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate or the Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article II
THE CREDITS
Section 2.01.Commitments.
(a)Subject to the terms set forth herein, each Lender having a Floating Rate Delayed Draw Loan Commitment agrees to make Floating Rate Delayed Draw Loans in U.S. Dollars to the Borrower on any Business Day during the Delayed Draw Availability Period (including, for the avoidance of doubt, following the making of the Initial Amortization Payment and prior to the Commitment Termination Date), in an aggregate principal amount that will not result in (i) any Floating Rate Lender’s outstanding Floating Rate Delayed Draw Loans exceeding such Floating Rate Lender’s Floating Rate Delayed Draw Loan Commitment then in effect or (ii) the aggregate outstanding Floating Rate Delayed Draw Loans of all Floating Rate Lenders exceeding the Total Floating Rate Delayed Draw Loan Commitments then in effect, in each case, after giving effect thereto and to the application of the proceeds thereof. Such Floating Rate Delayed Draw Loans may be Base Rate Loans or SOFR Loans as further provided herein.
(b)Subject to the terms set forth herein, each Lender having a Fixed Rate Delayed Draw Loan Commitment agrees to make Fixed Rate Delayed Draw Loans in U.S. Dollars to the Borrower on any Business Day during the Delayed Draw Availability Period (including, for the avoidance of doubt, following the making of the Initial Amortization Payment and prior to the Commitment Termination Date), in an aggregate principal amount that will not result in (i) any Fixed Rate Lender’s outstanding Fixed Rate Delayed Draw Loans exceeding such Fixed Rate Lender’s Fixed Rate Delayed Draw Loan Commitment then in effect or (ii) the aggregate outstanding Fixed Rate Delayed Draw Loans of all Fixed Rate Lenders exceeding the Total Fixed Rate Delayed Draw Loan Commitments then in effect, in each case, after giving effect thereto and to the application of the proceeds thereof.
Section 2.02.Loans and Borrowings. Each Loan to the Borrower shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably among each Facility in accordance with their respective Commitments under each Facility until the Commitments under any Facility are fully drawn, after which time Loans shall be made in accordance with the Lenders’ remaining Commitments in respect of the non-fully drawn Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and not joint and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
Section 2.03.Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivering to the Administrative Agent a Borrowing Request (or such other form as may be approved by the Administrative Agent) and signed by the Borrower not later than 12:00 noon, New York time, six (6) Business Days (or, in the case of a Borrowing of Base Rate Loans to be made on the Closing Date, one (1) Business Day) before the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(a)whether the portion of the Borrowing to be comprised of Floating Rate Delayed Draw Loans is to be comprised of SOFR Loans or Base Rate Loans (if no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be a Base Rate Borrowing) and, if the Borrowing is to be SOFR Loans, the Interest Period applicable to such Loans (if no Interest Period is stated in the Borrowing Request, the Borrower will be deemed to have elected a one-month Interest Period),

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(b)the aggregate amount of the requested Borrowing, which shall be in a minimum amount of at least $1,000,000 (or, if less, the entire remaining Commitments at the time of such Borrowing) (or such lesser amount as the Administrative Agent may agree),
(c)the date of such Borrowing, which shall be a Business Day,
(d)the location and number of the Borrower’s account to which funds are to be disbursed or such other account (which shall be a General Account) that is otherwise provided in a customary funds flow memorandum provided to the Administrative Agent and reasonably approved thereby, and
(e)the quantity and purchase orders with respect to the applicable GPU Servers (including a calculation of the projected contracted revenues with respect to the Master Services Agreement to be received by the Borrower or its Subsidiaries in respect of such GPU Servers) to be acquired (or that have been acquired since the immediately preceding Borrowing) in connection with the Borrowing.
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of (x) the details thereof and (y) the amount of such Lender’s Loan to be made as part of the requested Borrowing. Promptly after the calculation of the applicable Fixed Rate Treasury Margin pursuant to the definition thereof, the Administrative Agent shall advise each Fixed Rate Lender of the Fixed Rate Treasury Margin applicable to such tranche of Fixed Rate Loans (together with a calculation of the proposed updated Fixed Rate Margin). On or prior to the Commitment Termination Date, the Borrower shall be entitled to request one (1) Top-Up DDTL Draw in respect of each Stabilized Data Center Site, which request may be made solely on or after the date that is at least one full calendar month after Stabilization of such Stabilized Data Center Site. There shall not occur more than four (4) Top-Up DDTL Draws in the aggregate during the term of this Agreement.
Section 2.04.Funding of Borrowings. Each Lender shall make each Loan to be made by it to the Borrower hereunder by 1:00 p.m. New York time on the proposed date thereof by wire transfer of immediately available funds, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account of the Borrower as is designated by the Borrower in the Borrowing Request.
Section 2.05.Conversion and Continuation Elections.
(a)The Borrower shall have the option to (i) request that any Floating Rate Delayed Draw Loan be made as a SOFR Loan, (ii) convert at any time all or any part of outstanding Floating Rate Delayed Draw Loans from Base Rate Loans to SOFR Loans, (iii) convert any SOFR Loan to a Base Rate Loan, or (iv) continue all or any portion of any Floating Rate Delayed Draw Loans as a SOFR Loan upon the expiration of the applicable Interest Period. Any Floating Rate Delayed Draw Loans having the same proposed Interest Period to be made or continued as, or converted into, a SOFR Loan must be in a minimum amount of $1,000,000 (or such lesser amount as the Administrative Agent may agree). Any such election must be made by the Borrower by 2:00 p.m. (New York time) on the third Business Day prior to (A) the date of any proposed Floating Rate Delayed Draw Loan which is to bear interest at Daily Compounded SOFR, (B) the end of each Interest Period with respect to any SOFR Loans to be continued as such, or (C) the date on which the Borrower wishes to convert any Base Rate Loan to a SOFR Loan for an Interest Period designated by the Borrower in such election. If no election is received with respect to a SOFR Loan by 2:00 p.m. (New York time) on the third Business Day prior to the end of the Interest Period with respect thereto, that SOFR Loan shall be converted to a SOFR Loan with a one-month Interest Period. The Borrower must make such election by notice to the Administrative Agent with respect to the Floating Rate Delayed Draw Loans in writing, including by electronic transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit E or in a writing in any other form reasonably acceptable to the Administrative Agent. No Floating Rate Delayed Draw Loan shall be made, converted into or continued as a SOFR Loan if an Event of Default has occurred and is continuing at the time of the proposed conversion or continuation and the Required Lenders have determined in

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writing not to make or continue any Floating Rate Delayed Draw Loan as a SOFR Loan as a result thereof.
(b)Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Floating Rate Lender thereof, as the case may be. In addition, the Administrative Agent will, with reasonable promptness, notify the Borrower and the Floating Rate Lenders of each determination of Daily Compounded SOFR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Floating Rate Delayed Draw Loan held by each Floating Rate Lender with respect to which the notice was given.
Section 2.06.Termination of Commitments. The parties hereto acknowledge that:
(a)Commitments.
(i)(A) Upon each Borrowing of Floating Rate Delayed Draw Loans, the Floating Rate Delayed Draw Loan Commitments of each Floating Rate Lender will be reduced by an amount equal to the amount of Floating Rate Delayed Draw Loans made by such Floating Rate Lender in connection with such Borrowing and (B) upon each Borrowing of Fixed Rate Delayed Draw Loans, the Fixed Rate Delayed Draw Loan Commitments of each Fixed Rate Lender will be reduced by an amount equal to the amount of Fixed Rate Delayed Draw Loans made by such Fixed Rate Lender in connection with such Borrowing. The Commitments of each Lender will terminate at 11:59 p.m. New York time on the final day of the Delayed Draw Availability Period; and
(ii)Notwithstanding anything to the contrary in this Agreement, the Borrower, at or about the time of such occurrence, may terminate, in whole or in part, without premium or penalty, the Commitments (including, at the Borrower’s election, terminating, in whole or in part, solely the Floating Rate Delayed Draw Loan Commitments or the Fixed Rate Delayed Draw Loan Commitments); provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. The Borrower and Administrative Agent shall notify the Lenders, in writing, of any election to terminate or reduce the Commitments pursuant to this Section 2.06(a)(ii) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Any termination or reduction pursuant to this Section 2.06(a)(ii) shall apply proportionately and permanently to reduce the Commitments of each of the applicable Lenders.
Section 2.07.Evidence of Debt.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)The entries made in the accounts maintained pursuant to Sections 2.07(a) or 2.07(b) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the records maintained by any Lender and the Register maintained by the Administrative Agent in such matters, the Register shall control in the absence of manifest error.

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(d)Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note substantially in the form of Exhibit G. In such event, the Borrower shall prepare, execute, and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).
Section 2.08.Scheduled Payment of Loans.
(a)On each Monthly Payment Date, the Borrower shall repay the Loans (commencing on the first Monthly Payment Date that occurs after the earliest to occur of (x) the Commitment Termination Date, (y) in respect of a Delayed Data Center Site following the applicable Delayed Data Center Amortization Date and (z) in respect of a Stabilized Data Center Site, the date of the Top-Up DDTL Draw in respect of such Stabilized Data Center Site (such earliest date, the “Initial Amortization Payment Date” and such initial amortization payment on the Initial Amortization Payment Date, the “Initial Amortization Payment”)) in an amount equal to the product of (i) the percentage corresponding with the applicable Monthly Payment Date as set forth in Schedule 2.08 (as such schedule may be updated by the Borrower and the Administrative Agent (x) on the date of each Top-Up DDTL Draw based solely on updates to the Base Case Model resulting from the applicability of the Top-Up Model Adjustment Criteria, (y) on each Delayed Data Center Amortization Date based solely on updates to the Base Case Model resulting from the applicability of the Delayed Tranche Model Adjustment Criteria (and any corresponding Delayed Tranche Debt Sizing Amount) and (z) on the Commitment Termination Date based solely on updates to the Base Case Model resulting from the Top-Up Model Adjustment Criteria and Top-Up Debt Sizing Criteria with respect to any Stabilized Data Center Site for which the Borrower has not borrowed a Top-Up DDTL Draw as of such date) and (ii) the aggregate amount of the Loans outstanding as of the date of such Top-Up DDTL Draw or the Commitment Termination Date, as applicable. On the first Monthly Payment Date following the first full calendar month after each Delayed Data Center Date (such date, the “Delayed Data Center Amortization Date”), the Borrower shall repay the Loans in an amount equal to the applicable Delayed Tranche Debt Sizing Amount. Solely to the extent there is a Stabilized Data Center Site for which the Borrower has not borrowed a Top-Up DDTL Draw as of the Commitment Termination Date, on the first Monthly Payment Date following the first full calendar month after the Commitment Termination Date, the Borrower shall repay the Loans in an amount equal to the applicable Commitment Termination Debt Sizing Amount.
(b)The Borrower shall repay all unpaid principal and other amounts due in respect of each Loan on the Term Maturity Date.
Section 2.09.Prepayment of Loans.
(a)Optional Prepayments.
(i)Mechanics. Except as otherwise set forth herein, the Borrower shall have the right at any time and from time to time to prepay Loans in whole or in part (but subject to Section 2.09(a)(ii) and Section 2.09(c)), in an aggregate principal amount that is an integral multiple of (A) $500,000 and not less than $500,000 or (B) if less, the amount of Loans outstanding under the applicable Facility. The Borrower shall notify the Administrative Agent by written notice substantially in the form of Exhibit B hereto of any prepayment hereunder not later than 12:00 noon, New York time, one (1) Business Day prior to the date of prepayment (or such later times to which the Administrative Agent may agree). Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. The Administrative Agent will promptly notify the Lenders of any such notice of the foregoing, and any such notice may be contingent upon the consummation of a refinancing or other event and such notice may otherwise be extended or revoked. Prepayments shall be accompanied by accrued interest and fees to the extent required by Section 2.10 or 2.11(d).
(ii)Application of Optional Prepayments. Prepayment of the Loans pursuant to Section 2.09(a) shall be applied to installments of principal as directed by the Borrower (however, in the absence of such direction, such prepayments shall be applied in direct order of maturity), but shall, in any event, be applied ratably across the Fixed Rate Delayed Draw Loan Facility and

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Floating Rate Delayed Draw Loan Facility; provided that, for any specific Facility or Facilities (or tranche within such Facility), such prepayments shall be applied ratably among the Lenders to that specific Facility or Facilities (or tranche within such Facility). For the avoidance of doubt, (x) the payment of interest on any Loans, shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each and (y) the prepayment of outstanding principal amount of any Loans which are then due and payable shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each.
(b)Mandatory Prepayments.
(i)[Reserved].
(ii)Non-Permitted Indebtedness. Promptly upon receipt by the Borrower or any Subsidiary of the Borrower (but in any event within one (1) Business Day of such receipt), the Borrower or such Subsidiary shall apply 100% of the Net Proceeds of any incurrence of Indebtedness that is not permitted pursuant to Section 6.01 to prepay the Loans in accordance with Section 2.09(b)(vi).
(iii)[Reserved].
(iv)Other Proceeds. Promptly upon receipt by the Borrower or any Subsidiary of the Borrower (but in any event within five (5) Business Days of such receipt), the Borrower or such Subsidiary shall apply any Other Proceeds (excluding (A) [reserved], (B) in the case of any Casualty Event, any Net Proceeds thereof less than $50,000,000 from any single event or $100,000,000 in the aggregate from all such events during any fiscal year, (C) [reserved], (D) any Disposition permitted pursuant to Section 6.05(h) and (E) in the case of any other Disposition by the Borrower or any Subsidiary of the Borrower permitted pursuant to Section 6.05, any Net Proceeds thereof less than $50,000,000 from any single event or $100,000,000 in the aggregate from all such events during any fiscal year) received by the Borrower or such Subsidiary, to prepay the Loans in accordance with Section 2.09(b)(vi).
(v)Change in Control. Upon the occurrence of a Change in Control, the Borrower shall prepay all outstanding principal amounts of the Loans.
(vi)Application of Mandatory Prepayments. Any prepayment of the Loans pursuant to Section 2.09(b) shall be prepaid together with, on a ratable basis based on amounts owed, (i) all accrued and unpaid interest thereon, together with any scheduled periodic payments due and payable under the Secured Swap Documents, and any breakage costs pursuant to Section 2.14, and shall be applied to installments of principal (with respect to which such prepayments shall be applied in the inverse order of maturity) and (ii) payment in full of any termination, liquidation and other payments under any Secured Swap Agreement that are then due and payable as result of any reduction of the notional amount of such Secured Swap Agreement to the extent that such reduction is necessary to comply with Section 5.23 or Section 5.25, as and if applicable, after giving effect to such prepayment of the Loans. For the avoidance of doubt, (A) the payment of interest on any Loans and the corresponding scheduled periodic payments under the Secured Swap Documents shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each and (B) the prepayment of outstanding principal amount of any Loans and the corresponding termination payments under the Secured Swap Documents which are then due and payable shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each. Notwithstanding anything to the contrary herein, any such prepayment amount pursuant to Section 2.09(b)(iv) or (v) to be applied to the Fixed Rate Delayed Draw Loans shall be applied only among the Fixed Rate Lenders who have accepted the applicable Prepayment Offer pursuant to Section 2.09(d) and such prepayments shall in any event be applied to the Loans on the prepayment date set forth in Section 2.09(d).
(vii)To the extent permitted by the foregoing clauses, amounts prepaid shall be applied first to any Base Rate Loans then outstanding, with respect to the Floating Rate Delayed Draw Loans and then to outstanding SOFR Loans with the shortest Interest Periods remaining;

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provided that, so long as no Event of Default shall have occurred and be continuing at the time of such prepayment, the Borrower may elect that, for a period not to exceed thirty (30) days, the remainder of such prepayments not applied to prepay Base Rate Loans be deposited in an interest bearing collateral account pledged to, and under the exclusive control of, the Administrative Agent to secure the Obligations and applied thereafter to prepay the SOFR Loans on the last day of the next expiring Interest Period of such SOFR Loans so prepaid (provided that (A) interest shall continue to accrue on such SOFR Loans in respect of which such deposit was made at the rate otherwise applicable under this Agreement to such SOFR Loans until such deposit is applied to prepay such SOFR Loans, and (B) immediately upon the occurrence and during the continuance of an Event of Default, such amounts may, without further action or notice of any kind, be removed from such account by Administrative Agent and immediately used by Administrative Agent to prepay the SOFR Loans in accordance with the relevant terms of this Agreement).
(c)Applicable Premium.
(i)If, prior to the Term Maturity Date, any Payment Event shall occur, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, the Applicable Premium (with respect to the Loans subject to such Payment Event).
(ii)The Applicable Premium shall become immediately due and payable, and Borrower will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not a Bankruptcy Event has commenced, and (if a Bankruptcy Event has commenced) without regard to whether such Bankruptcy Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Loans in or in connection with a Bankruptcy Event shall constitute an optional prepayment thereof under the terms of Section 2.09(a) and require the immediate payment of the Applicable Premium. Any Applicable Premium payable pursuant to this Section 2.09(c)(ii) shall be presumed to be the liquidated damages sustained by each Lender as the result of the redemption and/or acceleration of its Loans and the Borrower agrees that it is reasonable under the circumstances in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Applicable Premium shall be in addition to, and not in lieu of, all principal payments and other amount due pursuant to this Agreement.
(d)Prepayment Offer. With respect to any mandatory prepayment pursuant to Section 2.09(b)(iv) or (v), the Borrower shall make an offer to prepay Fixed Rate Delayed Draw Loans hereunder pursuant to a written notice sent to the Administrative Agent and each Fixed Rate Lender (each such offer to prepay referred to in this Section 2.09(d), a “Prepayment Offer”). Borrower shall have no obligation to prepay any amounts in respect of any Fixed Rate Lender that declines its pro rata portion of the Prepayment Offer and any such amounts shall be applied to the prepayment of the other Fixed Rate Delayed Draw Loans that have accepted such offer or prepayment and the Floating Rate Delayed Draw Loans, on a pro rata basis. No later than ten (10) Business Days after receiving a Prepayment Offer (the expiration of such ten (10) Business Day period, the “Prepayment Offer Deadline”), each Fixed Rate Lender shall advise the Borrower in writing whether it has elected to accept such Prepayment Offer, which it shall determine in its sole discretion; provided that any Fixed Rate Lender which shall fail to so advise Borrower by the Prepayment Offer Deadline shall have been deemed to have rejected such Prepayment Offer. Payments made pursuant to Section 2.09(b)(iv) or (v) shall be made promptly following the expiration of the applicable Prepayment Offer Deadline and in any event within five (5) Business Days thereafter.
Section 2.10.Fees.
(a)The Borrower agrees to pay the fees pursuant to the Fee Letters.
(b)[Reserved].

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(c)The Borrower agrees to pay (or cause to be paid) to the Administrative Agent, for the account of each Lender, an undrawn fee (the “Undrawn Fee”), at a rate equal to 0.50% per annum on the actual daily undrawn portion of each Facility, payable monthly in arrears on each Monthly Payment Date, calculated based upon the actual number of days elapsed over a 360-day year for the period from and including the date hereof through the Commitment Termination Date. The Undrawn Fee shall be distributed to the Lenders pro rata in accordance with the amount of each such Lender’s Commitment.
Section 2.11.Interest.
(a)The Borrower shall pay interest on the unpaid principal amount of each Loan made to the Borrower at a rate per annum equal to (i) with respect to any SOFR Loan, Daily Compounded SOFR plus the Applicable Margin applicable thereto, (ii) with respect to any Base Rate Loan, the Base Rate plus the Applicable Margin applicable thereto and (iii) with respect to any Fixed Rate Delayed Draw Loan, the Applicable Margin applicable thereto; provided that any Fixed Rate Delayed Draw Loans extended by MUFG Bank, Ltd. hereunder shall accrue interest at a rate per annum equal to (x) Daily Compounded SOFR plus 2.25% or (ii) the Base Rate plus 1.25%, as applicable.
(b)Notwithstanding the foregoing, during the continuance of any Event of Default, the Borrower shall pay interest on the overdue principal amount of all outstanding Loans and any due and unpaid interest payments or any due and unpaid fees or other due and unpaid amounts owed hereunder, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 (the “Default Rate”); provided that in no event shall the Default Rate apply following the date any Event of Default is waived by the Required Lenders or cured by the Borrower.
(c)Interest on each Loan shall be paid in arrears on each Monthly Payment Date and on the Term Maturity Date applicable to such Loan; provided that (i) interest accrued pursuant to Section 2.11(b) shall be payable promptly on demand and (ii) in the event of any repayment or prepayment of any Loan or any conversion thereof, accrued interest on the principal amount repaid, prepaid or converted shall be payable on the date of such repayment, prepayment or conversion.
(d)Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest or demonstrable error. All computations of fees and interest (other than interest accruing on Base Rate Loans) payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. All computations of interest accruing on Base Rate Loans payable under this Agreement shall be made on the basis of a 365-day year (366 days in the case of a leap year) and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to (but excluding) the last day thereof.
Section 2.12.Illegality of Daily Compounded SOFR. If after the date hereof any Floating Rate Lender shall determine that the introduction of any Change in Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Floating Rate Lender or its lending office to make SOFR Loans, then, on notice thereof by such Floating Rate Lender to the Borrower and the Administrative Agent, the obligation of that Floating Rate Lender to make SOFR Loans shall be suspended until such Floating Rate Lender shall have notified the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exists.
(a)Subject to clause (c) below, if any Floating Rate Lender shall determine that it is unlawful to maintain any SOFR Loan, the Borrower shall prepay in full all SOFR Loans of such Floating Rate Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Floating Rate Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Floating Rate Lender may not lawfully continue to maintain such SOFR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 2.14.
(b)If the obligation of any Floating Rate Lender to make or maintain SOFR Loans has been terminated, the Borrower may elect, by giving notice to such Floating Rate Lender through the Administrative Agent that all Loans which would otherwise be made by any such Floating Rate Lender as SOFR Loans shall be instead Base Rate Loans.

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(c)Before giving any notice to the Administrative Agent pursuant to this Section 2.12, the affected Floating Rate Lender shall designate a different lending office with respect to its SOFR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Floating Rate Lender, be illegal or otherwise disadvantageous to the Floating Rate Lender.
Section 2.13.Increased Costs
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, FDIC insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;
(ii)subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto; or
(iii)impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender (other than Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered in connection therewith (but only to the extent the applicable Lender is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Facilities).
(b)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or any of the Loans made by such Lender or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered in connection therewith (but only to the extent the applicable Lender is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Facilities).
(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in Sections 2.13(a) or 2.13(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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Section 2.14.Funding Losses. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any actual out-of-pocket loss (which, for the avoidance of doubt, shall not include any lost profits or similar loss) or reasonable and documented out-of-pocket expense which such Lender may sustain or incur as a consequence of:
(a)the failure of the Borrower to borrow, continue or convert a Floating Rate Delayed Draw Loan after the Borrower has given (or is deemed to have given) a Borrowing Request or a Notice of Conversion/Continuation;
(b)the failure of the Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with this Agreement;
(c)the prepayment of a SOFR Loan on a day which is not the last day of the Interest Period with respect thereto; or
(d)the conversion pursuant to Section 2.05 of any SOFR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its SOFR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.14, each SOFR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at Daily Compounded SOFR used in determining the interest rate for such SOFR Loan by a matching deposit or other borrowing in the interbank market for a comparable amount and for a comparable period, whether or not such SOFR Loan is in fact so funded.
Section 2.15.Taxes.
(a)Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Law; provided that if any Credit Party, the Administrative Agent or any other Person acting on behalf of the Administrative Agent in regards to any such payments shall be required by law to deduct Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable by such Credit Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings for Indemnified Taxes been made, (ii) the Credit Parties, the Administrative Agent or any other Person acting on behalf of the Administrative Agent shall make such deductions or withholdings and (iii) the Credit Parties, the Administrative Agent or any other Person acting on behalf of the Administrative Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)Without duplication, each Credit Party shall pay any Other Taxes payable on account of any obligation of such Credit Party and upon the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, to the relevant Governmental Authority in accordance with applicable law.
(c)Without duplication of any amounts paid under Section 2.15(a) or (b), each Credit Party shall, jointly and severally, indemnify the Administrative Agent and each Lender, within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by, or required to be withheld or deducted from a payment to, the Administrative Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of the Credit Parties under, or otherwise with respect to, any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that a certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error of the Lender or the Administrative Agent, as applicable; provided that, if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Lender will use reasonable best efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with

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Section 2.15(f)). Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(b)(vi) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).
(d)As soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of a duly executed and completed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to

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payments of interest under any Loan Document, copies of duly executed and completed of IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)copies of duly executed and completed IRS Form W-8ECI or W-8EXP (or any successor form);
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower or its sole owner within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower or its sole owner described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of duly executed and completed IRS Form W-8BEN or W-8BEN-E (or any successor form); or
(4)to the extent a Foreign Lender is not the beneficial owner, copies of duly executed and completed IRS Form W-8IMY (or any successor form), accompanied by copies of duly executed and completed IRS Form W-8ECI, W-8EXP, W-8BEN or W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly executed and completed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely

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for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if it becomes aware any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)If a party determines, in good faith and in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which any Credit Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the indemnified party, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the indemnified party in the event the indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(f), in no event will the indemnified party be required to pay any amount to the Borrower pursuant to this Section 2.15(f) the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.
(g)On or before the date that the Administrative Agent or any successor or replacement Administrative Agent becomes the Administrative Agent hereunder or any such form expires or becomes obsolete or inaccurate in any respect, and at such other times upon the reasonable request of the Borrower, it shall deliver to the Borrower two copies of duly executed either (1) IRS Form W-9, or (2) (a) IRS Form W-8ECI with respect to amounts it receives on its own account and (b) IRS Form W-8IMY (or successor form) with respect to all other payments, in each case as will establish that it is exempt from U.S. withholding Taxes, including Taxes imposed by FATCA. The Administrative Agent agrees that if it becomes aware any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.
(h)Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction, or discharge of all obligations under any Loan Document. For purposes of this Section 2.15, the term “applicable law” includes FATCA.
Section 2.16.Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.09(c), Section 2.13 or 2.15, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the

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period of such extension. All payments hereunder of principal or interest in respect of any Loan shall in each case be made in the currency in which such Loan was made. All payments of other amounts due hereunder or under any other Loan Document shall be made in U.S. Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)Subject to Section 2.20, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of outstanding fees and expenses of the Agents and the Depositary Bank, (ii) second, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.16(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)If any Lender shall fail to make any payment required to be made by it pursuant to this Section 2.16 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.17.Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.13, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Sections 2.13 or 2.14, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section 2.17, or if any Lender

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is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13, 2.14 or 2.15) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that  (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 2.13, Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.17 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.
(c)If any Lender (such Lender, a “Non-Consenting Lender”) (x) has failed to consent to a proposed waiver, amendment, other modification, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of Lenders in addition to the Required Lenders or (y) has failed to confirm the satisfaction of the conditions precedent pursuant to Article IV and, in each case, with respect to which the Required Lenders shall have granted their consent, then, provided that no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees in accordance with Section 9.04 and deliver any outstanding notes to the Borrower; provided that (i) all Obligations of the Borrower then owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the Non-Consenting Lender shall receive a price equal to the principal amount thereof plus accrued and unpaid interest thereon (but excluding, for the avoidance of doubt, any Applicable Premium or other premiums, penalties or similar fees related to such Obligations); provided, further that, in the event a Non-Consenting Lender has not consented to the waiver of any condition precedent to the initial funding of the Loans pursuant to Section 4.02, and with respect to which the Required Lenders shall have granted their consent, the Commitments of such Non-Consenting Lender in such circumstance may also, at the Borrower’s option, be re-allocated to other Lenders willing to increase its Commitments hereunder. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender, and the replacement Lender shall otherwise comply with Section 9.04. Each Lender agrees that, if the Borrower exercise its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender shall be deemed to have executed and delivered, and in addition hereby authorizes and directs the Administrative Agent to execute and deliver, such documentation as may be required to give effect to an assignment in accordance with Section 9.04 on behalf of a Non-Consenting Lender and any such documentation shall be effective for purposes of documenting an assignment pursuant to Section 9.04.
Section 2.18.Inability to Determine Rates.
Subject to Section 2.21, if, as of any date:
(a)the Administrative Agent determines or the Required Lenders determine (which determination in each case shall be conclusive and binding absent manifest error) that “Daily Compounded SOFR” cannot be determined pursuant to the definition thereof, or
(b)the Required Lenders determine that for any reason in connection with any SOFR Loan, any request therefor or a conversion thereto or a continuation thereof that Daily Compounded SOFR does not adequately and fairly reflect the cost to such Floating Rate Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent,

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the Administrative Agent will promptly so notify the Borrower and each Floating Rate Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Floating Rate Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans) until the Administrative Agent (at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.14. If the Administrative Agent or the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
Section 2.19.Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver, or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agents and the Depositary Bank hereunder; second, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing to the extent no Default or Event of Default is a condition to funding the subsequent mentioned Loan), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.01 and Section 4.02 (with respect to any funding of initial Loans) were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

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(b)Defaulting Lender Cure. If the Borrower notifies the Administrative Agent in writing that, in its sole discretion, a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.20.Cash Waterfall.
(a)Deposits into Accounts.
(i)Available Cash Account. The Borrower shall deposit, and shall use reasonable best efforts to cause third parties that would otherwise make payments directly to the Borrower to deposit, in the Available Cash Account (without duplication): (i) the proceeds of all Available Cash; (ii) any Other Proceeds transferred from the Other Proceeds Account pursuant to Section 2.20(c); (iii) any amounts transferred from the Distribution Reserve Account pursuant to Section 2.20(d)(ii), (iv) any amounts transferred from the Liquidity Account pursuant to Section 2.20(e)(ii), (v) any amounts transferred from the Cash Trap Account pursuant to Section 2.20(f) and (vi) any amounts transferred from the Power Reserve Account pursuant to Section 2.20(g)(ii),. It is agreed and understood that any Parent Company from time to time may deposit cash into the Available Cash Account.
(ii)Other Proceeds Account. The Borrower shall deposit, and shall use reasonable best efforts to cause third parties that would otherwise make payments directly to the Borrower to deposit, in the Other Proceeds Account, Other Proceeds promptly after receipt thereof by the Borrower.
(iii)Distribution Reserve Account. The Borrower shall deposit, or cause to be deposited, in the Distribution Reserve Account all amounts transferred from the Available Cash Account pursuant to Section 2.20(b)(ix).
(iv)Cash Trap Account. The Borrower shall deposit, or cause to be deposited, in the Cash Trap Account all amounts transferred from the Available Cash Account pursuant to Section 2.20(b)(vii).
(v)Liquidity Account. The Borrower shall deposit, or cause to be deposited, in the Liquidity Account all amounts transferred from the Available Cash Account pursuant to Section 2.20(b)(iv).
(vi)Power Reserve Account. The Borrower shall deposit, or cause to be deposited, in the Power Reserve Account all amounts transferred from the Available Cash Account pursuant to Section 2.20(b)(vi).
(b)Withdrawals from the Available Cash Account. All amounts in the Available Cash Account shall be disbursed by the Borrower from time to time for application, at the following times and in the following order of priority:
(i)first, on each date as needed, Operating Expenses then due and payable or anticipated to become due and payable within the succeeding sixty (60) days, including any such Operating Expenses in connection with maintaining [*] pursuant to the terms of the Loan Documents; provided that such Operating Expenses paid to any Affiliates of the Borrower pursuant to this step first with respect to any calendar month shall not include any payments made pursuant to the Management Agreement (other than payments constituting reimbursements of the actual cost of Operating Expenses paid by such Affiliate on behalf of the Credit Parties);

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(ii)second, on each date as needed, to pay (A) the indemnities, administrative, rating agency and legal fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable under the Loan Documents (including to the Agents), (B) all indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable to the Depositary Bank and (C) all indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable under any Secured Swap Agreements, ratably among the parties owed such obligations in proportion to the respective amounts owed to each;
(iii)third, (A) on each Monthly Payment Date, to pay scheduled interest payments and expenses which are then due and payable with respect to the Facilities and (B) on each date as needed, scheduled payments and ordinary course payments (other than termination payments) which are then due and payable in respect of Secured Swap Agreements of the Borrower, ratably among the parties owed such obligations in proportion to the respective amounts owed each;
(iv)fourth, on each Monthly Payment Date, (A) to make the repayments of principal with respect to the Facilities as required pursuant to Section 2.08 and (B) to pay any termination, liquidation and other payments under any Secured Swap Agreement which are then due and payable, ratably among the parties owed such obligations in proportion to the respective amounts owed each;
(v)fifth, on each Monthly Payment Date, to the Liquidity Account to satisfy the Liquidity Requirement applicable with respect to such Monthly Payment Date;
(vi)sixth, on each Monthly Payment Date, to the Power Reserve Account to satisfy the Power Reserve Requirement applicable with respect to such Monthly Payment Date;
(vii)seventh, on each Monthly Payment Date, solely to the extent that a Cash Trap Event has occurred and is continuing as of such date, to the Cash Trap Account;
(viii)eighth, on each Monthly Payment Date, to make payments in respect of other operating and capital expenses not paid pursuant to the step first above (including, for the avoidance of doubt, any costs and expenses in respect of the Management Agreement); and
(ix)ninth, on each Monthly Payment Date, after giving effect to transfers made pursuant to clauses (i) through (viii) of this Section 2.20(b), to the Distribution Reserve Account or if the Distribution Conditions have been satisfied as of such date, to the payment of any outstanding Permitted Intercompany Indebtedness or otherwise for application in any other manner not prohibited by any Loan Document.
(c)Withdrawals from the Other Proceeds Account. Funds on deposit in the Other Proceeds Account shall be transferred from time to time:
(i)first, as needed, to make any mandatory prepayment of the Loans required pursuant to Section 2.09(b)(iv); and
(ii)second, to the Available Cash Account for application in accordance with Section 2.20(b).
(d)Withdrawals from the Distribution Reserve Account.
(i)On any Monthly Payment Date or within thirty (30) days thereafter, if the Distribution Conditions have been satisfied pursuant to Section 6.06(a), then the Borrower may withdraw and transfer to any Person or account (including to the General Account) all or a portion of the amounts on deposit in the Distribution Reserve Account.

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(ii)If the funds on deposit in the Available Cash Account are insufficient to make all payments in respect of the Obligations then due and payable, the Borrower shall transfer from the Distribution Reserve Account the amount of such insufficiency to the Available Cash Account for application in accordance with the provisions set forth in Section 2.20(b); provided that any such transfer shall be only of amounts on deposit in the Distribution Reserve Account.
(e)Withdrawals from the Liquidity Account.
(i)On any date, the Borrower may withdraw and transfer to the Available Cash Account any portion of the amounts on deposit in the Liquidity Account so long as, immediately after giving effect to such transfer, the Liquidity Requirement shall be satisfied.
(ii)If the funds on deposit in the Available Cash Account, including after giving effect to any transfers pursuant to Section 2.20(d)(ii), are insufficient to make all payments specified in Section 2.20(b)(i) through Section 2.20(b)(iv), the Borrower shall transfer from the Liquidity Account the amount of such insufficiency to the Available Cash Account for application in accordance with the provisions set forth in Section 2.20(b); provided that any such transfer shall be only of amounts on deposit in the Liquidity Account.
(iii)If, after giving effect to the application of funds in the Available Cash Account pursuant to Section 2.20(b) and the transfer of funds from the Liquidity Account to the Available Cash Account pursuant to Section 2.20(e)(ii) (and the application of such funds in accordance with Section 2.20(b)(i) through Section 2.20(b)(iv)), there are operating and capital expenses of the Borrower then due and payable or anticipated to become due and payable within the succeeding 60 days, then the Borrower shall withdraw and apply the funds on deposit in the Liquidity Account to make such remaining payments of operating and capital expenses (or transfer such amounts to the Available Cash Account, and make such payments using such amounts, without having to give further effect to the requirements regarding application of funds set out in Section 2.20(b)).
(f)Withdrawals from the Cash Trap Account. So long as no Cash Trap Event has occurred and is continuing, funds on deposit in the Cash Trap Account may, at the discretion of the Borrower, be immediately transferred to the Available Cash Account.
(g)Withdrawals from the Power Reserve Account.
(i)On any date, the Borrower may withdraw and transfer to the Available Cash Account any portion of the amounts on deposit in the Power Reserve Account so long as, immediately after giving effect to such transfer, the Power Reserve Requirement shall be satisfied.
(ii)If on any date as needed to make payments specified in Section 2.20(b)(i) with respect to Power Costs at a Data Center Site in excess of the Modeled Power Costs for such Data Center Site, prior to giving effect to the application of funds in the Available Cash Account pursuant to Section 2.20(b), the Borrower shall withdraw and apply the funds on deposit in the Power Reserve Account to make such payments of excess Power Costs (or transfer such amounts to the Available Cash Account, and make such payments using such amounts, without having to give further effect to the requirements regarding application of funds set out in Section 2.20(b)).
Section 2.21.Benchmark Replacement.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.21), upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so

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long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders; provided that the Administrative Agent, in its sole discretion, may abstain from executing such amendment until so directed by the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.21(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that any such Conforming Changes shall, unless otherwise determined by the Borrower in consultation with the Administrative Agent, be made in a manner that is intended to comply with the terms of United States Treasury Regulations Section 1.1001-6 so as not to be treated as a “modification” (and therefor an exchange) of any Loans for purposes of Treasury Regulations Section 1.1001-3.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(e). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks (the “IOSCO Principles”), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the IOSCO Principles for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any request for a SOFR Loan of, conversion to or continuation of a SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. During any SOFR Unavailability Period, the component of Base Rate based upon Daily Simple SOFR will not be used in any determination of Base Rate.

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Article III
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that, as of the date hereof, the Closing Date and as otherwise required by Section 4.02:
Section 3.01.Organization; Powers. Each Credit Party (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and Material Project Contracts to which it is a party and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow and otherwise obtain credit hereunder.
Section 3.02.Authorization; No Conflicts. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party, and the borrowings hereunder and the Transactions (a) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by such Credit Party and (b) will not (i) violate any provision of (A) law, statute, rule or regulation, (B) the certificate or articles of incorporation or other constitutive documents or limited liability company agreement or by-laws of the Borrower, (C) any applicable order of any court or order of any Governmental Authority or (D) any indenture, lease, agreement or other instrument to which such Credit Party is a party or by which it or any of its property is or may be bound or (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clauses (i)(A), (C) and (D) of this Section 3.02 would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) will not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Credit Party, other than the Liens created by the Loan Documents. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 3.03.Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document and Material Project Contract in effect as of the Closing Date and delivered by any Credit Party that is party thereto will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing and (d) the need for filings and registrations necessary to create or perfect Liens on the Collateral granted by Credit Parties in favor of the Secured Parties.
Section 3.04.Governmental Approvals. No action, consent or approval of, registration or filing with, permit from, notice to, or any other action by, any Governmental Authority is or will be required in connection with (a) the entry of any Credit Party into, or the performance by any Credit Party of its obligations under, the Loan Documents, (b) the development, ownership and operation of the Project as contemplated by the Loan Documents, the Material Project Contracts and the Data Center Leases/Licenses (to the extent required to be obtained by the Borrower or its Subsidiaries), (c) the consummation of the Transactions by each Credit Party or (d) the grant by each Credit Party of the Liens granted under the Security Documents or the validity, perfection and enforceability thereof or for the exercise by the Collateral Agent of its rights and remedies thereunder, except for (i) the filing of UCC financing statements (or the filing of financing statements under any other local equivalent) or (ii) such consents, authorizations, filings or other actions that have either (A) been made or obtained and are in full force and effect, (B) are listed on Schedule 3.04 or (C)  such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.
Section 3.05.Title to Properties; Material Project Contracts.

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(a)Each of the Borrower and each Subsidiary of the Borrower has good and valid (subject to the terms of the Material Project Contracts and the Data Center Leases/Licenses to which the Borrower or such Subsidiary is a party) title to, or valid leasehold interests (as applicable) in, all its material properties and assets necessary for the operation of the Project as contemplated hereby, except for Liens permitted under this Agreement. There is no breach or default, or condition that with notice and/or the passage of time would constitute a breach or default by the Borrower or any Subsidiary of the Borrower (nor, to the Borrower’s knowledge, by any counterparty thereto) under the Material Project Contracts or the Data Center Leases/Licenses to which the Borrower or such Subsidiary is a party, except in each case to the extent that such breach, default or condition would not reasonably have any Material Adverse Effect.
(b)Schedule 3.05 contains a true, correct and complete list of all the Material Project Contracts in effect as of the date hereof, and all such Material Project Contracts are in full force and effect and no defaults or events of default exist thereunder as of the date hereof.
Section 3.06.No Material Adverse Change. Since the date hereof, there has been no occurrence, development, change, event, or loss which has resulted in or would reasonably be expected to have, individually or in the aggregate, any Material Adverse Effect.
Section 3.07.Equity Interests; Subsidiaries. Schedule 3.07 sets forth as of the date hereof the name and jurisdiction of incorporation, formation or organization of the Borrower and each of its Subsidiaries and the percentage of each class of Equity Interests owned by the Pledgor, Borrower or Parent, as applicable, indicating the ownership thereof. The Equity Interests in of the Borrower and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which any of the Borrower or its Subsidiaries is a party requiring, and there is no Equity Interest in any of the Borrower or its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by the Borrower or such Subsidiary of any additional Equity Interests in the Borrower or such Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase an Equity Interest in the Borrower or such Subsidiary.
Section 3.08.Litigation; Compliance with Laws; Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions.
(a)Except as set forth on Schedule 3.08(a), there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened in writing against or affecting, the Borrower or any of its Subsidiaries or any business, property or rights of the Borrower or any of its Subsidiaries which (a) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to any Loan Document or any Transaction.
(b)None of the Material Project Contracts is subject to any action, suit, litigation, arbitration or administrative proceeding or dispute which is reasonably likely to be adversely determined against the Borrower, any Subsidiary of the Borrower or the Project and, if so adversely determined, would reasonably be expected to have a Material Adverse Effect.
(c)(i) None of the Borrower nor any of its Subsidiaries, or any of their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any currently applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) the Borrower and each of its Subsidiaries holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority (“Governmental Approvals”) required under any currently applicable law, rule or regulation for the operation of its business as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d)The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Data Protection Laws and Environmental Laws governing its business and

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the requirements of any permits issued under such Environmental Laws), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(e)The Borrower, its Subsidiaries and its respective directors or officers, and to the knowledge of the Borrower, its employees and agents acting on its behalf are in compliance with applicable Anti-Money Laundering Laws. To the extent required by law, the Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower, and its respective directors, officers, employees and agents, with applicable Anti-Money Laundering Laws.
(f)(i)    The Borrower, its Subsidiaries and its respective directors or officers, and to the knowledge of the Borrower, its employees and agents acting on its behalf are in compliance with applicable Anti-Corruption Laws.
(i)The Borrower has implemented and maintains in effect or is subject to policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with applicable Anti-Corruption Laws.
(ii)The Borrower will not use, directly or indirectly, any part of the proceeds of the Loans in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official or commercial counterparty to influence official action or secure an improper advantage in each case in violation of applicable Anti-Corruption Laws.
(g)The Borrower, its Subsidiaries and its respective directors or officers, and to the knowledge of the Borrower, its employees and agents acting on its behalf are in compliance with applicable Sanctions. None of the Borrower or any of its directors or officers, or to the knowledge of the Borrower, any of its employees or agents is a Sanctioned Person. The Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower, and its directors, officers, employees and agents, with applicable Sanctions. The Borrower will not use, directly or knowingly indirectly, any part of any proceeds of the Loans: (A) to fund or facilitate any activities or business of, with or involving any Sanctioned Person in violation of Sanctions or (B) in any manner that would constitute or give rise to a violation of Sanctions by any Person (including any Lender).
Section 3.09.Federal Reserve Regulations.
(a)No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(b)No proceeds of any Borrowings will be used for any purpose that violates Regulation T, Regulation U or Regulation X.
Section 3.10.Investment Company Act. No Credit Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. No Credit Party is a “covered fund” under the Volcker Rule (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).
Section 3.11.Use of Proceeds. The Borrower shall use the proceeds of the Loans to (a) finance the acquisition and installation of Infrastructure in connection with the Project, (b) to fund the Liquidity Account to satisfy the Liquidity Requirement, (c) to pay transaction fees, premiums and expenses incurred in connection with the foregoing or under this Agreement, including any fees and expenses incurred pursuant to the Fee Letters, (d) with respect to the proceeds of any Top-Up DDTL Draw, make Restricted Payments as permitted under Section 6.06 and (e) to fund the Power Reserve Account to satisfy the Power Reserve Requirement.
Section 3.12.Taxes. Except as set forth in Schedule 3.12, the Borrower and each of its Subsidiaries has timely filed (after giving effect to any applicable extensions) all federal, state and other tax returns and reports, domestic and foreign (as applicable), required to be filed by it and each such Tax return is complete and accurate or such Subsidiary has paid all Taxes, assessments, fees and other charges

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levied upon it or upon its properties, income or assets that are due and payable, other than those that are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP or the failure of which to be filed, complete, accurate or paid would not reasonably be expected to have a Material Adverse Effect. The Borrower is a disregarded entity of Parent for U.S. federal income tax purposes.
Section 3.13.No Material Misstatements.
(a)All written information (other than the Projections, estimates and information of a general economic nature) concerning any Credit Party, the Transactions and any other transactions contemplated hereby prepared by or on behalf of any Credit Party in connection with the Transactions or the other transactions contemplated hereby (as modified or supplemented by other information so furnished), when taken as a whole, as of the date hereof, does not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.
(b)The Projections prepared by or on behalf of any Credit Party or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such Projections were furnished to the Administrative Agent (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Affiliates, that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material, and that no assurances can be given that any such Projections will be realized).
(c)As of the date hereof, the information included in the Beneficial Ownership Certification provided to any Lender in connection with this Agreement is true and correct in all material respects.
(d)All information provided by any Credit Party to the technical advisor in connection with clause (d) of the definition of “DC Funding Conditions” is true and correct in all material respects as of the date such information was furnished to the technical advisor.
Section 3.14.Employee Benefit Plans. Each Plan has been administered in compliance with the applicable provisions of ERISA and the Code (and the regulations and published interpretations thereunder) except for such noncompliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the date hereof, the excess of the present value of all benefit liabilities under each Plan of the Borrower and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan would not reasonably be expected to have a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, does not exceed the value of the assets of all such underfunded Plans by an amount that would reasonably be expected to have a Material Adverse Effect. No ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events and Foreign Plan Events which have occurred or for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.
Section 3.15.Environmental Matters. Except as set forth on Schedule 3.15 or for matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (a) no unresolved Environmental Claim or penalty under Environmental Laws has been received or incurred by the Borrower or its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Borrower threatened against the Borrower or any of its Subsidiaries, which allege a violation of or liability under any Environmental Laws, (b) the Borrower and each of its Subsidiaries has obtained, and maintained in full force and effect, all permits registrations and licenses required by Governmental Authorities under Environmental Laws for the conduct of their businesses and operations as currently conducted and the Borrower and each of its Subsidiaries is, and has been, in compliance with the terms and conditions of all such permits, registrations and licenses and with all applicable Environmental Laws, (c) each of the Borrower and its

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Subsidiaries is not currently conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Release of Hazardous Materials, (d)  there has been no Release of Hazardous Materials by the Borrower, any of its Subsidiaries or by any other person, at any property currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any liability of the Borrower or any of its Subsidiaries or Environmental Claim against the Borrower or any of its Subsidiaries under any Environmental Laws, (e) no Hazardous Material has been generated, owned, or controlled by the Borrower and transported for disposal or released at any location in a manner that would reasonably be expected to give rise to an Environmental Claim against the Borrower or other liability under Environmental Laws of the Borrower and (f) the Borrower has not entered into a contract to expressly assume, guarantee or indemnify any third party for any liability of any other Person arising under Environmental Law. Representations and warranties of the Borrower with respect to environmental matters (including Environmental Law and Hazardous Materials) are limited to those in this Section 3.15 unless expressly stated.
Section 3.16.Solvency. On the date hereof and on the Closing Date, immediately after giving effect to the Transactions (i) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Borrower and its Subsidiaries, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis, (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries will be greater than the amount that will be required to pay the probable liabilities of the Borrower and its Subsidiaries on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, in each case on a consolidated basis, (iii) the Borrower and each of its Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) the Borrower and each of its Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
Section 3.17.Borrower is a Limited Purpose Entity.
(a)The Borrower has been formed as a limited purpose entity subject to customary “special purpose entity” provisions as set forth in the Borrower’s organizational documents in effect as of the date of this Agreement.
(b)The Borrower has not engaged in any material lines of business substantially different (i) from those lines of business contemplated or conducted by the Borrower on the date hereof or (ii) reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
Section 3.18.Labor Matters. There are no strikes pending or threatened against any Credit Party that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from any Credit Party or for which any claim may be made against the Borrower, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Credit Party to the extent required by GAAP. Consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower (or any predecessor) is a party or by which the Borrower (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Borrower, taken as a whole.
Section 3.19.Insurance. All insurance required to be obtained and maintained by each Credit Party pursuant to Section 5.02 and Schedule 5.02 has been obtained and is in full force and effect.
Section 3.20.Status as Senior Debt; Perfection of Security Interests.
(a)On and after the date hereof, each Credit Parties obligations under the Loan Documents are secured and unsubordinated obligations and rank at least pari passu in priority of payment with all unsecured obligations of any Credit Party, outstanding at any time except for any obligations of any Credit Party held by those whose claims are preferred under any bankruptcy or insolvency procedures to the extent required by the terms of any applicable Laws.

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(b)Each Security Document delivered pursuant to Sections 4.01, 4.02 and 5.10 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof in all material respects. On and after the Closing Date, in the case of (i) the Pledged Collateral described in each of the Collateral Agreement and the Pledge Agreement, when stock certificates, if any, representing such Pledged Collateral are delivered to the Collateral Agent, and (ii) the other Collateral described in the Security Documents, when (A) financing statements under Article 9 of the UCC and (B) other filings specified therein in appropriate form are filed in the offices specified therein, the Liens created by the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of any Credit Party in such Collateral and the proceeds thereof to the extent perfection can be obtained by filing financing statements, making such other filings specified therein or by possession, as security for the Obligations of any Credit Party, in each case prior and superior in right to any other Person, subject, in the case of Collateral other than Pledged Collateral, to Prior Liens, and in the case of Pledged Collateral, to Liens for Taxes, banker’s liens or other rights of set-off arising (and that have priority) by operation of law.
Section 3.21.Location of Business and Offices. (a) The Borrower’s jurisdiction of organization is the State of Delaware as of the date hereof and as of the Closing Date; (b) the name of the Borrower as listed in the public records of its jurisdiction of organization is CoreWeave Compute Acquisition Co. VIII, LLC as of the date hereof and as of the Closing Date; (c) the tax identification number of the Borrower is 39-2900962 as of the date hereof and as of the Closing Date; and (d) the organizational identification number of the Borrower in its jurisdiction of organization is 10240822 as of the Closing Date (or as set forth in a notice delivered to the Administrative Agent pursuant to Section 5.01(b)).  The Borrower’s principal place of business and chief executive office is located at the address specified in Section 9.01(a) (or as set forth in any notice delivered pursuant to Section 5.10(c) or Section 9.01(a)).
Section 3.22.Intellectual Property. Except as has not resulted in and would not reasonably be expected to have a Material Adverse Effect, (a) the Borrower and each of its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, know-how, licenses and other intellectual property rights, including the Intellectual Property Collateral, which are necessary for the development, ownership and operation of the Project, including in accordance with the applicable Material Project Contracts, and (b) to the knowledge of the Borrower, no material product, process, method, service, substance, part or other material offered for sale, sold, contemplated to be sold or used by it in connection with its business infringes, misappropriates or violates any patent, trademark, service mark, trade name, domain name, copyright, trade secrets, know-how, license or other intellectual property right owned by any other Person.
Article IV
CONDITIONS PRECEDENT
Section 4.01.Signing Date. The effectiveness of this Agreement is subject to the satisfaction or waiver by the Required Lenders of each of the following conditions precedent on the date hereof:
(a)The Administrative Agent (or its counsel) shall have received from each party hereto and thereto either (i) a counterpart of this Agreement, the Limited Guarantee and the Pledge Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission, or electronic transmission of a PDF copy, of a signed signature page of this Agreement, the Limited Guarantee and Pledge Agreement) that such party has signed a counterpart of this Agreement, the Limited Guarantee and the Pledge Agreement, in each case, to which it is a party.
(b)The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) or except to the extent such representations and warranties are expressly intended to be made as of the Closing Date or conditioned on the occurrence of the Closing Date (in which case such representations and warranties shall be true and correct in all material respects as of the Closing Date or

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conditioned on the occurrence of the Closing Date, as applicable) (and, in all cases, to the extent qualified by materiality, true and correct in all respects).
(c)Since December 31, 2024, there shall not have occurred a Material Adverse Effect.
(d)(i) The Administrative Agent and Collateral Agent shall have received at least three (3) Business Days prior to the date hereof all documentation and other information required by regulatory authorities with respect to the Borrower and Pledgor under applicable “know your customer” and Anti-Corruption Laws, and Anti-Money Laundering Laws, and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Administrative Agent in writing at least ten (10) days in advance of the date hereof and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender shall have received a Beneficial Ownership Certification in relation to the Borrower at least one (1) day prior to the date hereof (provided that, upon execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (d) shall be deemed satisfied).
(e)As of the date hereof and immediately thereafter, no “event of default” or default, in each case, after giving effect to any grace periods provided therein, under the Master Services Agreement or the Data Center Leases/Licenses, in each case, shall have occurred and be continuing.
(f)A certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer, or the general partner, managing member or sole member, of the Credit Parties and the Pledgor, in each case dated the date hereof and certifying as to the satisfaction of the conditions set forth in Section 4.01(b), Section 4.01(c) and Section 4.01(e).
(g)The Administrative Agent (or its counsel) shall have received an executed copy of (i) the Master Services Agreement (including an assignment thereof to the Borrower), (ii) the MSA Direct Agreement (of which the Collateral Agent shall also receive a copy) and (iii) the Management Agreement.
(h)The Administrative Agent (or its counsel) shall have received an executed copy of each Data Center Lease/License (including assignments thereof to the Borrower or another Credit Party, as applicable) entered into on or prior to Closing Date.
(i)The Borrower shall have appointed at least one “independent manager” or “independent director” as contemplated by Section 5.13.
(j)The Administrative Agent shall have received the Base Case Model.
For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 4.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed signing date specifying its objection thereto.
Section 4.02.All Credit Events. The obligation of the Lenders to make Credit Extensions (other than, for the avoidance of doubt, with respect to a conversion of Loans to the other Type or a continuation of SOFR Loans) is subject to the satisfaction or waiver by the Administrative Agent at the direction of the Required Lenders of each of the following conditions precedent:
(a)Solely with respect to the initial funding of Loans, the Administrative Agent shall have received each of the following:
(i)a copy of (A) the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of the Borrower, Pledgor, Subsidiary Guarantors and the Parent, (x) in the case of a corporation, certified as of a recent date by the Secretary of State (or other

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similar official) or (y) in the case of a partnership of or limited liability company, certified by the Secretary or Assistant Secretary, or the general partner, managing member or sole member, of the Borrower, Pledgor, Subsidiary Guarantors and the Parent and (B) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of the Borrower, Pledgor, Subsidiary Guarantors and the Parent as of a recent date from such Secretary of State (or other similar official);
(ii)a certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer, or the general partner, managing member or sole member, of each of the Borrower, Pledgor, Subsidiary Guarantors and the Parent, in each case dated the Closing Date and certifying:
(A)that attached thereto is a true and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of the Borrower, Pledgor and the Parent as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below;
(B)that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each of the Borrower, Pledgor, Subsidiary Guarantors and the Parent (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the grant of the security interest required under the Security Document to which such Person is a party, in each case as of the Closing Date, and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;
(C)that the certificate or articles of incorporation, partnership agreement or limited liability agreement of each of the Borrower, Pledgor, Subsidiary Guarantors and the Parent has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;
(D)as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of each of the Borrower, Pledgor, Subsidiary Guarantors and the Parent; and
(E)as to the satisfaction of the conditions set forth in Sections 4.02(h), 4.02(i), 4.02(j), 4.02(k) and 4.02(o).
(iii)the Collateral Agreement, duly executed by applicable parties thereto, together with:
(A)certificates, if any, representing the pledged Equity Interests referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);
(B)copies of proper financing statements, filed or duly prepared for filing under the UCC in all United States jurisdictions that are necessary or reasonably requested by the Administrative Agent in order to perfect and protect the Liens created under the applicable Collateral Agreement on assets of the Credit Parties, covering the Collateral described in the applicable Collateral Agreement; and
(C)evidence that all other actions, recordings and filings required by the Security Documents as of the Closing Date that are necessary to satisfy the Collateral and

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Guarantee Requirement shall have been taken, completed or otherwise provided for, provided that the Collateral and Guarantee Requirement shall be deemed to have been satisfied so long as the Collateral Agent shall have received, on or prior to the Closing Date, (1) Uniform Commercial Code financing statements in appropriate form for filing by the Lenders or their counsel under the Uniform Commercial Code in the jurisdiction of incorporation or organization of the Credit Parties and (2) to the extent certificated or represented by an instrument, any certificates or instruments representing or evidencing Equity Interests in the Credit Parties and accompanied by instruments of transfer and stock powers undated and endorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);
(iv)copies of a recent Lien, tax and judgment searches in each jurisdiction reasonably requested by the Administrative Agent with respect to the Borrower, Pledgor, Subsidiary Guarantors and Parent; and
(v)a pro forma balance sheet of the Borrower and its Subsidiaries as of the date of initial funding of the Loans in accordance with the Base Case Model (and not, for the avoidance of doubt, in accordance with GAAP).
(b)Solely with respect to the initial funding of Loans, the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, and the Lenders on the Closing Date, an opinion of Kirkland & Ellis LLP, special counsel for the Credit Parties, in the form attached hereto as Exhibit K.
(c)Solely with respect to the initial funding of Loans, the Administrative Agent shall have received a solvency certificate in the form attached hereto as Exhibit L and signed by the chief financial officer or another Responsible Officer of the Borrower confirming the solvency of the Borrower, its Subsidiaries and the Parent after giving effect to the Transactions.
(d)Solely with respect to the initial funding of Loans, all Collateral Accounts (other than any General Account) have been established.
(e)With respect to any Tranche (as defined in the Master Services Agreement) and its corresponding Data Center Site(s) for which the proceeds of such Credit Event will be utilized, the Administrative Agent shall have received customary insurance certificates required pursuant to Section 5.02 and Schedule 5.02, along with endorsements naming the Collateral Agent as an additional insured with respect to all liability policies maintained by the Credit Parties with respect to such Tranche(s) and Data Center Site(s) and as first loss payee with respect to the assets of the Credit Parties under the applicable insurance policies and a certification from the Borrower that (i) the Credit Parties have obtained all insurance policies with respect to such Tranche(s) and Data Center Site(s) required to be obtained and maintained by the Credit Parties under the Loan Documents as of the date of such Credit Event, (ii) all such insurance policies are in full force and effect and all premiums then due thereon have been paid in full and (iii) such insurance policies comply with Section 5.02 and Schedule 5.02.
(f)Solely with respect to the initial funding of Loans, the Administrative Agent shall have received all fees due and payable to the Agents, the Depositary Bank or any Lender on or prior to such initial funding date (including, without limitation, fees payable pursuant to the Fee Letters), and to the extent invoiced at least three (3) Business Days prior to the date of such funding, all other amounts due and payable pursuant to the Loan Documents, including, to the extent so invoiced, reimbursement or payment of all reasonable and documented out of pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any Loan Document.
(g)The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.
(h)The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to

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an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (or, to the extent qualified by materiality, true and correct in all respects).
(i)At the time of and immediately after such Credit Event, no Default, Event of Default or Cash Trap Event shall have occurred and be continuing.
(j)Other than with respect to any Top-Up DDTL Draw, the amount of Loans incurred with respect to such Credit Event shall be less than or equal to the Funding Date GPU Amount applicable to such Loans as of the date of disbursement, determined on a pro forma basis after giving effect to the Borrowing of such Loans, and, to the extent that the Borrower or any of its Subsidiaries is consummating an Acquisition with respect to such Credit Event with the Parent, the Administrative Agent shall have received a copy of each invoice from the Parent to the Borrower or such Subsidiary reflecting such Acquisition by the Borrower or such Subsidiary from the Parent at a price in an amount equal to or less than the Funding Date GPU Amount applicable to such Loans as of the date of such Credit Event.
(k)Immediately after giving effect to such Credit Event, the Liquidity Requirement and the Power Reserve Requirement shall be satisfied and the Borrower shall have delivered to the Administrative Agent a certificate with respect to such Credit Event described in Section 6.12(b)(i)(A).
(l)Other than with respect to the initial funding of Loans or any Top-Up DDTL Draw, the Borrower shall have delivered to the Administrative Agent one or more purchase orders in respect of the new Infrastructure being acquired in connection with the applicable Credit Event with the proceeds of the Loans, and the Infrastructure which is the subject of such purchase orders shall be substantially consistent with the Infrastructure contemplated for the relevant Loan under the schedule of purchase orders set forth in Schedule 4.02(l) (as such schedule is modified or supplemented from time to time by the Borrower in accordance with Section 9.08(d)).
(m)(i) To the extent applicable, all prior Loans (other than any Loans made pursuant to a Top-Up DDTL Draw) have been used in connection with the acquisition of eligible Capital Expenditures pursuant to the terms of this Agreement, (ii) other than with respect to any Top-Up DDTL Draw, with respect to all Infrastructure (excluding any Exempt Ancillary Components) to be acquired and/or installed with such Loans, the DC Funding Conditions shall be satisfied as of the date of such Credit Event and (iii) with respect to all Exempt Ancillary Components to be acquired and/or installed with such Loans, at the time of and immediately after such Credit Event, no material delays with respect to the Services to be provided under the Master Services Agreement shall have occurred and be continuing.
(n)Solely with respect to the initial funding of Loans, the Administrative Agent shall have received a Control Agreement in respect of the Collateral Account of the Borrower pursuant to which the Borrower receives revenue payments under the Master Services Agreement.
(o)At the time of and immediately after such Credit Event, no material default or event of default shall exist or be continuing under the Master Services Agreement or the Data Center Lease/License that would reasonably be expected to result in a Material Adverse Effect.
(p)Solely with respect to the initial funding of Loans and subject to Section 5.22(c), the Borrower shall have delivered to the Administrative Agent copies of the warranties received by the Borrower with respect to the GPU Servers being acquired with the proceeds of the Loans.
(q)The Borrower shall have delivered to the Administrative Agent, at the Borrower’s expense, one or more duly executed collateral access agreements (in form and substance reasonably acceptable to the Required Lenders), in each case, among the Borrower or the applicable Subsidiary of the Borrower, the Collateral Agent and each third party counterparty to a Data Center Lease/License entered into on or prior to the date of the first Credit Event.
(r)Solely with respect to any Top-Up DDTL Draw, the Top-Up Debt Sizing Criteria shall be met after giving pro forma effect to such incurrence of Stabilized Loans and any Restricted Payments to be made with proceeds thereof pursuant to Section 6.06(f) and, at least [*] prior to the

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submission of the Borrowing Request for the applicable Top-Up DDTL Draw, the Borrower shall have delivered to the Administrative Agent a Base Case Model as updated solely for the Top-Up Model Adjustment Criteria with respect to such Top-Up DDTL Draw.
(s)The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that, as of the date of such Credit Event, to the Borrower’s or its Affiliates’ actual knowledge in its reasonable good faith determination (and after due inquiry by the Borrower or its Affiliates, as applicable) (1) there are no actual delays to the delivery timelines identified in the tables set forth in Exhibit A to [*] with respect to the Tranche (as defined in the Master Services Agreement) for which such Loan is being incurred that would reasonably be expected to provide [*] in accordance with the terms under [*] and (2) the GPU Servers to be acquired with respect to such Tranche with the proceeds of such Loans shall be installed at the Data Center Site related to such Tranche.
(t)Other than with respect to the initial funding of Loans and solely to the extent the Borrower has not, on or before the Access Date (as defined in [*]) with respect to the Tranche (as defined in the Master Services Agreement) for which such Loan is being incurred, completed [*] testing for the applicable data halls in the applicable Data Center Site(s) in respect of which such Tranche will be deployed, the Borrower shall have satisfied the DC Funding Conditions and delivered written acknowledgment from [*] (which confirmation may be in the form of e-mail) that [*] has accepted the GPU Clusters comprising such Tranche on or after the applicable Access Date (as defined in [*]).
(u)Other than with respect to any Top-Up DDTL Draw and the initial funding of the Loans, and solely to the extent that the [*] for the applicable data halls in the applicable Data Center Site(s), in respect of which the Tranche (as defined in the Master Services Agreement) for which such Loan is being incurred, is not less than [*] before the Access Date (as defined in [*]) with respect to such Tranche, the Borrower shall have delivered written acknowledgment from [*] (which confirmation may be in the form of e-mail) that [*] has accepted the GPU Clusters comprising such Tranche on or after the applicable Access Date (as defined in [*]).
(v)Solely to the extent that the Tranche for which the Loan is being incurred is in respect of any data hall in [*], the Borrower shall have delivered reasonably satisfactory evidence of the assignment or transfer of the [*] to the Borrower or another Credit Party.
(w)In the case of the initial funding of the Loans and solely to the extent that the Tranche (as defined in the Master Services Agreement) for which such funding is being incurred is in respect of the Tranche (as defined in the Master Services Agreement) described as [*] in [*], the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that (1) the Borrower or its Affiliates have delivered at least [*] of the [*] (as defined in [*]) (subject to [*]) with respect to such Tranche (as defined in the Master Services Agreement) and (2) to its knowledge, [*] has accepted such [*] (as defined in [*]).
Each Credit Event (other than, for the avoidance of doubt, with respect to a conversion of Loans to the other Type or a continuation of SOFR Loans) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in Sections 4.02(h), 4.02(i) and, if applicable, Section 4.02(m)(iii).
For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Credit Event specifying its objection thereto. Notice by the Administrative Agent of the Closing Date to the Borrower and Lenders shall be conclusive and binding.
Notwithstanding anything herein to the contrary, Loans drawn to meet future Funding Date Capital Expenditures pursuant to clause (y) of the definition of Funding Date Capital Expenditures shall,

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except to the extent such Loans are applied with respect to networking Infrastructure, (i) with respect to ancillary hardware Infrastructure, be used to pay the applicable vendor (or to the extent such ancillary hardware Infrastructure is acquired or obtained from Parent, be used to pay Parent) no later than five (5) Business Days after the date of such Credit Event and (ii) with respect to GPU Servers, be funded into a Collateral Account of the Borrower until such proceeds are either transferred to Parent to be used to pay the applicable vendor or used by the Borrower to pay the applicable vendor.
Article V
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees with the Agents and each Lender that from and after the Closing Date (unless expressly provided herein) until Payment in Full, the Borrower shall and shall cause its Subsidiaries to:
Section 5.01.Existence; Businesses and Properties.
(a)Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.
(b)Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment, obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply with all applicable laws, rules, regulations and judgments, writs, injunctions, decrees, permits, licenses, and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement); in each case in this Section 5.01(b) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.02.Insurance.
(a)Maintain insurance in accordance with Schedule 5.02.
(b)Maintain and keep in full force and effect all warranties for the GPU Servers required to comply with the terms of the Master Services Agreement, except to the extent such warranties expire or terminate in accordance with their terms.
(c)Within thirty (30) days of the Closing Date (or such later date as may be extended by the Administrative Agent in its reasonable discretion), deliver written notice to the provider of each insurance policy maintained pursuant to this Section 5.02 to deposit any insurance proceeds pursuant to such insurance policies into the Other Proceeds Account.
Section 5.03.Payment of Tax Obligations. Pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property or assets, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Tax to the extent (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower and each Subsidiary of the Borrower shall maintain on their books reserves in accordance with GAAP with respect thereto or (b) the failure to pay, discharge or otherwise satisfy such obligations would not reasonably be expected to have a Material Adverse Effect.
Section 5.04.Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):
(a)within 120 days (or, with respect to the fiscal year ending December 31, 2025, 150 days) after the end of each fiscal year of the Parent and the Borrower (which period for delivery may be extended by the Administrative Agent (and notified by the Administrative Agent to the other

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Lenders)), starting with the fiscal year ending December 31, 2025 for the Parent or December 31, 2026 for the Borrower, a balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Parent, the Borrower and the Subsidiaries of the Borrower, as of the close of such fiscal year and the results of its operations during such year and setting forth in comparative form, commencing with the fiscal year ending December 31, 2026 for the Parent or December 31, 2027 for the Borrower, the corresponding figures for the prior fiscal year, all audited by independent accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect (other than resulting from (x) the impending maturity of any Indebtedness or (y) any actual or prospective breach of any financial covenant contained in any Indebtedness)) to the effect that such financial statements fairly present, in all material respects, the financial position and results of operations of Parent, the Borrower and the Subsidiaries of the Borrower, in accordance with GAAP;
(b)within 60 days after the end of each of the first three full fiscal quarters of each fiscal year of Parent and the Borrower, starting with the fiscal quarter ended on March 31, 2026, a balance sheet and related statements of operations and cash flows showing the financial position of Parent, the Borrower and the Subsidiaries of the Borrower, as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form, commencing with the fiscal quarter ending March 31, 2027, the corresponding figures for the immediately preceding fiscal quarter and for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of Parent and the Borrower, on behalf of Parent and the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of Parent, the Borrower and the Subsidiaries of the Borrower, in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);
(c)promptly after the same become publicly available, copies of all periodic and other available reports, proxy statements and, other materials filed by Parent and the Borrower with the SEC, if and as applicable;
(d)promptly upon the request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; and (iii) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan;
(e)(i) within five (5) Business Days after the delivery of the financial statements pursuant to Sections 5.04(a) and (b), a Compliance Certificate certifying as to (A) the accuracy of, and a reconciliation with respect to, the projected contracted revenues previously provided, (B) compliance with the terms of the Master Services Agreement and (C) the accuracy of such financial statements and (ii) the Borrower shall make a Responsible Officer of the Borrower available for a telephonic meeting (at such time as may be agreed between the Borrower and the Administrative Agent) with the Administrative Agent and Lenders upon the reasonable request of the Administrative Agent, no more than once each Fiscal Year; provided that earnings calls of Parent or the relevant reporting party shall automatically satisfy the requirement in this clause (e)(ii);
(f)solely to the extent the Closing Date has occurred, (i) account statements for the Collateral Accounts on a monthly basis provided within two (2) weeks after the end of each fiscal quarter and (ii) a written report of the Borrower identifying the amounts paid at each step of the waterfall in Section 2.20 for the prior calendar month provided within five (5) Business Days after each Monthly Payment Date;
(g)within thirty (30) days after the end of each fiscal quarter, an Operating Report;
(h)within fifteen (15) Business Days after the end of each calendar month, a Construction and Installation Report;
(i)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, the Subsidiaries of the Borrower, the Parent, Pledgor or the Project, or compliance with the terms of any Loan Document, in each case of this Section

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5.04(i), as the Administrative Agent (on behalf of itself or any Lender) may reasonably request, including documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(j)Soley to the extent that the Borrower effects a Credit Extension in respect of a Tranche in reliance upon the last paragraph of the definition of “DC Funding Conditions” and until the Borrower shall have delivered a report satisfying the requirements of clause (d) of the definition of “DC Funding Conditions” for the applicable data halls in the applicable Data Center Site(s) in respect of which such Tranche will be deployed, promptly upon the reasonable request of the Administrative Agent, copies of written evidence of the completion of [*] received by the Borrower from an [*] with respect to such data halls.
Notwithstanding the foregoing, the obligations in clauses (a), (b) and (c) of this Section 5.04 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s or such Subsidiary’s (or any direct or indirect parent thereof), as applicable, Form 10-K, 10-Q, other periodic and available reports, proxy statements and, other materials, as applicable, filed with the SEC; provided that the Administrative Agent shall have no obligation to monitor any such filings and the Borrower shall provide electronic copies to the Administrative Agent (which shall furnish to the Lenders) upon request.
Section 5.05.Litigation and Other Notices. Furnish to the Administrative Agent (which shall furnish to the Lenders) written notice of the following promptly (and, in any event in the case of clause (a) below, within three (3) Business Days) after any Responsible Officer of the Borrower or any of its Subsidiaries obtains actual knowledge thereof:
(a)any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, in each case against the Borrower, any of its Subsidiaries or the Project as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(c)any breach or default under any Material Project Contract or Data Center Lease/License that would reasonably be likely to result in the termination, suspension, or revocation of such Material Project Contract or Data Center Lease/License to which the Borrower or any of its Subsidiaries is a party;
(d)any casualty, damage or loss to the Project (or any portion thereof), whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of the Borrower or any oof its Subsidiaries, of its employees, agents contractors, consultants or representatives, or of any other Person, if such casualty, damage or loss affects the Borrower, any of its Subsidiaries or the Project in an amount in excess of $200,000,000;
(e)any material amendment of any Material Project Contract;
(f)any (i) noncompliance with any Environmental Law at the Project or any Release of Hazardous Materials at, on or from the Project, in each case that would reasonably be expected to have a Material Adverse Effect, or (ii) pending or, to the Borrower’s or any of its Subsidiaries’ knowledge, threatened, Environmental Claim against the Borrower, any of its Subsidiaries or the Project that would reasonably be expected to have a Material Adverse Effect;

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(g)the occurrence of any ERISA Event and/or Foreign Plan Event, that together with all other ERISA Events and/or Foreign Plan Events that have occurred, would reasonably be expected to have a Material Adverse Effect; and
(h)any other development specific to the Borrower, its Subsidiaries or the Project that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 5.06.Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Data Protection Laws, which are the subject of Section 5.17, Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.
Section 5.07.Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and visually inspect the financial records and the properties of the Borrower or its Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower or such Subsidiary of the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or its Subsidiaries with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract, or attorney-client or similar privilege); provided that, during any calendar year absent the occurrence and continuation of an Event of Default, one (1) visit by the Administrative Agent (or any Person designated by the Administrative Agent) shall be at the Borrower’s expense.
Section 5.08.Use of Proceeds. Use the proceeds of the Loans solely for the purposes described in Section 3.11.
Section 5.09.Compliance with Environmental Laws. Comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all material authorizations, registrations and licenses and permits required pursuant to Environmental Laws for its business, operations and properties; and perform any investigation, remedial action or cleanup to the extent required by Governmental Authorities under Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10.Preservation of Rights; Further Assurances.
(a)The Borrower shall and shall cause its Subsidiaries to:
(a)perform and observe its covenants and obligations, and preserve, protect and defend its rights, under all Material Project Contracts, including prosecution of suits to enforce any of its rights thereunder and enforcement of any claims with respect thereto, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;
(b)take all such further actions (including the filing and recording of financing statements, and other documents and recordings of Liens in stock registries, as applicable), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Collateral Agent, from time to time upon reasonable request evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents; and
(c)(i) furnish to the Collateral Agent prompt written notice of any change (A) corporate or organization name of the Borrower or any of its Subsidiaries, (B) identity or organizational structure of the Borrower or any of its Subsidiaries or (C) in the principal place of business or location (as defined in Section 9-307 of the UCC) of the Borrower or any of its Subsidiaries; provided that no Credit

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Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
Section 5.11.Fiscal Year. Cause their fiscal year to end on December 31.
Section 5.12.Anti-Money Laundering Laws; Anti-Corruption Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of the Borrower and its Subsidiaries that are reasonably designed to promote and achieve compliance, by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities.
Section 5.13.Limited Purpose Status of the Borrower. The Borrower shall (i) maintain its status as a limited purpose entity, subject to customary “special-purpose entity” provisions as set forth in the Borrower’s organizational documents in effect as of the date of the Agreement, (ii) shall not amend or modify its organizational documents without the consent of the Administrative Agent and, to the extent such amendment or modification affects such “special-purpose entity” provisions, the consent of the Required Lenders (and in each case, which such consent shall not be unreasonably withheld or delayed), and (iii) maintain at least one “independent manager” or “independent director” approved by the Required Lenders.
Section 5.14.Separateness. The Borrower shall conduct its business such that it is a separate and readily identifiable business from, and independent of, any other Person (other than its Subsidiaries), and further covenants that it shall:
(a)observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each other Person;
(b)maintain its assets and liabilities separate and distinct from those of each other Person, and will not commingle its assets with those of any other Person;
(c)maintain its accounts and funds separate and distinct from the accounts and funds of each other Person and will receive, deposit, withdraw and disburse its funds separately from any funds of any other Person;
(d)maintain records, books, accounts and minutes separate from those of any other Person;
(e)conduct its own business in its own name, and not in the name of any other Person;
(f)maintain an arm’s-length relationship with its Affiliates (except as otherwise permitted by this Agreement);
(g)maintain separate financial statements from each other Person, or if part of a consolidated group, then it will be shown as a separate member of such group;
(h)use separate invoices and checks from those of each other Person;
(i)hold itself out as a separate entity (except for U.S. federal (and applicable state and local) income tax purposes);
(j)not agree to pay or become liable for any Indebtedness of any other Person, except as permitted hereunder;
(k)observe all corporate or other procedures required under applicable Law and under its constitutive documents; and

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(l)ensure (to the extent it has the power to do so) that its governing organizational documents procure that each of its directors will act in accordance with their duties at law and to exercise independent judgment, and shall not in breach of those duties, act solely in accordance with any direction, opinion, recommendation, or instruction of any other Person in relation to the approval or rejection of, or the exercise of any voting power in relation to, any transaction approval requirements.
Section 5.15.Collateral Accounts.
(a)On and after the Closing Date, the Borrower will maintain the Collateral Accounts pursuant to the terms of this Agreement, and will ensure that each Collateral Account and any other deposit account or securities account (except with respect to any such Collateral Accounts held at the Depositary Bank) of the Borrower or its Subsidiaries in effect from time to time is subject to a Control Agreement in accordance with Section 5.20(a) and the terms of the Collateral Agreement.
(b)On and after the Closing Date, the Borrower will deposit, or use reasonable best efforts to cause to be deposited, as soon as practicable following the receipt thereof, all Available Cash into the Available Cash Account in accordance with the terms of this Agreement.
(c)On and after the Closing Date, the Borrower will deposit, or use reasonable best efforts to cause to be deposited, as soon as practicable following the receipt thereof, all other amounts required to be deposited into a Collateral Account into such Collateral Account in accordance with the terms of this Agreement.
Section 5.16.Payment of Obligations. Each Credit Party shall (i) pay and discharge, at or before maturity, all of its respective obligations and liabilities, excluding Tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings and (ii) shall maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same except, in each case, to the extent a non-compliance would not reasonably be expected to have a Material Adverse Effect.
Section 5.17.Compliance with Data Protection Laws. Each Credit Party shall (a) comply, and make commercially reasonable efforts to cause its directors, officers, employees and agents (in their respective capacities as such) to comply, with all Data Protection Laws applicable to its business and operations, (b) maintain written policies and procedures by or on behalf of such Credit Party that are reasonably designed to promote and achieve compliance by, such Credit Party and its respective directors, officers, employees and agents (in their respective capacities as such), with Data Protection Laws applicable to its business and operations and (c) perform any investigation or remedial action to the extent required by Governmental Authorities under Data Protection Laws, in each except, except to the extent a non-compliance would not reasonably be expected to have a Material Adverse Effect.
Section 5.18.Rating. From and after the Closing Date, the Borrower shall maintain a rating (but no particular rating) for the Loans from at least one Acceptable Rating Agency.
Section 5.19.Collateral Access Agreements. Except as provided under Section 4.02(q), within one hundred twenty (120) days (or such later date as the Administrative Agent may reasonably agree) after the execution of any Data Center Lease/License by the Borrower or its Subsidiaries after the Closing Date, the Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent, at the Borrower’s expense, one or more duly executed collateral access agreements (in form and substance reasonably acceptable to the Required Lenders), in each case, among the Borrower or such Subsidiary, the Collateral Agent and each third party counterparty to a Data Center Lease/License entered into after the Closing Date.
Section 5.20.Post-Closing Obligations.
(a)The Borrower shall, as soon as reasonably practicable but in no event later than sixty (60) days after the Closing Date (or such later date as the Administrative Agent may reasonably agree) deliver to the Administrative Agent a duly executed Control Agreement with respect to each Collateral Account (except with respect to any such Collateral Accounts held at the Depositary Bank) between the Borrower or its Subsidiary, as applicable, the Collateral Agent and each depositary bank at which each such Collateral Account is located.

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(b)No later than thirty (30) days after the Closing Date (or such later date as the Administrative Agent may reasonably agree), the Borrower shall cause the [*] Lease to be assigned or transferred to the Borrower or another Credit Party.
Section 5.21.GPU Clusters. The Borrower shall (a) use its commercially reasonable efforts to cause the applicable customer with respect to the Master Services Agreement to promptly accept the applicable GPU Clusters with respect to the Master Services Agreement in accordance with the terms of the Master Services Agreement and (b) promptly provide invoices to such customer for the Services rendered under the Master Services Agreement in accordance with the terms thereof.
Section 5.22.Serial Numbers; Warranties.
(a)The Borrower shall provide the Lenders within sixty (60) days after the date of each Borrowing with the serial numbers with respect to the applicable racks of the GPU Servers that were acquired by the Borrower with the proceeds of such Borrowing.
(b)To the extent that the Borrower receives a document from [*] that lists the serial number of each individual GPU in each GPU Server that constitutes Collateral, the Borrower shall use commercially reasonable efforts to deliver copies of such document to the Administrative Agent.
(c)On or before the date that is sixty (60) days (or, to the extent the Borrower is in its good faith determination diligently pursuing such assignment, seventy (70) days) (or such later date as the Administrative Agent may reasonably agree) after the transfer to the Borrower of any Infrastructure pursuant to any [*] Purchase Order, the Borrower shall cause any seller warranties related to such Infrastructure to be assigned to the Borrower.
Section 5.23.Interest Rate Protection. (a) No later than the date that is forty-five (45) days after the Commitment Termination Date, one or more Interest Rate Hedge Agreements shall commence, covering a notional amount of not less than 95% of the reasonably anticipated outstanding principal amount of the Loans bearing interest at a floating rate projected to be outstanding until the Term Maturity Date (as determined by the Borrower in good faith) and (b) no later than the date that is thirty (30) days after the date of any Top-Up DDTL Draw (but without duplication of the requirements set forth in the immediately preceding clause (a)), one or more Interest Rate Hedge Agreements shall commence, covering a notional amount of not less than 95% of the reasonably anticipated outstanding principal amount of the applicable Stabilized Loans bearing interest at a floating rate projected to be outstanding until the Term Maturity Date (as determined by the Borrower in good faith). In the event of any prepayment of Loans under this Agreement, such prepayment shall be accompanied by a concurrent reduction by the Borrower of the notional amount of the Interest Rate Hedge Agreements (including the payment of any Swap Obligations that become due and payable thereunder as a result thereof) then in effect to the extent that such a reduction is necessary so that after such prepayment the aggregate notional amounts under such Interest Rate Hedge Agreements would not exceed 100% of the aggregate principal amount of all Loans bearing interest at a floating rate outstanding. It is agreed and understood that any Credit Party shall otherwise be permitted to terminate, create off-setting positions or otherwise unwind existing Interest Rate Hedge Agreements solely to the extent that the Borrower is otherwise in compliance with the requirements set forth in the first sentence of this Section 5.23.
Section 5.24.Additional Subsidiary Guarantors. Subject to any applicable limitations set forth in the Security Documents, the Borrower will cause each of its Subsidiaries formed or otherwise purchased or acquired after the Closing Date, within sixty (60) days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), to execute a supplement to the Collateral Agreement in order to become a Guarantor and Grantor thereunder and take all other action (a) reasonably necessary to grant a perfected security interest in its assets to substantially the same extent as created and perfected by the Credit Parties on the Closing Date or (b) reasonably requested by the Collateral Agent.
Section 5.25.Power Cost Protection. (a) With respect to each of [*] and [*], (i) from the date that is fifteen (15) Business Days after the initial Delayed Draw Funding Date with respect to the applicable data hall(s) at such Data Center Site until the date of the applicable Top-Up DDTL Draw (or, if earlier, the applicable Delayed Data Center Amortization Date with respect to such Data Center Site), one or more Permitted Commodity Agreements shall commence, covering at least [*] of the utilization of energy reflected by the Modeled Power Costs for such data hall(s) at such Data Center Site projected to be due and payable until the Term Maturity Date, with a strike price consistent with the utilization of

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energy reflected in such Modeled Power Costs and (ii) on and after the date of the applicable Top-Up DDTL Draw (or, if earlier, the applicable Delayed Data Center Amortization Date with respect to such Data Center Site), one or more Permitted Commodity Agreements shall commence, covering at least [*] of the of the utilization of energy reflected by the Modeled Power Costs for such data hall(s) at such Data Center Site projected to be due and payable until the Term Maturity Date and (b) with respect to [*] and [*], on and after the date of the applicable Top-Up DDTL Draw (or, if earlier, the applicable Delayed Data Center Amortization Date with respect to such Data Center Site), the Borrower shall use commercially reasonable efforts to enter into one or more Permitted Commodity Agreements shall commence, covering at least [*] of the of the utilization of energy reflected by the Modeled Power Costs for such data hall(s) at such Data Center Site projected to be due and payable until the Term Maturity Date. It is agreed and understood that any Credit Party shall be permitted to terminate, create off-setting positions or otherwise unwind existing Permitted Commodity Agreements in connection with any downward adjustments to the Modeled Power Costs effected pursuant to the definition of “Top-Up Model Adjustment Criteria” set forth herein and, without duplication, the definition of “Delayed Tranche Model Adjustment Criteria” set forth herein solely to the extent that the Borrower is otherwise in compliance with the requirements set forth in the immediately preceding sentence.
Section 5.26.Warranty Coverage. The Borrower will use commercially reasonable efforts to maintain extended manufacturer’s warranty coverage on the GPU Server racks acquired by the Borrower with proceeds of the Loans, such that after giving effect to such extended manufacturer’s warranty coverage, the total manufacturer’s warranty coverage with respect to such GPU Server rack shall be the earlier to occur of (i) the term of the Master Services Agreement and (ii) Term Maturity Date; provided that, the Borrower shall not be required to maintain extended manufacturer’s warranty coverage with respect to any such GPU Servers rack to the extent, in the Borrower’s reasonable determination, the total fees, costs, premiums or similar expenses to be incurred in connection with such extended manufacturer’s warranty coverage would equal or exceed the amount that is the product of (x) [*] and (y) the then-current depreciated value of such applicable GPU Server racks.
Section 5.27.[*]. The Borrower shall, and shall cause the other Credit Parties to, maintain [*] of GPU Servers (which such GPU Servers shall have been acquired by, or transferred to, the Borrower or another Credit Party) in a commercially reasonable manner as determined by the Borrower in good faith.
Section 5.28.Material Project Contracts. The Borrower shall, and shall cause the other Credit Parties to, enforce against the relevant counterparty to each Material Project Contract each covenant or obligation of such Material Project Contract to which it is a party in accordance with its terms, except in the case of this Section 5.28, where such failure could not reasonably be expected to have a Material Adverse Effect; provided that in the case of any such enforcement contemplated in this Section 5.28 against an Affiliate of such Credit Party (a) such Credit Party shall consult with the Administrative Agent with respect to such enforcement prior to effecting any such enforcement and (b) to the extent that the Administrative Agent reasonably believes that the Credit Parties are not pursuing such enforcement against such Affiliate in good faith (1) the Administrative Agent shall have the right to request the appointment by the Borrower of a third-party litigation consultant for the purposes of such third-party litigation consultant making a determination as to whether the Credit Parties have acted in good faith to pursue such enforcement and (2) to the extent such third-party litigation consultant so determines that the Credit Parties have not so acted in good faith, the Administrative Agent shall be permitted (without the consent of the Borrower) to take over such enforcement.
Section 5.29.DC Funding Conditions. Soley to the extent that the Borrower effects a Credit Extension in respect of a Tranche in reliance upon the last paragraph of the definition of “DC Funding Conditions”, within 30 days after the occurrence of such Credit Extension (or such longer period as the Coordinating Lead Arrangers may reasonably agree) (1) the Borrower shall deliver a report [*] for the applicable data halls in the applicable Data Center Site(s) in respect of which such Tranche will be deployed and (2) a Responsible Officer of the Borrower shall have delivered a certificate to the Administrative Agent certifying that the requirements set forth in clauses (b), (c)(i) and (c)(ii) of the

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definition of “DC Funding Conditions” shall have been satisfied for the applicable data halls in the applicable Data Center Site(s) in respect of which such Tranche will be deployed.
Article VI
NEGATIVE COVENANTS
The Borrower covenants and agrees with each Lender that from and after the Closing Date (unless expressly provided herein) until Payment in Full, the Borrower shall not, and shall not permit any of its Subsidiaries to:
Section 6.01.Indebtedness. Incur, create, assume, or permit to exist any Indebtedness, except:
(a)Indebtedness created hereunder and under the other Loan Documents; and
(b)Excepted Debt.
Section 6.02.Liens. Create, incur, assume, or permit to exist any Lien on any property or assets (including stock or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication):
(a)Liens on property or assets of the Borrower or any of its Subsidiaries existing on the date hereof and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the date hereof;
(b)any Lien in favor of the Collateral Agent created under the Loan Documents (including for the benefit of the Secured Swap Agreements); and
(c)Excepted Liens.
Section 6.03.Swap Agreements. Enter into any Swap Agreement, other than any Interest Rate Hedge Agreement or any Permitted Commodity Agreement.
Section 6.04.Investments, Loans and Advances. Purchase, acquire or make any Investments, except:
(a)Investments existing on the date hereof and set forth on Schedule 6.04;
(b)Investments in cash and Cash Equivalents;
(c)Excepted Investments; and
(d)the Transactions.
Notwithstanding the foregoing or any other term of this Agreement or any Loan Document, no Investments, sales, leases, sale and leaseback transactions, Dispositions or other transfers of Material Intellectual Property, shall be to any non-grantor Affiliate of a grantor.
Section 6.05.Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, divide, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), purchase or otherwise acquire (in one transaction or a series of related transactions) all or any substantial part of the assets of any other Person, enter into any sale and leaseback transaction, liquidate, dissolve or wind-up, change its legal form or modify its existing organizational documents in any manner materially adverse to the Lenders, except:
(a)Investments permitted by Section 6.04, Liens permitted by Section 6.02 and Restricted Payments permitted by Section 6.06;
(b)the Transactions;

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(c)issuances of common Equity Interests (i) by the Borrower to Pledgor or (ii) by any Subsidiary of the Borrower to the Borrower (so long as all such common Equity Interests are subject to the Liens granted under the Security Documents in accordance with the terms of the Collateral and Guarantee Requirement);
(d)[reserved];
(e)Dispositions of no longer useful or used, surplus, obsolete, worn out, or unneeded property or property that is no longer economically practicable or commercially desirable to maintain, whether now owned or hereafter acquired, in the ordinary course of business (in each case other than GPU Servers);
(f)without limiting Section 5.23, the unwinding of any Secured Swap Agreement;
(g)Dispositions from one Credit Party to another Credit Party; and
(h)Dispositions of assets constituting “Contributed Assets” (as defined in the Colocation License Agreements) in accordance with the terms of the Colocation License Agreements;
Section 6.06.Restricted Payments. Pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or redeem, purchase, retire or otherwise acquire for value any shares of any class of its Equity Interests or set aside any amount for any such purpose, or make any payment to an Affiliate in respect of any compensation, management, consulting, advisory or other fees, bonuses or commissions (each, a “Restricted Payment”); provided, however, that the Borrower or any of its Subsidiaries may make Restricted Payments in the following circumstances:
(a)on each Monthly Payment Date or within thirty (30) days thereafter, with amounts deposited in, or credited to, the Distribution Reserve Account or any General Account (1) so long as, (x) with respect to amounts deposited or credited to the Distribution Reserve Account, the Distribution Conditions are satisfied on such Monthly Payment Date or, if the date of such Restricted Payment is not a Monthly Payment Date, on the immediately preceding Monthly Payment Date or (y) with respect to amounts deposited or credited to any General Account, such amounts were deposited into such General Account from the Distribution Reserve Account pursuant to Section 2.20(d)(i) and (2) to the extent that the applicable Distribution Conditions are not satisfied as of such Monthly Payment Date or date of such Restricted Payment, to make Permitted Tax Distributions with the consent of the Administrative Agent (which such consent shall not be unreasonably withheld or delayed);
(b)within seven (7) Business Days after any Borrowing of Loans, with the proceeds of Loans funded for the purpose of paying invoices from the Parent to the Borrower or any of its Subsidiaries, as applicable, delivered to the Administrative Agent pursuant to Section 4.02(j) for any Acquisition for which the proceeds of such Loans have been borrowed in each case in an amount not to exceed the aggregate amount of such invoices;
(c)Restricted Payments from one Credit Party to another Credit Party;
(d)[reserved];
(e)any other Restricted Payment so long as, immediately after giving effect to such Restricted Payment, on a pro forma basis (i) the amount of cash and Cash Equivalents deposited in the Collateral Accounts shall be at least 15% greater than the projected payments required to be made pursuant to Section 2.20(b)(i)-(viii) on the immediately succeeding Monthly Payment Date, (ii) the Distribution Conditions are satisfied, (iii) the Borrower is in compliance with the covenants set forth in Section 6.12(b) and (iv) as of the most recently ended calendar month (commencing with the first full calendar month after the Closing Date), (A) at least [*] of the GPU Servers deployed (pursuant to the Base Case Model delivered to the Lenders prior to the Closing Date) in connection with the Master Services Agreement during such calendar month have been invoiced to the applicable customers under

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the Master Services Agreement and (B) to the extent then due and payable, such invoices shall have been paid as of the end of the calendar month described in the immediately preceding subclause (A); and
(f)any Restricted Payment made with the proceeds of Loans drawn pursuant to a Top-Up DDTL Draw, in each case provided the Top-Up Debt Sizing Criteria are met after giving pro forma effect to such Restricted Payment.
Section 6.07.Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (x) otherwise expressly permitted (or required) under this Agreement or (y) upon terms no less favorable to the Borrower or such Subsidiary of the Borrower, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (as confirmed in a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (i) in the good faith determination of the Borrower qualified to render such letter and (ii) reasonably satisfactory to the Administrative Agent); provided that this Section 6.07 shall not apply to:
(a)the indemnification of directors (or persons holding similar positions for non-corporate entities) of the Borrower or its Subsidiaries in accordance with customary practice;
(b)licenses and sublicenses in the ordinary course of business;
(c)any payments consisting of Loans made for the purposes of paying invoices from the Parent to the Borrower or any of its Subsidiaries or from the Borrower to any of its Subsidiaries delivered to the Administrative Agent pursuant to Section 4.02(j);
(d)any transaction between (i) the Borrower and any of its Subsidiaries or (ii) Subsidiaries of the Borrower, in each case, otherwise permitted under this Article VI;
(e)any transaction contemplated as of the date hereof by the Management Agreement with such modifications that are no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; and
(f)transactions permitted pursuant to Section 6.05(h).
Section 6.08.Business of the Borrower; Subsidiaries
(a)Fundamentally alter the character of the business of the Borrower and its Subsidiaries from the business conducted by, contemplated to be conducted by or proposed to be conducted by, the Borrower on the date hereof, and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing.
(b)Enter into any joint venture.
Section 6.09.Negative Pledge Agreements. Enter into any agreement or instrument that by its terms prohibits the granting of Liens by the Borrower or any Subsidiary Guarantor pursuant to the Security Documents other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:
(i)restrictions imposed by applicable Law;
(ii)customary provisions restricting assignment of any agreement;
(iii)restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness; or

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(iv)customary restrictions and conditions contained in any agreement relating to any Disposition permitted hereunder pending the consummation of such Disposition.
Section 6.10.Material Project Contracts.
(a)(i) Suspend, cancel or terminate any Material Project Contract or (ii) consent to any suspension, cancellation or termination thereof (other than as a result of the expiration of the stated term of such Material Project Contract), in each case, in a manner material and adverse to the interests of the Lenders;
(b)sell, transfer, assign or otherwise Dispose of (by operation of law, capacity release or otherwise) or consent to any such sale, transfer, assignment or Disposition of, any part of its interest in any Material Project Contract or any GPU Servers, except to the extent permitted herein;
(c)waive any material default under, or breach of, any Material Project Contract or waive any material right, interest or entitlement, howsoever arising, under, or in respect of, any Material Project Contract, in each case, in a manner material and adverse to the interests of the Lenders;
(d)consent to the assignment by any counterparty under the Master Services Agreement of any of such counterparty’s material rights or obligations under the Master Services Agreement in a manner material and adverse to the interests of the Lenders;
(e)settle any material litigation or arbitration claim or proceeding under any Material Project Contract in a manner material and adverse to the interests of the Lenders;
(f)amend, supplement or modify or in any way vary, or agree to the variation of, any material provision of a Material Project Contract or of the performance of any covenant or obligation by any other Person under any Material Project Contract, in each case, (x) in a material manner without the consent of the Structuring Agents or (y) in a manner that would reasonably be expected to have a Material Adverse Effect without the consent of the Required Lenders; or
(g)enter into, become a party to, or otherwise become liable under any agreement for the provision of infrastructure as a service, platform as a service, products (including the web portal and domains), services (such as support and service level commitments) and solutions to be provided by the Borrower or any of its Subsidiaries other than in connection with the Master Services Agreement.
Section 6.11.Use of Proceeds Not in Violation.
(a)The Borrower and its Subsidiaries shall not directly or indirectly apply any part of the proceeds of any Loan or other extensions of credit hereunder or other revenues to the purchasing or carrying of any Margin Stock.
(b)The Borrower and its Subsidiaries will not, directly or knowingly indirectly, use the proceeds of the Loans hereunder, or lend, contribute or otherwise make available such proceeds to any Person, (i) to fund or facilitate any activities or business of or with any Sanctioned Person in violation of Sanctions, (ii) in any other manner that would constitute or give rise to a violation of Sanctions by any Person (including any Person participating in the Loans hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise) or (iii) in violation of applicable Anti-Corruption Laws.
Section 6.12.Financial Covenants.
(a)Debt Service Coverage Ratio. Subject to Section 7.03, commencing on the first Monthly Date to occur after the first full calendar month after the Commitment Termination Date, the Borrower will not permit the Debt Service Coverage Ratio for the most recently ended three full fiscal month period to be less than 1.15:1.00, as of any Monthly Date.

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(b)Minimum Liquidity.
(i)Minimum Liquidity Covenant.
(A)Subject to Section 6.12(b)(ii) and Section 7.03, on the Closing Date, any Monthly Payment Date thereafter, the date of any material Disposition by the Borrower or any of its Subsidiaries and the date of any Credit Event, the Borrower shall satisfy the Liquidity Requirement and the Borrower shall deliver to the Administrative Agent (which shall furnish to the Lenders) on any such date, a certificate, signed by a Responsible Officer of the Borrower, certifying as to the Borrower’s compliance with the requirements set forth in this Section 6.12. Upon Payment in Full, funds available in the Liquidity Account shall, at the discretion of the Borrower, be transferred to the Borrower.
(B)The Collateral Agent (A) is hereby authorized to (and shall upon the occurrence of any drawing right set out in clause (2) or clause (4) below upon the direction of the Administrative Agent), draw on any Liquidity Reserve L/C at any time if (1) the Borrower fail to meet the Liquidity Requirement in accordance with the terms this Section 6.12 (following the Liquidity Cure Deadline set forth in Section 6.12(b)(ii)), (2) a Liquidity Reserve L/C is not renewed or replaced at least thirty (30) days prior to its stated maturity date, (3) an Event of Default has occurred and is continuing or (4) the issuer thereof ceases to be an Acceptable Issuer and a replacement letter of credit has not been obtained from an Acceptable Issuer within the earlier of (x) thirty (30) days after such downgrade and (y) five (5) Business Days prior to its stated maturity date, in each case, in accordance with the terms of such Liquidity Reserve L/C and (B) shall cause the proceeds of such draw to be deposited in the Liquidity Account.
(ii)Cure.
(A)Notwithstanding anything herein to the contrary, in the event that the Borrower fail to comply with the requirements of the covenant under Section 6.12(b)(i) from and after the date of such non-compliance until the expiration of the fifteenth (15th) Business Day subsequent to such date of non-compliance (such date, the “Liquidity Cure Deadline”), the Borrower may, upon written notice to the Administrative Agent, receive cash contributions to the Equity Interests of the Borrower (a “Liquidity Cure Contribution”) made, directly or indirectly, to the Borrower and deposit such Liquidity Cure Contribution in the Liquidity Account on or prior to the applicable Liquidity Cure Deadline and the Borrower’s compliance with Section 6.12(b)(i) as of the applicable date shall be recalculated by increasing its Unrestricted Cash by an amount equal to the net cash proceeds of all such Liquidity Cure Contributions (the “Liquidity Cure Right”).
(B)If, after giving effect to the foregoing recalculation, the Borrower shall then be in compliance with Section 6.12(b)(i), the Borrower shall be deemed to have satisfied the requirements of Section 6.12(b)(i) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith, and any applicable breach or default of Section 6.12(b)(i) that had occurred shall be deemed cured for the purposes of this Agreement.
(C)Notwithstanding anything herein to the contrary, from and after the date on which the Borrower provides notice of its intention to use the Liquidity Cure Right, (A) no Default or Event of Default shall be deemed to have occurred or be continuing with respect to Section 6.12(b)(i) unless the requisite Liquidity Cure Contributions are not received by the Borrower on or prior to the Liquidity Cure Deadline and (B) the Administrative Agent shall not exercise any applicable remedy under this Agreement, the Loan Documents or applicable Law

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on the basis of an Event of Default caused by the failure to comply with Section 6.12(b)(i) until the earlier of (x) the passing of the Liquidity Cure Deadline without exercise and satisfaction of the Liquidity Cure Right and (y) the date the Borrower confirms to the Administrative Agent in writing that it does not intend to exercise the Liquidity Cure Right.
(D)Notwithstanding anything herein to the contrary, the Liquidity Cure Contributions shall not be given effect in excess of the amount required for purposes of complying the covenant set forth in Section 6.12(b)(i).
Notwithstanding anything in the foregoing Article VI, no failure to comply with the covenants set forth in this Article VI prior to the Closing Date shall be deemed to constitute an Event of Default hereunder if such failure arises solely from a circumstance that is or will be cured upon the occurrence of the Closing Date pursuant to Article IV.
Article VII
EVENTS OF DEFAULT
Section 7.01.Events of Default. The occurrence of any of the following events on or after the date hereof shall constitute an event of default hereunder (“Events of Default”):
(a)any representation or warranty made or deemed made by any Credit Party or the Pledgor in any Loan Document, or any representation or warranty made by any Credit Party or the Pledgor in any certificate furnished in connection with or pursuant to any Loan Document, shall prove to have been incorrect in any material respect (or, to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in any respect) when so made or deemed made and thirty (30) days have elapsed from the date a Responsible Officer of such Credit Party or the Pledgor, as applicable, obtains knowledge thereof unless, in the case of an incorrect representation or warranty that is capable of being cured, corrected or otherwise remedied, such incorrect representation or warranty is cured, corrected or otherwise remedied and (as cured, corrected or remedied) would not reasonably be expected to result in a Material Adverse Effect;
(b)default shall be made in the payment or a mandatory prepayment that has not been waived in accordance with the terms hereof of any principal of any Loan when and as the same is due and payable whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; provided that it shall not be an Event of Default under this clause (b) if the Cure Right is exercised and satisfied in accordance with Section 7.03 on or prior to the Anticipated Cure Deadline;
(c)default shall be made in the payment of any interest on any Loan, Applicable Premium, reimbursement obligation or any other amount (other than an amount referred to in Section 7.01(b) above) due under any Loan Document (other than the Limited Guarantee, Collateral Agreement (with respect to guarantee of the Subsidiary Guarantors) or the Pledge Agreement), when and as the same is due and payable, and such default shall continue unremedied for a period of three (3) Business Days; provided that it shall not be an Event of Default under this clause (c) if the Cure Right is exercised and satisfied in accordance with Section 7.03 on or prior to the Anticipated Cure Deadline;
(d)default shall be made in the due observance or performance by any Credit Party of any covenant or agreement contained in Section 5.01(a) (solely with respect to the Credit Parties), Section 5.05(a), Section 5.08, Section 5.12, Section 5.22(c) or in Article VI (excluding Section 6.10(a)); provided that it shall not be an Event of Default under this clause (d) if the Liquidity Cure Right is exercised and satisfied in accordance with Section 6.12(b)(ii) on or prior to the Liquidity Cure Deadline;
(e)default shall be made in the due observance or performance by any Credit Party or the Pledgor of any covenant or agreement of such Credit Party or the Pledgor, as applicable, contained in any Loan Document (other than (1) those specified in Section 7.01(a), 7.01(b), 7.01(c) and 7.01(d) and (2) the Pledge Agreement) after the earlier to occur of (i) the date that a Responsible Officer of such Credit Party or the Pledgor, as applicable, obtains knowledge thereof or (ii) the receipt of notice thereof to

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such Credit Party or the Pledgor from the Administrative Agent or the Required Lenders, and, other than in the case of a default under the Pledge Agreement, such default shall continue unremedied for a period of thirty (30) days thereafter;
(f)(i) any Credit Party or the Pledgor shall fail to make any payment beyond the applicable grace period with respect thereto, if any, in respect of any Material Indebtedness, at the final stated maturity thereof, (ii) any Credit Party or Pledgor shall fail to observe or perform any other agreement or condition relating to any Material Indebtedness or any other event occurs with respect to such Material Indebtedness, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, with the giving of notice if required, such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity, and (iii) [reserved]; provided that, for avoidance of doubt, this Section 7.01(f) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (B) any event requiring a prepayment or offer to purchase pursuant to customary asset sale, casualty or condemnation event, change in control provision or excess cash flow sweeps or (C) with respect to Indebtedness consisting of any Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements;
(g)there shall have occurred a Change in Control;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Credit Party, Pledgor or of a substantial part of the property or assets of such Credit Party or Pledgor, taken as a whole, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party, Pledgor, or for a substantial part of the property or assets of such Credit Party, or (iii) the winding-up or liquidation of any Credit Party or Pledgor; and, in each case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)any Credit Party or Pledgor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 7.01(h), (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Party or Pledgor, or for a substantial part of the property or assets of such Credit Party or Pledgor, taken as a whole, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;
(j)the failure of the Borrower, any of its Subsidiaries or Pledgor to pay one or more final, non-appealable judgments aggregating in excess of $100,000,000 (in each case, net of any amounts which are covered by insurance or bonded), which judgments are not satisfied or discharged or effectively waived or stayed for a period of sixty (60) consecutive days;
(k)one or more ERISA Events and/or Foreign Plan Events shall have occurred that, when taken together with all other ERISA Events and/or Foreign Plan Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(l)(i)  other than in accordance with the terms of any Loan Document, any such Loan Document shall for any reason cease to be in full force and effect, shall be declared void by a Governmental Authority or shall be asserted in writing by any Credit Party or the Pledgor not to be a legal, valid and binding obligation of such Credit Party or the Pledgor party thereto, (ii) other than in accordance with the terms of any Loan Document, any security interest purported to be created by any Security Document and to extend to Collateral that is material to any Credit Party or Pledgor on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or Pledgor not to be, a

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valid and perfected security interest in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or the Pledge Agreement, or (y) any such loss of validity, perfection or priority is the result of any failure by the Required Lenders to cause the Collateral Agent to take any action necessary to secure the validity, perfection or priority of the Liens or (iii) other than in accordance with the terms of the Loan Documents, the Guarantee pursuant to any Security Document by any Credit Party or Pledgor of any of the Obligations shall cease to be in full force and effect or shall be asserted in writing by any Credit Party or Pledgor not to be in effect or not to be legal, valid and binding obligations of the Borrower or Pledgor party thereto; or
(m)(i) the Master Services Agreement or any Data Center Lease/License shall at any time for any reason cease to be valid and binding or in full force and effect or be rescinded, terminated or cancelled in full (except for expiration in accordance with its terms and not as a result of a breach or default thereunder by the applicable Credit Party) or the counterparty to such Material Project Contract shall have delivered a notice of termination thereunder and the applicable cure period for the applicable default shall have lapsed (provided that this clause (i) shall not apply to any partial notice of termination), (ii) any Material Project Contract (other than the Master Services Agreement or any Data Center Lease/License) shall at any time for any reason cease to be valid and binding or in full force and effect or be rescinded, terminated or cancelled in full (except for expiration in accordance with its terms and not as a result of a breach or default thereunder by the applicable Credit Party), (iii) the Master Services Agreement or any Data Center Lease/License shall at any time for any reason be suspended or enjoined or (iv) any Credit Party, the Pledgor or any counterparty to a Material Project Contract shall be in default (after any applicable notice, grace period or both) under such Material Project Contract and such default would reasonably be expected to result in a Material Adverse Effect; provided, however, that none of the events described in clauses (ii), (iii) or (iv) of this Section 7.01(m) will be an Event of Default if, within ninety (90) days after the earlier of any Responsible Officer of any Credit Party having knowledge thereof or receiving notice thereof from the Administrative Agent (or such longer time period as the Administrative Agent may reasonably agree), (x) a Credit Party replaces the affected Material Project Contract with an agreement that is (1) in form and substance reasonably acceptable to the Administrative Agent, (2) on substantially similar terms or terms that, taken as a whole, do not affect the Borrower’s ability to remain in compliance with its payment obligations hereunder and (3) with a comparable counterparty and (y) the Borrower shall have provided a certificate to the Administrative Agent confirming such replacement and compliance and attaching a copy of such replacement Material Project Contract.
Notwithstanding the foregoing, no Event of Default shall be deemed to occur hereunder prior to the Closing Date if such event that would be an Event of Default arises solely from an incorrect representation, a breach of a covenant or otherwise that is or will be cured upon the occurrence of the Closing Date pursuant to Article IV.
Section 7.02.Remedies Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default (other than a Bankruptcy Event of Default) caused by any Credit Party, and at any time thereafter during the continuation of such Event of Default, the Administrative Agent, at the request of the Required Lenders, shall (subject to Article VIII and the Intercreditor Agreement (if entered into)), by notice to the Borrower, take any or all of the following actions solely with respect to the Borrower, at the same or different times: (a) terminate the Commitments of and thereupon the Commitments shall terminate immediately, (b) declare the Loans incurred solely by the Borrower and Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of such Loans so declared to be due and payable, together with accrued interest thereon and any unpaid fees and premiums (including any Applicable Premium) accrued hereunder and under any other Loan Document, shall become forthwith due and payable and (c) direct the Collateral Agent to exercise the rights and remedies under the Security Documents (or at law or pursuant to the UCC), and in the case of any event with respect to any Bankruptcy Event of Default, the Commitments shall automatically terminate, the principal of the Loans incurred by the Borrower then outstanding, together with accrued interest thereon and any unpaid fees and premiums (including any Applicable Premium), all other Obligations and all other liabilities of the Borrower and the other Credit Parties

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accrued hereunder and under any other Loan Document, shall automatically become due and payable, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Credit Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.
It is understood and agreed that if the Obligations are accelerated or otherwise become due prior to their scheduled maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a Bankruptcy Event (including the acceleration of claims by operation of law)), the Applicable Premium that would have applied if, at the time of such acceleration, the Borrower had prepaid any or all of the Loans as contemplated in Section 2.09(a) (any such event, an “Applicable Premium Payment Event”) will also be due and payable without any further action (including any notice requirements otherwise applicable to Applicable Premium Payment Events, if any) as though an Applicable Premium Payment Event had occurred and such Applicable Premium shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Applicable Premium payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination of this Agreement or repayment of the applicable Loans and the Borrower agrees that any Applicable Premium which may become payable hereunder is reasonable under the circumstances currently existing. The Applicable Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) (ON BEHALF OF ITSELF AND THE OTHER CREDIT PARTIES) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS, OR MAY PROHIBIT, THE COLLECTION OF THE APPLICABLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION OR PAYMENT EVENT. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Applicable Premium; and (D) the Credit Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower, for itself and each Credit Party, expressly acknowledges that its agreement to pay the Applicable Premium to the Lenders as herein described is a material inducement to Lenders to provide the Commitments and make the Loans. The Borrower acknowledges, and the parties hereto agree, that each Lender has the right to maintain its investment in the Loans free from repayment by the Borrower (except as herein specifically provided for) and that the provision for payment of an Applicable Premium by the Borrower, in the event that any Loan is prepaid or is accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 7.03.Right to Equity Cure.
(a)Notwithstanding anything to the contrary contained in Sections 7.01 or 7.02, in the event that a Cash Shortfall Event exists with respect to any Monthly Payment Date or the Borrower fails to comply with the requirement of the financial covenant set forth in Section 6.12(a), then from the first day of the applicable calendar month with respect to the applicable Monthly Payment Date (with respect to a Cash Shortfall Event) or calendar month (with respect to such financial covenant) until the expiration of the thirtieth (30th) day following the applicable Monthly Payment Date (with respect to a Cash Shortfall Event) or the fifteenth (15th) day following the date financial statements referred to in Sections 5.04(a) or (b) are required to be delivered in respect of such fiscal period (with respect to such financial covenant) for which such financial covenant is being measured (the last day of such period being the “Anticipated Cure Deadline”), such Cash Shortfall Event or financial covenant and corresponding

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Event of Default may be cured on or prior to the applicable Anticipated Cure Deadline (the “Cure Right”) by the receipt of Equity Proceeds (which shall be in the form of common equity or other equity in a form reasonably acceptable to the Administrative Agent) in amount necessary to cure such Cash Shortfall Event or financial covenant, as applicable, on or prior to the Anticipated Cure Deadline and (“Cure Equity”) by applying 100% of the Cure Equity to (1) with respect to a Cash Shortfall Event, prepay the Loans pursuant to Section 2.08(a) and (2) with respect to the Debt Service Coverage Ratio, be deemed to increase the Net Operating Income with respect to such applicable calendar month for the purpose of determining compliance with the covenant set forth in Section 6.12(a) at the end of such calendar month and the applicable subsequent periods (it being agreed and understood that (x) at the option of the Borrower or Pledgor, such Cure Equity may be deposited into the Available Cash Account, (y) a single Cure Equity may be used to cure the financial covenant set forth in Section 6.12(a) and a Cash Shortfall Event and (z) to the extent a Cure Equity is used with respect to a Cash Shortfall Event relating to any calendar month, such Cure Equity may also be used to cure the financial covenant set forth in Section 6.12(a) with respect to such calendar month, without giving regards to the timing of the application of such Cure Equity).
(b)Commencing on the applicable Monthly Payment Date or calendar month until the Anticipated Cure Deadline, the Lenders (i) shall not be permitted to accelerate Loans held by them, to terminate the Commitments held by them or to exercise remedies against the Collateral on the basis of an Event of Default resulting from a Cash Shortfall Event or a breach of the financial covenant set forth in Section 6.12(a), and (ii) shall not be obligated to make any Credit Extension under any Facility until the applicable Cash Shortfall Event or such financial covenant breach is no longer continuing.
(c)(i) On or prior to the Unlimited Equity Cure Sunset Date, there shall be no limitations on the usage of the Cure Right and (ii) after the Unlimited Equity Cure Sunset Date, in each twelve consecutive calendar month period, the Cure Right may be exercised in no more than three fiscal months.
Section 7.04.Application of Funds. Subject to the Intercreditor Agreement (if entered into), after the exercise of remedies provided for in Section 7.02 and the Intercreditor Agreement (if entered into) (or after the Loans have automatically become immediately due and payable as set forth in Section 7.02), any amounts or other distributions received on account of the Obligations, including any proceeds of Collateral, shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including counsel fees payable under Section 8.12 and amounts payable under Section 2.13 and Section 2.15) payable to the Administrative Agent, the Collateral Agent and the Depositary Bank in their respective capacities as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including counsel fees payable under Section 8.12 and amounts payable under Section 2.13 and Section 2.15) and the Specified Swap Counterparties, ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and any fees, premiums and scheduled periodic payments due under Secured Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and to payment of any breakage, termination or other payments under Secured Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

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Fifth, to the payment of all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after Payment in Full, to the Borrower or as otherwise required by Laws.
Notwithstanding the foregoing, no amounts received from the Borrower, Pledgor or the Parent shall be applied to any Excluded Swap Obligations of the Borrower. In connection with the directing of payments described above, the Administrative Agent shall be entitled to receive and rely upon information provided by the Secured Parties in respect the amount of Obligations owing to such party, including without limitation in respect of amounts owing under Secured Swap Agreements.
Article VIII
THE AGENTS
Section 8.01.Appointment and Authority.
(a)Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Swap Agreements) hereby irrevocably appoints, designates, and authorizes MUFG Bank, Ltd. to take such action on its behalf as the Administrative Agent under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agents to execute and perform under any and all other documents (including releases and subordinations, at the direction of the Required Lenders) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Agents shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents, regardless of whether a Default or Event of Default shall have occurred and be continuing. No Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Each of the Lenders (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Swap Agreements) hereby irrevocably appoints and authorizes U.S. Bank Trust Company, National Association to act as the Collateral Agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower and any other Credit Party to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.12) and Article IX as though the Collateral Agent, or such co-agents, sub-agents and attorneys-in-fact, were expressly referred to in such provisions.

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(c)Except as provided in Sections 8.06, 8.10 and 8.16, the provisions of this Article VIII are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.
Section 8.02.Agents in Their Individual Capacities. Each of MUFG Bank, Ltd., U.S. Bank Trust Company, National Association or their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though such Person were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, MUFG Bank, Ltd., U.S. Bank Trust Company, National Association or their respective Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agents shall not be under any obligation to provide such information to them. With respect to its Loans (if any), MUFG Bank, Ltd., U.S. Bank Trust Company, National Association or their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent and the terms “Lender” and “Lenders” include a Person serving as an Agent hereunder in its individual capacity. Any successor to either MUFG Bank, Ltd. or U.S. Bank Trust Company, National Association as an Agent shall also have the rights attributed to MUFG Bank, Ltd. or U.S. Bank Trust Company, National Association, as applicable, under this Section 8.02.
Section 8.03.Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent, or any of their Affiliates in any capacity, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than that the Agents shall confirm receipt of items expressly required to be delivered to the Agents, (d) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent, (e) be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to a Responsible Officer of such Agent by the Borrower or a Lender or (f) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, the existence, value, sufficiency or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, any loss or diminution in the value of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the covenants, agreements or other terms contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof. Notwithstanding the foregoing, the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agents are required to exercise as directed in writing by the Administrative Agent at the written instruction of the Required Lenders (in the case of the Collateral Agent) or the Required Lenders, as applicable (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) together with indemnity or security satisfactory to the Agent; provided that the Agents shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt

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any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. In no event shall any Agent be responsible for any failure or delay in the performance of any act or obligation hereunder arising out of or caused by, directly or indirectly, force majeure events beyond its control, including any provision of any law or regulation or any act of any governmental authority, strikes, work stoppages, accidents, acts of war, other military disturbances or terrorism, earthquales, fire, flood, sabotage, epidemics, pandemics, riots, nuclear or natural catastrophes or acts of God, labor disputes, acts of civil or military authority, or the unavailability of the Federal Reserve Board wire systems and interruptions, loss or malfunctions of utilities, communication facilities or computer (software and hardware) services (it being understood that the Agents shall use reasonable efforts which are consistent with accepted practices in the baking industry to resume performance as soon as pracitcable under the circumstances).
Section 8.04.Reliance by Agents. The Agents shall be entitled to conclusively rely, shall not incur any liability and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, any Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. The Agents shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice, direction or concurrence of the Required Lenders (or Administrative Agent in the case of the Collateral Agent) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Administrative Agent at the written instruction of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Upon the request by the Administrative Agent at any time the Lenders will promptly confirm in writing any action taken or to be taken by the Administrative Agent. Upon the request by the Collateral Agent at any time the Administrative Agent will promptly confirm in writing any action taken or to be taken by the Collateral Agent (at the written instruction of the Required Lenders). Documents delivered to the Agents are for informational purposes only and the Agents’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s and its Subsidiaries’ compliance with any of its covenants hereunder (as to which the Agents are entitled to rely exclusively on certificates of a Responsible Officer of the Borrower). The Agents shall have no obligation to verify the information or calculations set forth in this Agreement or otherwise. The Agents shall have no responsibility or liability for the filing, timeliness or content of any report required under this Agreement or the other Loan Documents. The Agents may conclusively rely on the applicable Assignment and Acceptance as to whether any Lender or posed Lender is an Eligible Assignee or an Affiliated Lender, and shall have no obligation to monitor the Affiliated Lender Cap.
Section 8.05.Delegation of Duties. The Agents may perform or execute any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel, other consultants and experts of its own selection concerning all matters pertaining to such duties. The Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Agents and any such subagent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as an Agent. The Agents shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

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Section 8.06.Successor Agents. Any Agent may resign at any time upon thirty (30) days’ notice to the Lenders, the Borrower and each other Agent and if such Agent is a Defaulting Lender or during an Agent Default Period, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Administrative Agent, the Lenders and each other Agent. If an Agent resigns or is removed by the Borrower, the Required Lenders shall appoint a successor agent, which successor agent shall be consented to by the Borrower at all times other than during the existence of a Payment or Bankruptcy Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed); provided that in no event shall any such successor Agent be a Defaulting Lender. If no successor agent is appointed prior to the effective date of the resignation or removal of the Agent, such Agent, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent. Upon the acceptance of its appointment as successor agent, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent under the Loan Documents and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent or collateral agent, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Agent’s resignation or removal in accordance herewith as the Agent, the provisions of this Article VIII and the provisions of Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent in respect of the Loan Documents. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as an Agent in accordance herewith by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or Collateral Agent, as applicable, the provisions of this Article VIII and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or Collateral Agent, as applicable. Notwithstanding anything to the contrary herein, no Disqualified Lender may be appointed as a successor Administrative Agent without the consent of the Borrower. Any Person into which the Agents may be merged or converted or with which they may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agents shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of such Agent shall be the successor of such Agent hereunder and under the other Loan Documents, without the execution or filing of any paper or any further action on the part of any of the parties hereto.
Section 8.07.Non-Reliance on the Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.08.No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Coordinating Lead Arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.
Section 8.09.Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or

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otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10, 8.12, and 9.05) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10, 8.12, and 9.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 8.10.Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Specified Swap Counterparty) irrevocably authorizes each of the Administrative Agent and the Collateral Agent to release guarantees, Liens and security interests created by the Loan Documents in accordance with the provisions of Section 9.18 and take any other actions contemplated by Section 9.18. Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing such Agent’s authority provided for in the previous sentence. Beyond the exercise of reasonable care in the custody thereof and as otherwise specifically set forth herein, the Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Agents shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.
Section 8.11.[Reserved].
Section 8.12.Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), based upon their respective Pro Rata Shares, and hold harmless each Agent-Related Person from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent-Related Person or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document (the “Indemnified Liabilities”); provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities primarily resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken or not taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.12. In the case

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of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 8.12 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower and without limiting their obligation to do so. The undertaking in this Section 8.12 shall survive termination of the aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Agents.
Section 8.13.Appointment of Supplemental Agents.
(a)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case an Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Agents are hereby authorized to appoint an additional individual or institution selected by such Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(b)In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and (ii) the provisions of this Article VIII and of Section 9.05 that refer to the Agents shall inure to the benefit of such Supplemental Agent and all references therein to the Agents shall be deemed to be references to the Agents and/or such Supplemental Agent, as the context may require.
(c)Should any instrument in writing from the Borrower or any other Credit Party be required by any Supplemental Agent so appointed by an Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or such other Credit Party, if applicable, shall execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the applicable Agent until the appointment of a new Supplemental Agent.
Section 8.14.Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason (including, such Lender’s failure to comply with the provisions of Section 9.04(b)(vi) relating to the maintenance of a Participant Register), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax, including any penalties or interest and together with all reasonable expenses incurred. Each Lender hereby authorizes the Administrative Agent to set off

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and apply any and all amounts at any time owing to such Lender hereunder or any other Loan Document against any amount due to the Administrative Agent under this Section 8.14. The agreements in this Section 8.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 8.14, the term “applicable law” includes FATCA.
Section 8.15.Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower or any of its Subsidiaries or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 7.02 and the Security Documents for the benefit of all the Lenders or Secured Parties, as applicable; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.16(c)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any of its Subsidiaries under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; and provided, further, that if at any time there is no Person acting as the Administrative Agent or the Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 7.02 and the Security Documents, as applicable and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.16(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 8.16.Collateral Agent. Each of the Secured Parties hereby instructs the Collateral Agent to enter into the Security Documents. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. Each of the Secured Parties acknowledges that the Collateral Agent shall be under no obligation to deliver an Enforcement Notice (under and as defined in the MSA Direct Agreement) other than at the direction of the Required Lenders, and no such notice shall direct the Collateral Agent to violate the Master Services Agreement or [*] in any material respect or otherwise be inconsistent with the requirements of Section 2(b)(iii) of the MSA Direct Agreement.
Section 8.17.Coordinating Lead Arrangers. The Borrower hereby appoints Morgan Stanley Asset Funding, Inc., MUFG Bank, Ltd., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A. as Coordinating Lead Arrangers in connection with the Loans. It is further agreed that Morgan Stanley Asset Funding, Inc. shall have “left” placement in any documentation used in connection with the Facilities. The Coordinating Lead Arrangers shall have no right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Coordinating Lead Arrangers so identified shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 8.18.Depositary Bank.
(a)Each of the Lenders (in its capacities as a Lender) hereby irrevocably appoints and authorizes U.S. Bank National Association to act as the Depositary Bank for purposes of administering any Collateral Account held by it, together with such powers and discretion as are reasonably incidental thereto. The Borrower hereby appoints U.S. Bank National Association and U.S. Bank National Association hereby agrees, to act as “securities intermediary” (within the meaning of Section 8 102(a)(14) of the UCC) with respect to any Collateral Account held by it and as a “bank” (within the meaning of 9-102(a) of the UCC) with respect to any Collateral Account held by it. The Depositary Bank is the agent and bailee of the Collateral Agent (such bailments being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) for the

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purpose of receiving payments contemplated hereunder. This Agreement constitutes a “security agreement” as defined in Article 9 of the UCC.
(b)The Borrower, the Collateral Agent and the Depositary Bank agree that, for purposes of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of any Collateral Account held by it, the jurisdiction of the Depositary Bank (in its capacity as the securities intermediary and bank) is the State of New York and the laws of the State of New York govern the establishment and operation of any Collateral Account held by it.
(c)The Depositary Bank shall have no obligations other than to administer any Collateral Account held by it in accordance with the terms hereof. The Depositary Bank shall not, by reason of this Agreement, be a trustee for or owe a fiduciary duty to any Secured Party (and no implied duties, covenants, functions or responsibilities shall be read into this Depositary Agreement or otherwise claimed to exist by any Person against the Depositary Bank). Without limiting the generality of the foregoing, the Depositary Bank shall take all actions as the Borrower, or the Collateral Agent shall direct it to perform in accordance with the express provisions of this Agreement, and the Depositary Bank shall have no liability for any failure or delay in taking any action hereunder attributable to a failure or delay of Collateral Agent or the Borrower, as applicable, in providing any such direction. The Depositary Bank shall exercise the same degree of care in administering the funds held in any Collateral Account held by it and the investments purchased with such funds in accordance with the terms of this Agreement as the Depositary Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable Law. The Depositary Bank shall not be required to invest any funds held hereunder except as directed in this Agreement or otherwise agreed in writing between the Borrower and the Depositary Bank (which shall not require the consent of any Lender). The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. The Depositary Bank shall not be charged with knowledge of any Event of Default unless the Depositary Bank has received written notice from the Collateral Agent or the Borrower that an Event of Default has occurred and is continuing. The Depositary Bank shall have no obligation to request the deposit of any funds referenced herein into any Collateral Account held by it. The Depositary Bank shall have no obligation to monitor compliance by any Credit Party with any requirements of, or obligations under, any Loan Document. The Depositary Bank shall have no duty to calculate any amounts to be distributed under the terms of this Agreement and shall have no liability for the accuracy, or compliance with the terms of any Loan Document, of any such calculations provided to it.
(d)The Depositary Bank shall be entitled to all of the rights, privileges and immunities of the Administrative Agent and the Collateral Agent under the Loan Documents, as though fully set forth herein.
Section 8.19.Lender Representations. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) such Lender is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon any Agent Party or Agent-Related Person, the Coordinating Lead Arrangers or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon any Agent Party or Agent-Related Person, the Coordinating Lead Arrangers or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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Article IX
MISCELLANEOUS
Section 9.01.Notices.
(a)Notices and other communications provided for herein shall be in writing (including facsimile or electronic mail) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:
(i)if to the Borrower or any of its Subsidiaries, to:
c/o CoreWeave, Inc.
        290 W Mt Pleasant Ave, Suite 4100
        Livingston, New Jersey 07039
        Attention: Legal Department
        E-mail:     [*]
(ii)with copies to (which shall not constitute notice):
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention: Lucas Spivey, P.C.
Email:     [*]; [*]
(iii)if to the Administrative Agent, to:
MUFG Bank, Ltd, as administrative agent
1221 6th Avenue
New York, NY 10021
Attention: Lawrence Blat
Email: [*]
(iv)with a copy to (which shall not constitute notice):
LATHAM & WATKINS LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Chirag K. Dedania
Email: [*]
(v)if to the Collateral Agent, to:
U.S. Bank Trust Company, National Association
Global Corporate Trust
100 Wall Street, 6th Floor
New York, NY 10005
Attention: Fernando A. Moreyra
(vi)Email: [*]
(vii)with a copy to (which shall not constitute notice):

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Shipman & Goodwin LLP
One Constitution Plaza
Hartford, CT 06103
Attention: Kimberly Cohen
Email: [*]
if to the Depositary Bank, to:
U.S. Bank National Association
Global Corporate Trust
100 Wall Street, 6th Floor
New York, NY 10005
Attention: Fernando A. Moreyra
(viii)Email: [*]
(ix)with a copy to (which shall not constitute notice):
Shipman & Goodwin LLP
One Constitution Plaza
Hartford, CT 06103
Attention: Kimberly Cohen
Email: [*]
(x)if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including electronic mail and Internet or intranet websites), including as described in Section 9.17 herein. Notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof.
(c)All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or (to the extent permitted by Section 9.01(b)) electronic means prior to 5:00 p.m. (New York time) on such date, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.
(d)Any party hereto may change its address or other contact information for notices and other communications hereunder by notice to the other parties hereto.
Section 9.02.Survival of Representations and Warranties. All representations and warranties made by the Borrower herein, in the other Loan Documents and in the certificates delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect until Payment in Full. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 9.05) shall survive Payment in Full.
Section 9.03.Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto,

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and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective permitted successors and assigns.
Section 9.04.Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (including, in the case of an assignment to an Affiliated Lender, Section 9.04(e)) (and any attempted assignment or transfer by Lender not in accordance with this Section 9.04 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.04(b)(vi)), the Lenders, the Agents and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders, and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) After the Closing Date (other than with respect to assignments that would otherwise not require the consent of the Borrower made pursuant to Section 9.04(b)(i)(A)(x), which assignments may be made after the date hereof), subject to the conditions set forth in Section 9.04(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement in respect of the applicable Facilities (including its Loans and Commitments thereunder) with the prior written consent of:
(A)the Borrower; provided, that in the case of an assignment to an Eligible Assignee, (1) such consent shall not be unreasonably withheld, conditioned or delayed and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days of having received notice thereof; provided, further, that no consent of the Borrower shall be required (x) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (y) if a Payment or Bankruptcy Event of Default has occurred and is continuing. The liability of the Borrower to an assignee that is an Approved Fund or Affiliate of the assigning Lender, as applicable, under Section 2.13 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment and the Borrower may withhold its consent if the costs or the taxes payable by the Borrower to the assignee under Section 2.13 shall be greater than they would have been for the assignor except to the extent such greater amounts results from a Change in Law that occurs after the assignment was made; and
(B)the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of a Loan or a Commitment to a Person that is Lender, an Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment.
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment shall not be less than $1,000,000 and increments of $1,000,000 in excess thereof unless the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if a Payment or Bankruptcy Event of Default (with respect to the Borrower) has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of a Facility under this Agreement;

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(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (which such Assignment and Acceptance shall include a representation by the assignee that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender);
(D)the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, the applicable documentation set forth in Section 2.15(e) and any other administrative information (including tax forms) that the Administrative Agent may reasonably request;
(E)no such assignment shall be made to (1) a Defaulting Lender, (2) a Disqualified Lender, (3) the Parent, Pledgor or the Borrower or (4) a Sanctioned Person; and
(F)notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person.
(ii)Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv) (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of clause (e) of this Section 9.04), from and after the effective date specified in each Assignment and Acceptance (and each Affiliated Lender Assignment and Acceptance) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance (and each Affiliated Lender Assignment and Acceptance), have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance (and each Affiliated Lender Assignment and Acceptance), be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits, and subject to the requirements and limitations, of Sections 2.13, 2.15 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder.
(iii)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance (and each Affiliated Lender Assignment and Acceptance) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, with respect to its own interest only, and any other Person to the extent necessary to establish that such obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor sections), at any reasonable time and from time to time upon reasonable prior notice. The parties intend that all extensions of credit to the Borrower and, if applicable, their Affiliates hereunder shall at all times be treated as being in registered form within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code (and any successor provisions) and the regulations thereunder and shall interpret the provisions herein regarding the Register and the Participant Register (as defined in paragraph (iv) below) consistent with such intent.
(iv)The parties to each assignment shall deliver to the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, however, that (i) such processing and recordation fee shall not be payable for an assignment to a Lender, an Affiliate of

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a Lender or an Approved Fund and (ii) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon its receipt (or waiver) of the processing and recording fee described in the preceding sentence, a duly completed Assignment and Acceptance (or Affiliated Lender Assignment and Acceptance) executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Acceptance (or Affiliated Lender Assignment and Acceptance) and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(v)(A) Any Lender may, without the consent of the Administrative Agent, sell participations to one or more financial institutions or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that the Borrower shall have consented to such participation in writing (such consent not to be, subject to the following clause (B), unreasonably conditioned, withheld or delayed) and the Participant shall not be a Sanctioned Person; provided, further, that no consent of the Borrower shall be required (1) for a participation to a Lender, an Affiliate of a Lender, a Lender’s seasoning provider solely as a short-term intermediary to season such Lender’s Loans or an Approved Fund or (2) if a Payment or Bankruptcy Event of Default has occurred and is continuing; provided, further, that (w) such Lender’s obligations under this Agreement shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (y) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (z) such Lender shall maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans (or other rights or obligations) held by it (the “Participant Register”), which entries shall be conclusive absent manifest error, provided that no Lender shall have any obligation to disclose all or any portion of such register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor sections). Each Lender that sells such a participation shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any waiver, amendment or modification of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.08(b)(i), Section 9.08(b)(ii), Section 9.08(b)(iii) or Section 9.08(b)(iv) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant. Subject to Section 9.04(b)(vi), the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Sections 2.13 and 2.15 to the same extent as if it were the Lender from whom it obtained its participation and had acquired its interest by assignment pursuant to Section 9.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.
(A)A Participant shall not be entitled to receive any greater payment under Sections 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (x) the Borrower is

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informed of such greater payment, and the sale of the participation to such Participant is made with the Borrower’s prior written consent following the receipt by the Borrower of any information reasonably requested by the Borrower to evidence such greater payment, and the Borrower may withhold its consent to such participation (in its sole discretion) if a Participant would be entitled to require greater payment than the applicable Lender under such Sections or (y) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.15 to the extent such Participant fails to comply with Section 2.15(e) as though it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the applicable Lender).
(c)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its promissory note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or any other central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents.
(d)(i) In the event of any assignment or participation by a Lender without the Borrower’s consent or deemed consent (if applicable) (A) to any Disqualified Lender or (B) to the extent the Borrower’s consent is required under this Section 9.04, to any other Person, the Borrower shall be entitled at its sole expense and effort to seek specific performance to unwind any such assignment or participation in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrower at law or in equity in respect of such assignor or assignee; it being understood and agreed that the Borrower will suffer irreparable harm if any Lender breaches any obligation under this Section 9.04 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Lender or any other Person to whom the Borrower’s consent is required but not obtained (or has not been deemed consented to). Upon the request of any Lender or as otherwise required herein, the Administrative Agent shall make available to such Lender the list of Disqualified Lenders at the relevant time and such Lender may provide the list to any potential assignee or participant on a confidential basis in accordance with Section 9.16 for the purpose of verifying whether such Person is a Disqualified Lender.
(i)If any assignment or participation under this Section 9.04 is made to any Affiliate of any Disqualified Lender without the Borrower’s prior written consent or deemed consent (any such person, a “Disqualified Person”), then, such assignment shall not be null and void, but the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Loans, held by such Disqualified Person, purchase such Loans by paying the amount that such Disqualified Person paid to acquire such Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require that such Disqualified Person assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower and (II) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.04 (except that no registration and processing fee required under this Section 9.04 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 9.04(d) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity.

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(e)Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Loans and Commitments under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures of the type described in Schedule 9.04(f) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:
(i)Affiliated Lenders will not (A) receive information or material provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls, discussions or meetings (or portions thereof) attended by any Lenders and/or the Administrative Agent in which representatives of the Borrower are not then present, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II or (B) receive any advice of counsel to the Administrative Agent or make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender;
(ii)each Affiliated Lender that purchases any Loans or Commitments pursuant to clause (x) above shall represent and warrant to the selling Lender (other than any other Affiliated Lender) that it does not possess material non-public information (or material information of the type that would not be public if the Parent, Pledgor or the Borrower was a publicly-reporting company) with respect to the Parent, Pledgor or the Borrower that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information) or (2) if not disclosed to the Lenders, would reasonably be expected to have a material effect on, or otherwise be material to (A) a Lender’s decision to participate in any such assignment or (B) the market price of such Loans or Commitments, or shall make a statement that such representation cannot be made;
(iii)the aggregate principal amount of Loans and Commitments under this Agreement held by Affiliated Lenders shall not exceed 30.0% of the aggregate principal amount of Loans and Commitments outstanding at such time under this Agreement (such percentage, the “Affiliated Lender Cap”); provided that to the extent any purchase or assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans and Commitments held by Affiliated Lenders exceeding the Affiliated Lender Cap, the purchase or assignment of such excess amount will be void ab initio;
(iv)as a condition to each assignment pursuant to this clause (e), the Administrative Agent and the Borrower shall have been provided a notice in connection with each assignment to an Affiliated Lender or a Person that, upon effectiveness of such assignment, would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Loans and Commitments against the Administrative Agent, in its capacity as such;
(v)the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans or Commitments shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit A-2 hereto (an “Affiliated Lender Assignment and Acceptance”); and
(vi)if a Bankruptcy Event of Default occurs and is continuing, notwithstanding whether any Affiliated Lender may be construed to not be an “insider” under Section 101(31) of the Title 11 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, each Affiliated Lender shall acknowledge that it is an “insider” under Section 101(31) of the Title 11 of the Bankruptcy Code and any similar provision of any other Debtor Relief Law and, as such, the claims associated with the Loans and Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of Title 11 of the Bankruptcy Code or any similar provision under any other Debtor Relief Law, and their voting rights shall be subject to Sections 9.04(g) and (h) below.

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Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Loans or Commitments pursuant to this clause (e) may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Loans or Commitments or any portion thereof, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguishing such Loans or Commitments. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Loans or Commitments shall reflect such cancellation and extinguishing of the Loans or Commitments then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Loans or Commitments, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Loans or Commitments in the Register.
(f)Notwithstanding anything in Section 9.08 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by the Pledgor or the Borrower therefrom, or subject to Section 9.04(g), any plan of reorganization pursuant to the Bankruptcy Code or any equivalent under any other Debtor Relief Law (it being understood and agreed that any such vote shall be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code and any similar provision of any other Debtor Relief Law), (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:
(i)all Loans and Commitments held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and
(ii)all Loans and Commitments held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.
(g)Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, and each Affiliated Lender Assignment and Acceptance shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Pledgor or the Borrower at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans and Commitments held by such Affiliated Lender in any manner at the Required Lenders’ discretion, unless the Administrative Agent (acting on the written direction of the Required Lenders) instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans and Commitments held by it as the Administrative Agent (acting on the written direction of the Required Lenders) directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders.
(h)Although Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Sections 9.04(e), (f) or (g), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Loans and Commitments under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures of the type described in Schedule 9.04(f) (for the avoidance of doubt, without requiring any representation as to the possession of material non-public information by such Affiliate) or

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(y) open market purchase on a non-pro rata basis. Notwithstanding anything in Section 9.08 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by the Borrower or Pledgor therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans held by Debt Fund Affiliates, in the aggregate, may not account for more than 49.9% of the Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 9.08.
Section 9.05.Expenses; Indemnity.
(a)The Borrower agrees (i) to pay or reimburse the Administrative Agent, the Collateral Agent and the Coordinating Lead Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (but limited in the case of Attorney Costs to one primary counsel for the Administrative Agent and the Coordinating Lead Arrangers (which shall be Latham & Watkins LLP) and one primary counsel for the Collateral Agent (which shall initially be Shipman & Goodwin LLP) in connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Closing Date and one local counsel for the Administrative Agent, the Collateral Agent and the Coordinating Lead Arrangers as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Lenders)) and (ii) to pay or reimburse the Administrative Agent, the Collateral Agent, the Coordinating Lead Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), but limited with respect to Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent, one counsel to the Collateral Agent and a separate counsel to the Coordinating Lead Arrangers (and one local counsel to the Administrative Agent, the Collateral Agent and the Coordinating Lead Arrangers as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Lender)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other related reasonable and documented out-of-pocket fees and expenses incurred by any Agent. The agreements in this Section 9.05(a) shall survive Payment in Full and the resignation or removal of the Administrative Agent and the Collateral Agent. All amounts due under this Section 9.05(a) shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that, with respect to all amounts that would otherwise be due under this Section 9.05(a) prior to the date hereof, such amounts shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three (3) Business Days prior to the Closing Date (or such shorter time as the Borrower may agree) and that the Borrower shall not be invoiced for any amounts prior to the invoice for payment of amounts on the Closing Date or on such date reasonably agreed by the Borrower and the Administrative Agent if the Closing Date does not occur due to the Borrower’s failure to satisfy the conditions set forth in Section 4.02.
(b)The Borrower agrees to indemnify and hold harmless the Agents, the Coordinating Lead Arrangers and each Lender and each Agent-Related Person of any of the foregoing Persons (each such Person, without duplication, being called an “Indemnitee”) from and against any and all liabilities (including Environmental Claims or any actual or alleged presence, Release of Hazardous Materials at, under, on, or from any property currently or formerly owned, leased or operated by the Borrower, or any property to which the Borrower has transported or arranged for the transport of Hazardous Materials for treatment, storage or disposal), obligations, losses, damages, penalties, claims,

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demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent’s Indemnitees, one counsel to the Collateral Agent’s Indemnitees and a separate counsel to the Lenders’ Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way arising out of or in connection with (i) the execution, delivery, enforcement, performance, syndication or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee (other than the Agents) or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of the Borrower or its Affiliates). Neither any Indemnitee nor the Borrower and its Affiliates shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor, to the extent permissible under applicable Law, shall any Indemnitee, the Borrower or its Affiliates have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof) (other than, in the case of the Borrower, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of this Section 9.05(b)). In the case of action, suit, litigation, investigation, or proceeding to which the indemnity in this action, suit, litigation, investigation, proceeding or any governmental or regulatory action Section 9.05(b) applies, such indemnity shall be effective whether or not such action, suit, litigation, investigation, or proceeding is brought by the Borrower, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 9.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.05(b). The agreements in this 9.05(b) shall survive the resignation or removal of the Administrative Agent or Collateral Agent, the replacement of any Lender and Payment in Full. For the avoidance of doubt, this Section 9.05(b) shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.
Section 9.06.Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for

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the credit or the account of the Borrower against any and all obligations of the Borrower, now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation”, no amounts received from, or set off with respect to, any guarantor shall be applied to any Excluded Swap Obligations of the Parent. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.
Section 9.07.Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 9.08.Waivers; Amendment.
(a)No failure or delay of the Agents or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.
(b)Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of any Fee Letter, by the Persons party thereto in accordance with the terms thereof, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided that no such agreement shall:
(i)increase the amount of, or extend, the Commitments of a Lender, or reinstate the Commitments of a Lender after the termination thereof, in each case, without the prior written consent of each such Lender holding such Commitments (it being understood that a waiver, amendment or modification of any condition precedent or of any Default, mandatory prepayment or mandatory reductions of the Commitments shall not constitute an increase or extension of any Commitment of any Lender);
(ii)decrease or forgive the principal amount of, or decrease the rate of interest (except in respect of the calculation of the Fixed Rate Margin in accordance with the terms hereof) on, any Loan, delay the date of any payment, modify the interest provisions hereunder from cash pay to paid in kind or decrease fees or other amounts payable to any Lender, in each case, without the prior written consent of each such Lender;
(iii)extend the final maturity date of any Facility or extend, postpone or waive any fixed payment date for principal, interest and fees, in each case, without the prior written consent of each Lender (it being understood that any waiver, amendment or modification of any mandatory prepayment of the Loans shall not constitute an extension, postponement or waiver of any such fixed payment date);
(iv)except as permitted hereunder, release all or substantially all of the Collateral in any transaction or series of related transaction without the prior written consent of each directly and adversely affected Lender;
(v)waive, amend or modify the provisions of this Section 9.08 or the definitions of the terms “Required Lenders” or “Supermajority Lender” or any other provision of this Agreement or the other Loan Documents (or any component definitions of the foregoing)

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specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, in each case, without the prior written consent of each Lender;
(vi)amend (A) any section of the Loan Documents in a manner that would alter the pro rata sharing of payments and/or application of distributions required thereby, including by modifying the definition of “Pro Rata Share”, (B) Section 2.08(a), or (C) Section 2.20, including the priority of payments set out in Section 2.20(b), in each case, without the written consent of each Lender;
(vii)(x) contractually subordinate the Obligations hereunder to any other Indebtedness or other obligation or (y) contractually subordinate the Liens on all, substantially all or a substantial portion of the Collateral securing the Obligations to Liens securing any other Indebtedness or other obligation, except (i) indebtedness that is expressly permitted by this Agreement as in effect as of the Closing Date to be senior to the Obligations and/or be secured by a Lien that is senior to the Lien securing the Obligations, (ii) any “debtor in-possession” facility or (iii) any other Indebtedness so long as such Indebtedness is offered ratably to all adversely affected Lenders, in the case of the foregoing clauses (x) and (y), without the prior written consent of each Lender adversely affected thereby; or
(viii)amend Section 7.04 without the written consent of the Supermajority Lenders.
provided further that no such agreement shall amend, modify or otherwise affect the rights (including the payment of fees and expenses, including, but not limited to Attorney Costs, to) or duties of the Administrative Agent or the Collateral Agent hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender. Notwithstanding anything to the contrary in the Loan Documents, (x) no Defaulting Lender shall have any right to approve or disapprove any waiver, amendment or modification hereunder (and any waiver, amendment or modification which by its terms requires the consent of all Lenders, each affected Lender or each directly and adversely affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of the Loans of any Defaulting Lender may not be extended, the rate of interest on any of such Loans may not be reduced, the fees or premium of or due in respect of any such Loans may not be reduced, the principal amount of any of such Loans may not be forgiven, the pro rata status of such Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders, each affected Lender or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender and (y) no Defaulting Lender shall have any right to approve or disapprove any waiver, amendment or modification hereunder and instead shall be deemed to have voted its interest as a Lender as provided in this Section 9.08(b).
(c)Notwithstanding anything to the contrary in the Loan Documents, without the consent of any other Person, the Borrower and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties (it being understood that entry into any such new agreement or instrument may be in any form reasonably satisfactory to the Administrative Agent or Collateral Agent, as applicable). Prior to entering into such amendment or modification, the Agents shall be entitled to a certificate of a Responsible Officer stating

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that such amendment, modification or waiver is permitted by the Loan Documents, upon which the Administrative Agent may conclusively rely.
(d)Notwithstanding anything to the contrary in any Loan Document, without the consent of any other Person, the Borrower and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion), waive, amend or otherwise modify any Loan Document with the written consent of the Administrative Agent and/or Collateral Agent and the Borrower to (i) correct, amend, cure or resolve any ambiguity, omission, defect, typographical error, inconsistency or manifest error therein mistake or defect in such Loan Document, (ii) subject to the Intercreditor Agreement, to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents, (iii) make administrative and operational changes not adverse to any Lender, (iv) subject to the Intercreditor Agreement, to otherwise enhance the rights and benefits of Lenders or (v) to adhere to local law or the reasonable advice of local counsel; provided that, in the case of this Section 9.08(d), in all events any such waiver, amendment or modification shall become effective without any further action or the consent of any other Person if the same is not objected to in writing by the Required Lenders within three (3) Business Days following receipt of notice thereof. Prior to entering into such amendment or modification, the Agents shall be entitled to a certificate of a Responsible Officer stating that such amendment, modification or waiver is permitted by the Loan Documents, upon which the Administrative Agent may conclusively rely. It is agreed and understood that, notwithstanding anything to the contrary in any Loan Document, without the consent of any other Person, the Borrower may amend and supplement Schedule 4.02(l) from time to time in good faith.
(e)Notwithstanding anything to the contrary in any Loan Document, without the consent of any other Person, the Borrower and Administrative Agent shall be permitted to amend or otherwise modify the Loan Documents with the written consent of the Administrative Agent and the Borrower to (i) appoint additional structuring lenders and make any other ancillary changes (including, for the avoidance of doubt, any changes related to the reallocation of Commitments between the Floating Rate Delayed Draw Loan Commitments and the Fixed Rate Delayed Draw Loan Commitments, subject to a maximum amount of $1,000,000,000 to be reallocated from the Floating Rate Delayed Draw Loan Commitments to the Fixed Rate Delayed Draw Loan Commitments, in each case to reflect the Commitments of the Coordinating Lead Arrangers and their respective Affiliates), (ii) update Schedule 2.08 in accordance with Section 2.08(a) and (iii) amend the definition of “Top-Up Model Adjustment Criteria” or “Delayed Tranche Model Adjustment Criteria”.

Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by the Borrower therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Agents or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any such Lender (other than any Lender that is Regulated Bank) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”), without the consent of the Borrower, shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether any such Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in U.S. Dollars, (ii) notional amounts in other currencies shall be converted to the U.S. Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the

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prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or any instrument issued or guaranteed by the Borrower shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and any instrument issued or guaranteed by the Borrower shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be an “Obligation” or a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Borrower is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers such Lender or its Affiliates protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and any instrument issued or guaranteed by the Borrower shall represent less than 5% of the components of such index. In connection with any such determination, each such Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Agents that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Agents shall be entitled to rely on each such representation and deemed representation). The Agents shall be entitled to conclusively rely on any direction delivered to it in accordance with this Agreement and shall have no duty to inquire as to or investigate the accuracy of any representation or deemed representation by any Lender.
Section 9.09.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken, or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.
Section 9.10.Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 9.11.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO

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REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
Section 9.12.Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.13.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Any Person that uses electronic signatures and electronic methods to send communications to the Agents and the Depositary Bank assumes all risks arising out of such use, including without limitation the risk of the Agents and the Depositary Bank acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding this paragraph, the Agents and the Depositary Bank may in any instance and in their sole discretion require that an original document bearing a manual signature be delivered to the Agents in lieu of, or in addition to, any such electronic communication.
Section 9.14.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.15.Jurisdiction; Consent to Service of Process.
(a)The Borrower, the Agents, the Depositary Bank and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Borrower and its Subsidiaries in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement (other than Section 8.09 or Section 8.15) shall affect any right that any Lender or Agent may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, its Subsidiaries or their respective properties in the courts of any jurisdiction.
(b)The Borrower, the Agents, the Depositary Bank and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 9.16.Confidentiality.

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(a)Each of the Lenders, the Depositary Bank and the Agents agrees that it shall maintain in confidence any information relating to the Borrower, its Affiliates and its Affiliates’ directors, managers, officers, trustees, investment advisors or agent, furnished to it by or on behalf of the Borrower or Affiliate (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in breach of this Agreement, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such Person’s actual knowledge, no obligations of confidentiality to the Borrower or any such Affiliate) and shall not reveal the same other than to its directors, trustees, officers, employees, agents and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (i) to the extent necessary to comply with law or any legal process or the regulatory or supervisory requirements of any Governmental Authority (including bank examiners and including in response to routine regulatory reporting, including any filings, submissions or similar documentation required or customary to comply with SEC or other regulatory agencies’ reporting requirements), the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of reporting or review procedures to Governmental Authorities (including bank examiners) or the National Association of Insurance Commissioners, (iii) to (A) its current and prospective leverage providers and financing sources, current and prospective limited partners, investors, valuation providers, consultants, parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16) or (B) any actual or prospective provider of trade or credit insurance or reinsurance, or of any analogous form of synthetic credit protection or risk participation for the purpose of credit risk mitigation in connection with this Agreement (so long as each such Person agrees to be bound by the provisions of this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16); provided that, with respect to any disclosure pursuant to this clause (iii) (other than with respect to ordinary course disclosures, including disclosures made pursuant to applicable legal or regulatory requirements) to a Person which is not an Affiliate of a Lender or Agent, the applicable Lender or Agent shall use commercially reasonable efforts to notify the Borrower of the information that it intends to disclose; provided further that, with respect to any disclosure pursuant to clause (iii)(B), the disclosing party hereby agrees to be responsible for any breach of the terms of this Section 9.16 by any such Person receiving such information pursuant to clause (iii)(B), (iv) in connection with the exercise of any remedies under any Loan Document or in order to enforce its rights under any Loan Document in a legal proceeding, (v) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person (1) shall have been instructed to keep the same confidential in accordance with this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16 and (2) is not a Disqualified Lender) in accordance with the standard processes of the Agent or customary market standards for dissemination of such type of information, (vi) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as each such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16 and each such professional advisor shall have been instructed to keep the same confidential in accordance with this Section 9.16) in accordance with the standard processes of the Agent or customary market standards for dissemination of such type of information, (vii) on a confidential basis to (x) any rating agency when required by such rating agency in connection with rating the Borrower or the Loans (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any information relating to the Borrower and its Subsidiaries received by it) or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; and (viii) with the prior written consent of the Borrower. In addition, each of the Agents, the Depositary Bank and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents, the Depositary Bank and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Credit Extensions. If a Lender or an Agent is requested or required to disclose any such information (other than to its bank examiners and similar regulators, or to internal or external auditors) pursuant to or as required by law or legal process or subpoena, to the extent reasonably practicable it shall give prompt notice thereof to the Borrower so that the Borrower may seek an appropriate protective order at the Borrower’s sole expense and such Lender or Agent will cooperate with the Borrower (or the applicable Affiliate) in seeking such protective order. Notwithstanding the foregoing, with respect to any Lender that is an investment company subject to the reporting requirements of the Securities Exchange Act of

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1934 and the Investment Company Act of 1940, such Lender may, to the extent required by Laws, identify the Borrower, its industry, the type of loans and commitments held by such Lender, the value (and valuation methodology) of such Lender’s holdings in the Borrower, other customary information consistent with such Lender’s customary practice and other required information in accordance with its Securities Exchange Act of 1934 and/or Investment Company Act of 1940 reporting practices, and such Lender shall not be required to notify the Borrower of such disclosures. Without limitation of anything in this Section 9.16, it is agreed and understood that none of the Agents, Depositary Bank or Lender shall, nor shall they permit any of their Affiliates to, make any press release or similar disclosure concerning this Agreement, the Loan Documents or the transactions contemplated hereby or thereby without the prior written consent of the Borrower. For the avoidance of doubt, nothing in this Section 9.16(a) prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without notification to any person; provided that such communication or disclosure shall only include any Information to the extent required by such governmental, regulatory or self-regulatory authority or otherwise reasonably necessary for the individual to disclose the suspected violation.
(b)The Borrower hereby agrees that each of the Lenders may place, with the consent of the Borrower, customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as they choose, and circulate similar promotional materials, after the final closing of the Transactions in the form of a “tombstone” or otherwise describing the names of the Borrower and its Subsidiaries (or any of them), and the amount, type and closing date of such Transactions, all at the expense of such Lender; provided that each Lender hereby agrees not to include the name of any other party in such advertisements or other materials without the prior written consent of such other party.
Section 9.17.Communications.
(a)Delivery. (i) The Borrower hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent (which shall furnish to the Lenders) all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to 5:00 p.m. (New York City time) on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Section 9.01(a)(ii). Nothing in this Section 9.17 shall prejudice the right of the Agents, Depositary Bank or any Lender or the Borrower to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.
(i)Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(b)Posting. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders may have personnel who

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do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their respective securities (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC”. By marking Borrower Materials “PUBLIC,” the Borrower authorizes the Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Borrower or such Subsidiary was a public reporting company (in each case, as reasonably determined by the Borrower). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark the Borrower Materials “PUBLIC”. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent or its Subsidiaries or their securities for purposes of United States federal or state securities laws.
(c)Platform. The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the adequacy of the Platform. No warranty of any kind, express, implied, or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Platform. In no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet.
Section 9.18.Release of Liens and Guarantees. Notwithstanding anything to the contrary in the Loan Documents:
(a)after Payment in Full, the Collateral shall be automatically released from any Liens created by the Loan Documents, and the Loan Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the Credit Parties under the Loan Documents shall terminate, the Parent shall be released from the Limited Guarantee, the Subsidiary Guarantors shall be released from the Collateral Agreement and the Pledgor shall be released from the Pledge Agreement, all without delivery of any instrument or performance of any act by any Person.
(b)the following Collateral shall be automatically released from the Liens created by the Loan Documents without delivery of any instrument or performance of any act by any Person:
(i)upon a Disposition of Collateral permitted hereunder and under the other Loan Documents, the Collateral so Disposed;
(ii)upon the approval, authorization, or ratification in writing by the Required Lenders (or such other percentage of the Lenders whose consent is required by Section 9.08(b)(iv)) of the release of any Collateral, such Collateral;
(iii)upon a release of any Collateral under the terms of each applicable Security Document or upon such Collateral no longer being required to be perfected under the Collateral and Guarantee Requirement, such Collateral; or
(c)the Pledgor shall be automatically released from the Pledge Agreement without delivery of any instrument or performance of any act by any Person upon the approval, authorization or ratification in writing by such percentage of the Lenders whose consent is required by Section 9.08(b)(iv).

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(d)a Subsidiary Guarantor shall be automatically released from its obligations under the Collateral Agreement if such Person ceases to be a Subsidiary of the Borrower as a result of a transaction expressly permitted under the Loan Documents.
(e)In connection with any termination or release of Collateral from the Liens securing the Obligations or a release of the Parent, Subsidiary Guarantors or the Pledgor from the Limited Guarantee, Collateral Agreement or Pledge Agreement, as applicable, the Agents shall at the direction of the Required Lenders (or such other percentage of the Lenders whose consent is required by Section 9.08(b)(iv)):
(i)in the case of termination or release of Collateral from the Liens securing the Obligations, (A) execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination or release (including (1) UCC termination statements or (2) in the case of a Collateral Account, delivery of notices to any depositary bank to terminate any Control Agreement in respect of the applicable account and to permit such applicable account to be closed) and (B) return to the Borrower, the possessory Collateral that is in the possession of the Collateral Agent and is the subject of such release (provided that, upon request by the Administrative Agent, the Borrower shall deliver to the Collateral Agent a certificate of a Responsible Officer certifying that such transaction has been or was consummated in compliance with the Loan Documents), and
(ii)in the case of a release of the Parent, Subsidiary Guarantors or the Pledgor, as applicable, at the Borrower’s expense, execute and deliver a written release in form and substance reasonably satisfactory to the Collateral Agent, to evidence the release of the Parent, Subsidiary Guarantors or the Pledgor, as applicable, from the Limited Guarantee, Collateral Agreement or Pledge Agreement, as applicable, promptly upon the reasonable request of the Borrower.
(f)Any representation, warranty or covenant contained in any Loan Document relating to the Collateral subject to release pursuant to this Section 9.18 shall no longer be deemed to be made upon such release.
(g)Any execution and delivery of documents, or the taking of any other action, by the Agents pursuant to this Section 9.18 shall be without recourse to or warranty by the Agents.
Section 9.19.PATRIOT Act and Similar Legislation. Each of the Administrative Agent, the Collateral Agent and Lenders hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the customer due diligence requirements for financial institutions of the Financial Crimes Enforcement Network (as published at 81 FR 29397, 31 CFR 1010, 1020, 1023, 1024, and 1026), and similar legislation, as applicable, it is required to obtain, verify and record information that identifies the Borrower and its direct and indirect beneficial owners, which information includes the name and address of the Borrower and other information that will allow the Administrative Agent, the Collateral Agent and the Lenders to identify time to time the Borrower and its direct and indirect beneficial owners in accordance with the PATRIOT Act and the customer due diligence requirements for financial institutions of the Financial Crimes Enforcement Network. The Borrower agrees to furnish such information promptly upon the reasonable request of a Lender. Each Lender shall be responsible for satisfying its own requirements in respect of obtaining all such information.
Section 9.20.Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lenders could purchase the first mentioned currency with such other currency on the Business Day preceding that on which final judgment is given.
Section 9.21.No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and its Subsidiaries. The Borrower hereby agrees that subject to applicable law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Agents, the Lenders and the Borrower, their equity holders, or their Affiliates. The Borrower hereby acknowledges and agrees that (a) the transactions contemplated by the Loan Documents are arm’s-length commercial

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transactions between the Lenders, on the one hand, and the Borrower, on the other, (b) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of the Borrower, its management, equity holders, creditors or any other person, (c) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents, (d) the Borrower has consulted its own legal and financial advisors to the extent it has deemed appropriate and (e) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates and no Lender has an obligation to disclose any such interests to the Borrower or its Affiliates. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.
Section 9.22.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything in this Agreement or any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.23.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agents and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such

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Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) and subsection (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.24.Acknowledgement Regarding Status of Loans as Non-Securities. The parties acknowledge and agree that the Loans to be extended under this Agreement and participations therein are not and are not intended to “constitute securities,” as defined under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended  (together, the “Securities Act and the Exchange Act”). Each party agrees that it will reflect such Loans and participations therein (if applicable) on its books and records as being instruments that are not “securities,” as defined under the Securities Act and the Exchange Act.  In connection with the offer, sale, transfer, loan, pledge, or other disposition of a Loan or participation therein, the parties agree to notify any transferee or pledgee that the Loans and participations are not “securities,” as defined under the Securities Act and the Exchange Act, and, as a result, holders of the purchasers, transferees or pledgees of such Loans or participations will not have the protections of the Securities Act and the Exchange Act in respect to such purchase, pledge or borrowing.  For all other purposes, the parties agree to treat such Loans and participations therein as instruments that are not securities, as defined under the Securities Act and the Exchange Act.
Section 9.25.Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit

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Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 9.26.Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (an “Erroneous Payment Demand”) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any Erroneous Payment Demand unless such demand is made within ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.26 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the

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case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the applicable Agent pursuant to this clause (b).
For the avoidance of doubt, the failure to deliver a notice to the applicable Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender or Secured Party hereby authorizes the applicable Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under this Agreement, or otherwise payable or distributable by the applicable Agent to such Lender or Secured Party under this Agreement with respect to any payment of principal, interest, fees or other amounts, against any amount that the applicable Agent has demanded to be returned under immediately preceding clause (a).
(d)The parties hereto agree that (x) irrespective of whether the applicable Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the applicable Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge, or otherwise satisfy any Obligations owed by the Parent, Pledgor or any Credit Party; provided that this Section 9.26 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the applicable Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the applicable Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of making a payment, prepayment, repayment on, or discharging or otherwise satisfying, the Obligations.
(e)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the applicable Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 9.26 shall survive the resignation or replacement of the Agents, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction, or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 9.27.Intercreditor Agreement. Each Secured Party hereby acknowledges and agrees on behalf of itself that certain matters related to the Loan Documents and the Collateral may become subject to and governed by the Intercreditor Agreement. Each Secured Party, by delivering its signature page hereto, funding its Loans and/or executing an Assignment and Acceptance, as applicable, shall be deemed to have (a) acknowledged receipt of, consented to and approved of the Intercreditor

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Agreement (if entered into), (b) authorized the Administrative Agent and the Collateral Agent to perform their respective obligations thereunder and (c) acknowledged that the Collateral Agent in performing such duties is acting as Collateral Agent for all of the Secured Parties and not solely the Lenders. The Secured Parties party hereto hereby authorize and direct the Collateral Agent to enter into the Intercreditor Agreement, amendments thereto or any new intercreditor or subordination agreement (in form and substance reasonably satisfactory to Collateral Agent at the direction of the Required Lenders (which direction may be required in a manner consistent with Section 9.08(d))) as may be deemed necessary or appropriate by Administrative Agent in connection with the incurrence of any Excepted Debt. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall supersede and control.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CoreWeave Compute Acquisition Co. VIII, LLC, as Borrower
By:    /s/Michael Intrator
Name: Michael Intrator
Title: President and Chief Executive Officer

[Signature Page to Term Loan Credit Agreement]

MUFG BANK, LTD., as Administrative Agent
By:    /s/ Lawrence Blat
Name: Lawrence Blat
Title: Authorized Signatory
[Signature Page to Term Loan Credit Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent
By:    /s/ Fernando Moreyra
Name: Fernando Moreyra
Title: Vice President
[Signature Page to Term Loan Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Depositary Bank
By:    /s/ Fernando Moreyra
Name: Fernando Moreyra
Title: Vice President

[Signature Page to Term Loan Credit Agreement]

MUFG BANK, LTD., as a Lender
By:    /s/ Thomas Giuntini
Name: Thomas Giuntini
Title: Managing Director
[Signature Page to Term Loan Credit Agreement]

MORGAN STANLEY BANK, NA, as a Lender
By:    /s/ Ross Shaiman
Name: Ross Shaiman
Title: Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender
By:    /s/ Charles Johnston
Name: Charles Johnston
Title: Managing Director

[Signature Page to Term Loan Credit Agreement]

JPMORGAN CHASE FUNDING, INC., as a Lender
By:    /s/ Joseph Ferraiolo
Name: Joseph Ferraiolo
Title: Executive Director

[Signature Page to Term Loan Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender
By:    /s/ Lucas Menendez
Name: Lucas Menendez
Title: Executive Director

[Signature Page to Term Loan Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:    /s/ Nabeel Shah
Name: Nabeel Shah
Title: Executive Director
[Signature Page to Term Loan Credit Agreement]

WELLS FARGO BANK, as a Lender
By:    /s/ Paul Ingersoll
Name: Paul Ingersoll
Title: Managing Director
[Signature Page to Term Loan Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as a Lender
By:    /s/ Annabella Rutigliano
Name: Annabella Rutigliano
Title: Executive Director
By:    /s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director
[Signature Page to Term Loan Credit Agreement]

CITIBANK, N.A., as a Lender
By:    /s/ V. Nocerino
Name: V. Nocerino
Title: Vice President
[Signature Page to Term Loan Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender
By:    /s/ Bruno Pezy
Name: Bruno Pezy
Title: Managing Director
By:    /s/ Kevin Gay
Name: Kevin Gay
Title: Managing Director
[Signature Page to Term Loan Credit Agreement]

PNC BANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ Amy Tallia
Name: Amy Talia
Title: SVP
[Signature Page to Term Loan Credit Agreement]